TRANSGLOBE ENERGY CORPORATION
Suite 2300, 250 - 5th Street S.W.
Calgary, Alberta T2P 0R4
Tel: (403) 264-9888
Web site: www.trans-globe.com

NOTICE OF THE ANNUAL GENERAL & SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 10, 2014

TO THE HOLDERS OF COMMON SHARES
Notice is hereby given that the Annual General & Special Meeting (the "Meeting") of the holders of common shares ("Common Shares") of TransGlobe Energy Corporation ("TransGlobe" or the "Company") will be held on the 3rd Floor of Centennial Place West, 250 – 5th Street S.W., Calgary, Alberta, on Tuesday, June 10, 2014, at 3:00 p.m. (Calgary time), for the following purposes:

1.
to receive and consider the consolidated financial statements of the Company for the fiscal year ended December 31, 2013 and the Report of the Company's Independent Registered Public Accounting Firm thereon;

2.	to fix the number of directors of the Company to be elected at the Meeting at six (6);

3.	to elect the directors of the Company for the ensuing year;

4.
to consider and, if thought appropriate to pass, with or without variation, an ordinary resolution confirming and approving By-law Number 2 of the Company relating to the advance notice of nominations of directors, as more particularly described in the accompanying management proxy circular (the "Information Circular");

5.
to consider and, if thought appropriate to pass with or without variation, an ordinary resolution approving an amended and restated shareholder protection rights plan for the Company, as more particularly described in the Information Circular;

6.	to appoint Deloitte LLP as auditors of the Company and to authorize the directors to fix their remuneration as such; and

7.	to transact such further and other business as may properly come before the Meeting or any adjournment or adjournments thereof.
The nature of the business to be transacted at the Meeting is described in further detail in the accompanying Information Circular.
The record date for the determination of shareholders entitled to receive notice of and to vote at the Meeting is May 9, 2014. Shareholders of the Company whose names have been entered in the register of shareholders at the close of business on that date will be entitled to receive notice of and to vote at the Meeting, provided that, to the extent a shareholder transfers the ownership of any of such shareholder's Common Shares after such date and the transferee of those Common Shares establishes that the transferee owns the Common Shares and requests, not later than 10 days before the Meeting, to be included in the list of shareholders eligible to vote at the Meeting, such transferee will be entitled to vote those Common Shares at the Meeting.
A shareholder may attend the Meeting in person or may be represented by proxy. Shareholders who are unable to attend the Meeting or any adjournment thereof in person are requested to date, sign and return the accompanying form of proxy for use at the Meeting or any adjournment thereof. To be effective, the enclosed proxy must be mailed so as to reach or be deposited with the Transfer Agent and Registrar of the Company c/o Olympia Trust Company, 2300, 125 – 9th Avenue S.E., Calgary, Alberta, T2G 0P6, not later than forty-eight (48) hours (exclusive of Saturdays, Sundays and statutory holidays in the Province of Alberta) prior to the time of the Meeting or any adjournment thereof.
The instrument appointing a proxy shall be in writing and shall be executed by the shareholder or the shareholder's attorney authorized in writing or, if the shareholder is a corporation, under its corporate seal by an officer or attorney thereof duly authorized.

The persons named in the enclosed form of proxy are directors and/or officers of the Company. Each shareholder has the right to appoint a proxyholder other than such persons, who need not be a shareholder, to attend and to act for such shareholder and on such shareholder's behalf at the Meeting. To exercise such right, the names of the nominees of management should be crossed out and the name of the shareholder's appointee should be legibly printed in the blank space provided.
In the event of a strike, lockout or other work stoppage involving postal employees, all documents required to be delivered by a shareholder of the Company should be delivered by facsimile to the Transfer Agent and Registrar at (403) 265-1455.
DATED at Calgary, Alberta this 9th day of May, 2014.
BY ORDER OF THE BOARD OF DIRECTORS

(signed) "Ross G. Clarkson"

President and Chief Executive Officer

TRANSGLOBE ENERGY CORPORATION

MANAGEMENT PROXY CIRCULAR

For the Annual General & Special Meeting of Shareholders to be held on June 10, 2014
This Management Proxy Circular ("Information Circular") is furnished in connection with the solicitation of proxies by management of the Company for use at the Annual General and Special Meeting (the "Meeting") of the holders ("shareholders" or "Shareholder") of common shares ("Common Shares") of TransGlobe Energy Corporation ("TransGlobe" or the "Company"), to be held on the 3rd Floor of Centennial Place West, 250 – 5th Street S.W., Calgary, Alberta, on June 10, 2014 at 3:00 p.m. (Calgary time) for the purposes set forth in the accompanying Notice of Meeting.
Unless otherwise stated, the information contained in this Information Circular is given as at May 9, 2014.
No person has been authorized by the Company to give any information or make any representations in connection with the transactions herein described other than those contained in this Information Circular and, if given or made, any such information or representation must not be relied upon as having been authorized by the Company.
This Information Circular, the accompanying Notice of Meeting and the form of proxy are expected to be mailed to registered shareholders on or before May 14, 2014. Although the Common Shares are registered with the U.S. Securities and Exchange Commission (the "SEC") under the U.S. Securities Exchange Act of 1934, as amended (the "1934 Act"), and the issued and outstanding Common Shares are listed and posted for trading on the OMX Global Select Market of the National Association of Securities Dealers' Automated Quotation ("NASDAQ") system, the Company is a "foreign private issuer" as defined in SEC Rule 3b-4, and is therefore exempt from the proxy formatting and filing requirements of the 1934 Act. This Information Circular complies with the Canadian requirements for Information Circulars.
CURRENCY AND EXCHANGE RATES
All dollar amounts in this Information Circular, unless otherwise indicated, are stated in United States ("U.S.") dollars. The Company has adopted the U.S. dollar as the functional currency for its consolidated financial statements. The exchange rates for the average of the daily noon buying rates during the period and the end of period noon buying rate for the U.S. dollar in terms of Canadian dollar ("C$") as reported by the Bank of Canada were as follows for each of the years ended December 31, 2013, 2012 and 2011.

	Year Ended	Year Ended	Year Ended
	December 31, 2013	December 31, 2012	December 31, 2011
End of Period	$1.0636	$0.9949	$1.0162
Period Average	$1.0299	$0.9996	$0.9891

GENERAL PROXY INFORMATION
General Meeting Requirements
The board of directors of the Company has fixed the record date for the Meeting at the close of business on May 9, 2014 (the "Record Date"). The Company will prepare, as of the Record Date, a list of shareholders entitled to receive the Notice of Meeting and showing the number of Common Shares held by each such shareholder ("Shareholder"). A Shareholder of the Company named in the list is entitled to vote the Common Shares shown opposite such Shareholder's name at the Meeting except to the extent that such holder transfers ownership of the Common Shares after the Record Date, in which case the transferee shall be entitled to vote such Common Shares upon establishing ownership and requesting, not later than 10 days before the Meeting, to be included in the list of Shareholders entitled to vote at the Meeting.
Solicitation of Proxies
This Information Circular is furnished in connection with the solicitation of proxies by management of the Company for use at the Meeting, and at any adjournment thereof, at the time and place and for the purposes set forth in the accompanying Notice of Meeting. While it is expected that the solicitation will be primarily by mail, proxies may be solicited personally, or by telephone, facsimile or other electronic means, by directors, officers and employees of the Company at nominal cost. All costs of solicitation by management will be borne by the Company.
The Company has made arrangements with Canadian brokerage houses and other intermediaries to send proxy materials, at the Company's expense, to Beneficial Shareholders (as defined herein) of the Company who have advised their broker or intermediary that they wish to receive such materials. In addition, the Company asks banks and brokers in the United States to forward copies to persons for whom they hold Common Shares and request authority for execution of the proxies. The Company will reimburse the brokerage houses, intermediaries, banks and brokers for their reasonable out-of-pocket expenses, including the actual cost of any postage incurred.

Appointment of Proxies
The persons named as proxy holders in the accompanying form of proxy are directors and/or officers of the Company and were designated by management of the Company. A registered Shareholder wishing to appoint some other person (who need not be a Shareholder) to represent him or her at the Meeting has the right to do so, either by striking out the names of those persons named in the accompanying form of proxy and inserting the desired person's name in the blank space provided in the form of proxy or by completing another form of proxy. A proxy will not be valid unless a properly completed proxy form is received at the office of the Company's Transfer Agent and Registrar, Olympia Trust Company, 2300, 125 – 9th Avenue S.E., Calgary, Alberta, T2G 0P6, fax number (403) 265-1455 not later than forty-eight (48) hours (exclusive of Saturdays, Sundays and statutory holidays in the Province of Alberta) prior to the time of the Meeting or any adjournment thereof.
Revocation of Proxies
A registered Shareholder who has given a proxy may revoke it by an instrument in writing executed by the Shareholder or by his or her attorney authorized in writing or, where the Shareholder is a corporation, by a duly authorized officer or attorney of that corporation, and delivered to the Calgary office of Olympia Trust Company, at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, or to the Chairman of the Meeting on the day of the Meeting, or in any other manner permitted by law. A revocation of a proxy does not affect any matter on which a vote has been taken prior to the revocation.
Advice to Beneficial Shareholders
The information set forth in this section is of significant importance to Shareholders of the Company, as a substantial number of the Shareholders of the Company do not hold Common Shares in their own name. Shareholders who do not hold their Common Shares in their own name (referred to in this Information Circular as "Beneficial Shareholders") should note that only proxies deposited by Shareholders whose names appear on the records of the Company as the registered holders of Common Shares can be recognized and acted upon at the Meeting. If Common Shares are listed in an account statement provided to a Shareholder by a broker, then in almost all cases those Common Shares will not be registered in the Shareholder's name on the records of the Company. Such Common Shares will more likely be registered under the name of the Shareholder's broker or an agent of that broker. In Canada, the vast majority of such Common Shares are registered under the name of CDS & Co. (the registration name for CDS Clearing and Depository Services Inc., which acts as nominee for many Canadian brokerage firms). Common Shares held by brokers or their nominees can only be voted (for or against resolutions) upon the instructions of the Beneficial Shareholder. Without specific instructions, brokers/nominees are prohibited from voting Common Shares for their clients. The directors and officers of the Company do not know for whose benefit the Common Shares registered in the name of CDS & Co. are held.
Applicable regulatory policy requires intermediaries/brokers to seek voting instructions from Beneficial Shareholders in advance of Shareholders' meetings. Every intermediary/broker has its own mailing procedures and provides its own return instructions, which should be carefully followed by Beneficial Shareholders in order to ensure that their Common Shares are voted at the Meeting. Often, the form of proxy supplied to a Beneficial Shareholder by its broker is identical to the form of proxy provided to registered Shareholders. However, its purpose is limited to instructing the registered Shareholders how to vote on behalf of the Beneficial Shareholder. The majority of brokers now delegate responsibility for obtaining instructions from clients to Broadridge Financial Solutions Inc. ("Broadridge"). Broadridge typically applies a special sticker to the proxy forms, mails those forms to the Beneficial Shareholders and asks Beneficial Shareholders to return the proxy forms to Broadridge. Broadridge then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of Common Shares to be represented at the Meeting. A Beneficial Shareholder receiving a proxy with a Broadridge sticker on it cannot use that proxy to vote Common Shares directly at the Meeting. The proxy must be returned to Broadridge well in advance of the Meeting in order to have the Common Shares voted. If a Beneficial Shareholder wishes to vote directly at the Meeting, the registered Shareholder must strike out the name of the persons named in the instrument of proxy provided to the registered Shareholder and insert the name of the Beneficial Shareholder in the space provided and deposit the proxy with the Company at the place and within the time specified above for the deposit of proxies.
The Company is not using "notice-and-access" to send its proxy-related materials to the Shareholders, and paper copies of such materials will be sent to all Shareholders. The Company will not send proxy-related materials directly to non-objecting Beneficial Shareholders and such materials will be delivered to non-objecting Beneficial Shareholders by Broadridge or through the non-objecting Beneficial Shareholder's intermediary. The Company intends to pay for the costs of an intermediary to deliver to objecting Beneficial Shareholders the proxy-related materials and Form 54-101F7 Request for Voting Instructions Made by Intermediary of National Instrument 54-101.
All references to Shareholders in this Information Circular and the accompanying form of proxy and Notice of Meeting are to Shareholders registered as of the Record Date on the Company's Shareholder list maintained by the Company's Registrar and Transfer Agent unless specifically stated otherwise.

Voting of Proxies
All Common Shares represented by properly executed and deposited proxies will be voted in accordance with the instructions contained therein and will be voted or withheld from voting in accordance with the instructions of the Shareholder on any ballot that may be called for. If no choice is specified with respect to any matters referred to herein, the persons designated in the enclosed form of proxy intend on a ballot to vote such Common Shares FOR all of the resolutions described herein.
The enclosed form of proxy when properly completed and delivered and not revoked confers discretionary authority upon the person appointed proxy thereunder to vote with respect to amendments or variations to matters referred to herein and with respect to other matters which may properly come before the Meeting. In the event amendments or variations to matters referred to herein are properly brought before the Meeting, or any further or other business is properly brought before the Meeting, it is the intention of the persons designated in the enclosed form of proxy to vote in accordance with their best judgment on such matters or business. At the time of the printing of this Information Circular, the management of the Company knows of no such amendment, variation or other matter which may be presented at the Meeting.
VOTING SHARES AND PRINCIPAL HOLDERS THEREOF
The Company is authorized to issue an unlimited number of Common Shares without nominal or par value. As at May 9, 2014, there were 74,861,494 Common Shares issued and outstanding. Each Common Share is entitled to one vote at the Meeting.
Only Shareholders of record at 4:30 p.m. (Calgary time) on May 9, 2014, the Record Date for the Meeting, who either personally attend the Meeting or who have completed and delivered a form of proxy in the manner and subject to the provisions described herein, will be entitled to vote or to have their Common Shares voted at the Meeting, except to the extent that such holder transfers ownership of the Common Shares after the Record Date, in which case the transferee shall be entitled to vote such Common Shares upon establishing ownership and requesting, not later than 10 days before the Meeting, to be included in the list of Shareholders entitled to vote at the Meeting.
To the best of the Company's knowledge and based on existing information, as at the May 9, 2014, there were no persons who beneficially owned, or controlled or directed, directly or indirectly, more than 10% of the outstanding Common Shares, except as set forth below, which is based on publicly available information:

	Common Shares Owned,	Percentage of the Outstanding
Name of Shareholder	Controlled or Directed	Common Shares (2)

Montrusco Bolton Investments Inc. Montreal, Quebec	8,926,076(1)	11.9%
Notes:
(1) Includes Shares held by Montrusco Bolton Investments Inc. on behalf of its clients.
(2) As at May 9, 2014 there were 74,861,494 Common Shares outstanding.

QUORUM
The presence in person or by proxy of persons being not less than two (2) in number and holding or representing not less than ten (10%) per cent of the Common Shares entitled to be voted at the Meeting is necessary to convene the Meeting. Each resolution that will be placed before the Meeting will be an ordinary resolution requiring for its approval a simple majority of the votes cast in respect of the resolution.
MATTERS TO BE ACTED UPON AT THE MEETING
Presentation of Consolidated Financial Statements
At the Meeting, Shareholders will receive and consider the consolidated financial statements of the Company for the fiscal year ended December 31, 2013 and the Reports of the Company's Independent Registered Public Accounting Firm on such statements, but no vote by the Shareholders with respect thereto is required or proposed to be taken.
Fixing the Number of Directors
At the Meeting, Shareholders will be asked to fix the number of directors of the Company to be elected at the Meeting at six (6), as may be adjusted between Shareholders' meetings by way of resolution of the board of directors of the Company (the "Board" or the "board of directors"). Accordingly, unless otherwise directed, it is the intention of management to vote proxies in the accompanying form in favour of fixing the number of directors of the Company to be elected at the Meeting at six (6).

Election of Directors
The directors of the Company are elected annually and hold office until the next annual meeting of Shareholders or until their successors are appointed. Unless authority to do so is withheld, the persons designated in the accompanying form of proxy intend to vote for each of the nominees of management listed below. Management does not contemplate that any of the nominees will be unable or unwilling to serve as a director but if, for any reason, any of them is unable or unwilling to serve, it is intended that the proxies given pursuant to this solicitation will be voted for a substitute nominee or nominees selected by management, unless authority to vote the proxies in the election of directors is withheld.
The board of directors of the Company has adopted a policy stipulating that if the "WITHHOLD" votes in respect of the election of a director nominee at the Meeting represent more than the "FOR" votes, the nominee will submit his resignation promptly after the Meeting, for the Governance and Nominating Committee's consideration. The Governance and Nominating Committee will consider such resignation and will make a recommendation to the board of directors of the Company after reviewing the matter as to whether to accept it or not, having regard to all matters it deems relevant. The board of directors of the Company will consider the recommendation and the decision of the board of directors to accept or reject the resignation will be disclosed to the public within 90 days of the Meeting. The nominee will not participate in any committee or board of directors deliberations on the resignation offer. The policy does not apply in circumstances involving contested director elections.
The persons named in the following table are management's nominees to the board of directors. All of Messrs. Jennings, Clarkson, Herrick, Chase, Dyment and Ms. MacKenzie are ordinarily resident in Canada.
The names and places of residence of the persons nominated for office as directors, the number of Common Shares beneficially owned, controlled or directed, directly or indirectly as at May 9, 2014, the period served as director and the principal occupation during the last five years of each are as follows:

Name, Place of	Number of Common
Residence	Shares Beneficially	Date First
and Position with the	Owned, Controlled	Appointed
Company	or Directed	as a Director	Principal Occupation

Robert G. Jennings (1)(3) Alberta, Canada Director	10,000	September 13, 2011
Independent businessman. In 2011 retired from Jennings Capital Inc. which he established in 1993. Mr. Jennings serves and has previously served on several public, private and charitable boards including a number of resource companies.

Ross G. Clarkson Alberta, Canada President, CEO and Director	2,224,493	October 11, 1995	President and Chief Executive Officer of the Company since December 4, 1996, with over 30 years' oil and gas industry experience in exploration and development.

Lloyd W. Herrick Alberta, Canada Vice-President, COO and Director	582,127	April 28, 1999	Vice-President and Chief Operating Officer of the Company since April 28, 1999, with over 30 years' experience in both domestic and international oil and gas exploration and development.

Geoffrey C. Chase (1)(2)(4) Alberta, Canada Director	33,241	August 11, 2000
Professional engineer with over 35 years' experience in oil and gas industry. Held numerous domestic and overseas positions in a 28 year career with Ranger Oil Limited, retired in 1999 as Senior Vice President of Business Development.

Fred J. Dyment (1)(2)(3)(4) Alberta, Canada Director	96,433	February 10, 2004
Chartered accountant with over 40 years' experience in the oil and gas industry. Previously President and Chief Executive Officer, Maxx Petroleum Company (2000- 2001). Prior thereto Controller, Vice President Finance and then President and Chief Executive Officer of Ranger Oil Limited from 1978-2000.

Susan M. MacKenzie (2)(3)(4) Alberta, Canada Director	5,000	April 22, 2014
Independent consultant since September 2010 and former oil and gas industry executive with over 25 years of energy sector experience in operations and service support areas. Previous Chief Operating Officer with Oilsands Quest and prior thereto Vice President of Human Resources and Vice President of In Situ Development and operations at Petro-Canada.

Notes:

(1)	Member of the Company's Audit Committee.

(2)	Member of the Company's Compensation Committee.

(3)	Member of the Company's Governance and Nominating Committee.

(4)	Member of the Company's Reserves Committee.

(5)	Information in the table above is at May 9, 2014.

Robert G. Jennings, CFA
Mr. Jennings is currently an independent businessman. He retired in 2011 from Jennings Capital Inc. which he established in 1993, as a full service independent investment firm providing corporations with research, corporate finance and sales services in both the national and international marketplace. Mr. Jennings’s career in investment banking began in 1968, when he joined McLeod Young Weir and assumed positions of increasing responsibility as a Director, Vice President, Corporate Finance for Alberta. In January 1979, he created a boutique firm, Carson Jennings & Associates, focused on private placements and merger/acquisition markets. In September 1988 Mr. Jennings sold the firm to Walwyn Stodgell Ltd., prior to Walwyn’s takeover of Midland Doherty, accepting the position of Senior Vice President and Director of Corporate and Government Finance for Western Canada with Midland Walwyn Capital Inc. He remained in the position until August 1993, when he founded Jennings Capital Inc. in Calgary. Mr. Jennings serves and has previously served on several public, private and charitable boards including a number of resource companies.
Ross G. Clarkson, P. Geol., ICD.D
Mr. Clarkson was appointed President and Chief Executive Officer of the Company on December 4, 1996 and has served as a director of the Company since October 1995. He was formerly employed as a senior geological advisor with Petro-Canada; as Resident Manager of Petro-Canada (Yemen) Inc.; as Senior Project Geologist with Canadian Occidental Petroleum Ltd., now Nexen Inc., in Yemen; and as supervisor of international exploration/geologist with Ranger Oil Limited, giving him over 30 years of domestic and international oil and gas exploration experience. His international familiarity extends to numerous countries on all continents. Ross Clarkson may be considered to be a "promoter" of the Company as defined under securities laws in that he took the initiative in substantially reorganizing the Company in 1997 and 1998.
Lloyd W. Herrick, P.Eng., ICD.D
Mr. Herrick was appointed Vice President, Chief Operating Officer and director of the Company in April 1999. Prior to joining TransGlobe in April 1999 Mr. Herrick was President, Chief Executive Officer and member of the board of Moiibus Resource Corporation, which was acquired by TransGlobe in April 1999. Mr. Herrick is a professional engineer with more than 30 years of oil and gas experience. Prior to Moiibus, Mr. Herrick was with Ranger Oil Limited, serving in a variety of technical and management/executive positions including Vice President, Canadian Production from 1993 onward. Prior thereto, he was a petroleum engineer with Rupertsland Resources Ltd. and a production evaluations engineer with Hudson's Bay Oil & Gas Ltd. (1975 to 1981).
Geoffrey C. Chase, P.Eng., ICD.D
Mr. Chase joined TransGlobe's board of directors in August 2000. He brings over 35 years of oil and gas operations experience to the Company. Prior to taking early retirement, Mr. Chase worked for Ranger Oil Limited for 28 years in numerous positions, overseeing both domestic and international operations. In his most recent position with Ranger Oil Limited, he was Senior Vice President, Business Development, responsible for identifying, assessing and negotiating international petroleum development opportunities. In addition to his duties at Ranger, Mr. Chase also served on the board of Direct Energy Marketing Ltd., a private gas marketing company, and was Chairman of its board from 1990 to 1994.
Fred J. Dyment, CA
Mr. Dyment joined TransGlobe's board of directors in February 2004. Mr. Dyment is a Chartered Accountant with over 40 years of experience in the oil and gas industry. He previously served as President and Chief Executive Officer of Maxx Petroleum Company (2000-2001). From 1978-2000 he worked for Ranger Oil Limited holding positions of increasing responsibility as Controller, Vice President Finance, President and Chief Executive Officer. Mr. Dyment also holds board positions with several private and public corporations.
Susan M. MacKenzie, P.Eng., MBA. ICD.D
Susan MacKenzie joined TransGlobe's board of directors in April 2014. Susan has been an independent consultant since September 2010. Prior thereto, Ms. MacKenzie served as Chief Operating Officer with Oilsands Quest Inc., from April 2010 to September 2010. Prior to that, Ms. MacKenzie was employed for 12 years at Petro-Canada, an integrated oil and gas company prior to its merger with Suncor Energy Inc. in 2009, where she held senior roles including Vice-President of Human Resources and Vice-President of In Situ Development & Operations. Ms. MacKenzie was also with Amoco Canada for 14 years in a variety of engineering and leadership roles in natural gas, conventional oil and heavy oil exploitation. Ms. MacKenzie holds a Bachelor of Engineering (Mechanical) degree from McGill University, an MBA from the University of Calgary and is a member of the Association of Professional Engineers and Geoscientists of Alberta (APEGA). Ms. MacKenzie also holds the ICD.D designation from the Institute of Corporate Directors.
Cease-Trade Orders, Bankruptcies, Penalties or Sanctions
No proposed director of the Company has as at the date of this Information Circular or within the last ten years prior to the date of this Information Circular, been a director, chief executive officer or chief financial officer of any company (including the Company) that, while such person was acting in that capacity: (i) was the subject of a cease-trade or similar order or an order that denied the company access to any exemption under securities legislation for a period of more than 30 consecutive days; or (ii) was subject to an event that resulted, after the director, chief executive officer or chief financial officer ceased to be a director, chief executive officer or chief financial officer, in the company being the subject of a cease-trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days; or (iii) while that person was acting in the capacity or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver-manager or trustee appointed to hold its assets.
No proposed director of the Company has, within the 10 years before the date of this document, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver-manager or trustee appointed to hold its assets.
In addition, no proposed director has been subject to: (i) any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or (ii) any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable securityholder in deciding whether to vote for a proposed director.

Approval of Advance Notice By-law
Background
On March 11, 2014, the board of directors of the Company approved the adoption by the Company of By-law Number 2 regarding the advance notice of nominations of directors of the Company (the "Advance Notice By-law"). A copy of the Advance Notice By-law is attached to this Information Circular as Schedule "B".
Purpose of the Advance Notice By-law
The purpose of the Advance Notice By-law is to provide shareholders, the board of directors of the Company and management of the Company with a clear framework for nominating directors to help ensure orderly business at shareholder meetings. Among other things, the Advance Notice By-law fixes a deadline by which shareholders must submit director nominations to the Company prior to any annual or special meeting of shareholders. It also specifies the information that a Nominating Shareholder (as defined herein) must include in the notice to the Company, for the notice to be in proper written form in order for any director nominee to be eligible for election at any annual or special meeting of shareholders of the Company.
The Company is committed to:

(a)	facilitating an orderly and efficient annual general, or where the need arises, special meeting process;

(b)	ensuring that all shareholders receive adequate notice of director nominations and sufficient information in advance of an annual general or special meeting with respect to all director nominees; and

(c)	allowing shareholders to register an informed vote having been afforded reasonable time for appropriate deliberation.
Summary of Terms of the Advance Notice By-law
The Advance Notice By-law provides that advance notice to the Company must be made in circumstances where nominations of persons for election to the board of directors of the Company are made by shareholders other than pursuant to a "proposal" made in accordance with the Business Corporations Act (Alberta) (the "ABCA") or a requisition of a meeting made pursuant to the ABCA. This applies to nominations made by any person (a "Nominating Shareholder") who: (a) at the close of business on the date of the giving of the notice provided for in the Advance Notice By-Law, and at the close of business on the record date for notice of such meeting, is entered in the securities register of the Company as a holder of one or more Common Shares carrying the right to vote at such meeting or who beneficially owns Common Shares that are entitled to be voted at such meeting and provides evidence of such beneficial ownership to the Company; and (b) complies with the notice procedures set forth in the Advance Notice By-law.
The Advance Notice By-law fixes a deadline by which a Nominating Shareholder must submit director nominations to the Corporate Secretary of the Company prior to any annual or special meeting of shareholders of the Company and outlines the specific information that a nominating shareholder must include in the written notice to the Corporate Secretary of the Company for an effective nomination to occur.
In the case of an annual meeting of shareholders, notice to the Corporate Secretary of the Company must be made not later than the 30th day and not more than the 65th day prior to the date of the annual meeting; provided, however, that in the event that the annual meeting is to be held on a date that is less than 50 days after the date on which the first public announcement of the date of the annual meeting was made, notice may be made not later than the close of business on the 10th day following such public announcement. In the case of a special meeting of shareholders (which is not also an annual meeting) called for any purpose, which includes the election of directors, notice to the Company must be made not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting was made by the Company. The time periods for giving of notice in accordance with the provisions of the Advance Notice By-law shall in all cases be determined based on the original date of the annual meeting or the first public announcement of the annual or special meeting, as applicable. In no event shall an adjournment or postponement of an annual meeting or special meeting of shareholders or any announcement thereof commence a new time period for the giving of notice.
Despite any other provision of the Advance Notice By-law, if the Nominating Shareholder (or a qualified representative of the shareholder) does not appear at the meeting of shareholders of the Company (in person or by proxy) to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Company.
The Advance Notice By-law also provides that no business may be transacted at an annual or special meeting of shareholders other than business that is either: (i) specified in the Company's notice of meeting (or any supplement thereto) given by or at the direction of the Board; (ii) properly brought before the meeting by or at the direction of the Board; or (iii) otherwise properly brought before the meeting by any shareholder of the Company who complies with the proposal procedures set forth in the Advance Notice By-law. For business to be properly brought before a meeting by a shareholder of the Company, such shareholder must submit a proposal to the Company for inclusion in the Company's management proxy circular in accordance with the requirements of the Act; provided that any proposal that includes nominations for the election of directors shall also comply with the requirements of the Advance Notice By-law.
The board of directors of the Company may, in its sole discretion, waive any requirement of the Advance Notice By-law.

Confirmation and Approval of Advance Notice By-law by Shareholders
In accordance with the ABCA, the Advance Notice By-law is in effect until it is confirmed, confirmed as amended or rejected by shareholders at the Meeting, and if confirmed or confirmed as amended, the Advance Notice By-law will continue in effect in the form in which it is so confirmed. If shareholders reject the confirmation of the Advance Notice By-law at the Meeting, it will thereafter cease to have effect. For greater certainty, the Company's existing by-laws are not impacted by the Advance Notice By-law and will continue in effect, unamended.
At the Meeting, shareholders will be asked to consider and, if deemed advisable, approve the following by ordinary resolution to approve the adoption by TransGlobe of the Advance Notice By-law (the "Advance Notice By-law Resolution"):
"BE IT RESOLVED, as an ordinary resolution of the shareholders of TransGlobe Energy Corporation (the "Company") , that:

1.	By-law Number 2, in the form attached as Schedule "B" to the management information circular of the Company dated May 9, 2014, is hereby adopted and confirmed as a by-law of the Company;

2.
any one or more directors or officers of the Company are hereby authorized, for and on behalf of the Company, to take, or cause to be taken, any and all such acts and things and to execute and deliver, under the corporate seal of the Company or otherwise, all such deeds, instruments, notices, consents, acknowledgments, certificates, assurances and other documents (including any documents required under applicable laws or regulatory policies) as any such director or officer in his or her sole discretion may determine to be necessary or desirable to give effect to the foregoing resolutions, such determination to be conclusively evidenced by the taking of any such action or such director's or officer's execution and delivery of any such deed, instrument, notice, consent, acknowledgement, certificate, assurance or other document; and

3.
notwithstanding the passing of this resolution by the shareholders of the Company, the board of directors of the Company may revoke this resolution before it is acted upon, without further approval of the shareholders, if the board of directors of the Company determines, in its sole and absolute discretion that such revocation is in the best interests of the Company."

In order for the Advance Notice By-law Resolution to be passed, it must be approved by a simple majority of the votes cast by shareholders who vote in person or by proxy at the Meeting. Unless otherwise directed, it is the intention of management to vote proxies in favour of the ordinary resolution approving the Advance Notice By-law.
The Company's Rights Plan

The Company first implemented a shareholder protection rights plan with shareholder approval in 2008. The rights plan was reconfirmed in accordance with its terms, and amended and restated by the Shareholders, on March 15, 2011 (the "2011 Rights Plan"). The board of directors has determined that it is in the best interests of the Company to continue the shareholder protection rights plan for another three-year term, and has approved an amended and restated shareholder protection rights plan (the "2014 Rights Plan") to be presented to Shareholders for approval at the Meeting. A summary of the terms and conditions of the 2014 Rights Plan is set out below. A copy of the 2014 Rights Plan attached to this Information Circular as Schedule "C".

The Company reviewed the 2014 Rights Plan for conformity with current practices of Canadian companies relating to shareholder protection rights plans. The Company believes that the 2014 Rights Plan preserves the fair treatment of Shareholders, is consistent with current best Canadian corporate governance practices and addresses institutional investor guidelines. There have been few changes to Canadian rights plan provisions since the 2011 Rights Plan was approved and the 2014 Rights Plan contains substantially the same terms and conditions as the 2011 Rights Plan, aside from housekeeping changes and certain other changes identified in Schedule "C" to this Information Circular to conform the 2014 Rights Plan to current best Canadian corporate governance practices and institutional investor requirements.

The 2014 Rights Plan was not adopted in response to or in anticipation of any pending or threatened take-over bid. The 2014 Rights Plan does not reduce the duty of the board of directors to act honestly, in good faith and in the best interests of the Company, and to act on that basis if any offer is made.

The 2014 Rights Plan is not intended to and will not entrench the board of directors. The 2014 Rights Plan does not interfere with the legal rights of Shareholders to change the board of directors through proxy voting mechanisms, does not create dilution unless the 2014 Rights Plan is triggered and does not change the way in which Common Shares trade.

Purpose of the 2014 Rights Plan

The objectives of the 2014 Rights Plan are to encourage the fair treatment of all Shareholders in connection with any initiative to acquire control of the Company, to ensure, to the extent possible, that the Shareholders and the board of directors have adequate time to consider and evaluate any unsolicited take-over bid made for the outstanding shares of the Company and that the board of directors has adequate time to identify, develop and negotiate value-enhancing alternatives, as appropriate, to any unsolicited take-over bid made for the outstanding shares of the Company.

Take-over bids may be discriminatory or coercive and may be initiated at a time when board of directors of the target company needs more time than the minimum period (35 days) that a take-over bid must remain open under Canadian securities laws to prepare an adequate response. Accordingly, take-overs do not always result in shareholders receiving fair or equal treatment or full or maximum value for their investment. Specifically, the purpose of the 2014 Rights Plan is to address the following concerns that are widely held to be inherent in the provisions of current securities laws governing take-over bids in Canada:

Time

Many believe that the 35-day minimum bid period allowed by Canadian securities laws is not enough time for the board of directors of the target company to evaluate a take-over bid, explore, develop and pursue alternatives which it believes may be preferable to the take-over bid or which could maximize Shareholder value, and make reasoned recommendations to the Shareholders. Under the 2014 Rights Plan, a permitted bid must remain open for a longer period (60 days after the offer date of the bid) than the statutory minimum (35 days), and then for another 10 business days following public announcement that more than 50% of the outstanding shares held by independent shareholders (as defined in the 2014 Rights Plan) have been deposited or tendered and not withdrawn for purchase by the bidder.

Pressure to Tender

Shareholders may feel pressure to tender to a take-over bid that they think is inadequate because otherwise, they might be left with minority shares that are hard to sell or discounted. This is of particular concern in circumstances where the bidder can gain a control position without acquiring all of the shares, by making a partial bid for less than all of the shares, or by waiving a minimum tender condition. Under the 2014 Rights Plan, a permitted bid must remain open for another 10 business days after the expiry of the minimum take-over bid period following public announcement that more than 50% of the outstanding shares held by independent shareholders have been deposited or tendered and not withdrawn for purchase by the bidder. This permits a Shareholder to accept the bid after a majority of the independent shareholders have decided to accept the bid, and lessens concern about undue pressure to tender to the bid.

Unequal Treatment of Shareholders

Under Canadian securities laws, a bidder can gain control or effective control of the Company without paying full value, without obtaining Shareholder approval and without treating all of the Shareholders equally. For example, a bidder could acquire blocks of shares by private agreement from one or a small group of Shareholders at a premium to market price which is not shared with the other Shareholders. In addition, a person could slowly accumulate shares through stock exchange acquisitions which may result, over time, in an acquisition of control or effective control without paying a control premium or without sharing of any control premium among all Shareholders fairly. These are generally known as creeping bids. Under the 2014 Rights Plan, in order to meet the permitted bid criteria, any person or group offering to acquire 20% or more of the Company's shares must make the offer to all Shareholders on the books of the Company.

Effect of the 2014 Rights Plan

The 2014 Rights Plan is not intended to and will not prevent take-over bids that are equal or fair to Shareholders. For example, Shareholders may tender to a bid that meets the "permitted bid" criteria set out in the 2014 Rights Plan without triggering the 2014 Rights Plan, even if the board of directors does not feel the bid is acceptable. Even in the context of a bid that does not meet the "permitted bid" criteria, the board of directors must consider every bid made, and must act in all circumstances honestly and in good faith with a view to the best interests of the Company.

Furthermore, any person or group that wish to make a take-over bid for the Company may negotiate with the board of directors to have the 2014 Rights Plan waived or terminated, subject in both cases to the terms of the 2014 Rights Plan, or may apply to a securities commission or court to have the 2014 Rights Plan terminated. Both of these approaches provide the board of directors with more time and control over the process to enhance Shareholder value, lessen the pressure upon Shareholders to tender to a bid and encourage the fair and equal treatment of all independent shareholders in the context of an acquisition of control.

Confirmation and approval by Shareholders

The text of the Shareholders' resolution to reconfirm, ratify and approve the 2014 Rights Plan (the "Rights Plan Resolution") is set out below. If the Rights Plan Resolution is approved at the Meeting, the amended and restated shareholder protection rights plan agreement between the Company and Olympia Trust Company, as rights agent, will take effect. If the Rights Plan Resolution is not approved at the Meeting, the 2011 Rights Plan and the outstanding rights will terminate, and the 2014 Rights Plan will not take effect. The board of directors reserves the right to alter any terms of or not to proceed with the 2014 Rights Plan at any time prior to the Meeting in the event that the board of directors determines, in light of subsequent developments, that to do so is in the best interests of the Company and its Shareholders.

The 2014 Rights Plan must be reconfirmed by the vote of the holders of a majority of the Common Shares voting at the Meeting and, if applicable, the holders of a majority of the Common Shares voting at the Meeting after excluding the votes of any Grandfathered Person (as defined below). Thereafter, the 2014 Rights Plan must be reconfirmed at every third annual meeting of Shareholders. The Company is not aware of any Shareholder that is a Grandfathered Person and whose votes must be excluded in accordance with the foregoing. Accordingly, Shareholders will be asked to approve the Rights Plan Resolution which is as follows:

"BE IT RESOLVED, as an ordinary resolution of the shareholders of TransGlobe Energy Corporation (the "Company") that:

1.
the shareholder protection rights plan of the Company be continued, and the Shareholder Protection Rights Plan Agreement to be made as of June 10, 2014 between the Company and Olympia Trust Company, as rights agent (the "2014 Rights Plan"), which amends and restates the Shareholder Protection Rights Plan Agreement made as of March 13, 2008 and amended and restated as of March 15, 2011, between the Company and Olympia Trust Company, as rights agent, and which confirms shareholder protection rights to holders of Common Shares that are outstanding at the Record Time (as defined in the 2014 Rights Plan) on the terms set out in the 2014 Rights Plan, and continues the issuance of the Rights thereafter to holders of newly issued Common Shares until the termination or expiration of the 2014 Rights Plan, be and is hereby reconfirmed, ratified and approved; and

2.
any officer of the Company is authorized to take such actions as such officer may determine to be necessary or advisable to implement this resolution, such determination to be conclusively evidenced by the taking of any such actions."

The persons named in the enclosed instrument of proxy, if named as proxy, intend to vote in favour of Rights Plan Resolution unless a Shareholder has specified in its proxy that its Common Shares are to be voted against such resolution.

Recommendation of the Board

The Board has concluded that the 2014 Rights Plan is in the best interests of the Company and Shareholders. Accordingly, the Board unanimously recommends that Shareholders ratify, confirm and approve the 2014 Rights Plan by voting in favour of the Rights Plan Resolution.

The 2014 Rights Plan

The following is a summary description of the general operation of the 2014 Rights Plan. The following summary is qualified in its entirety by the terms of the 2014 Rights Plan, a copy of which is attached to this Information Circular as Schedule "C". Capitalized terms not otherwise defined in this section shall have the same meaning ascribed to such terms in the full text of the 2014 Rights Plan.

The Rights

Pursuant to the 2014 Rights Plan, the board of directors has authorized the issuance at the close of business on April 15, 2008 (the "Record Time") of one Right (defined as a right to purchase a Common Share upon the terms and subject to the conditions set forth in the 2014 Rights Plan) in respect of each outstanding Common Share. In addition, board of directors authorized the issuance of one Right in respect of each Common Share issued after the Record Time and prior to the earlier of the Separation Time and Expiration Time.

Acquiring Person

An "Acquiring Person" is, generally, a person who Beneficially Owns 20% or more of the outstanding Voting Shares of the Company. An Acquiring Person does not, however, include: (i) the Company or any subsidiary of the Company; (ii) an underwriter or members of a banking or selling group that becomes the Beneficial Owner of 20% or more of the Voting Shares in connection with a distribution of securities pursuant to a prospectus or by way of private placement; or (iii) any person that becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares as a result of certain exempt transactions unless they make or announce an intention to make a take-over bid.

These exempt transactions include where any person becomes the Beneficial Owner of 20% or more of the Voting Shares as a result of, among other things: (i) an acquisition or redemption by the Company or a subsidiary of the Company of Voting Shares which, by reducing the number of Voting Shares outstanding or which may be voted, increases the proportionate number of Voting Shares Beneficially Owned by any person (a "Voting Share Reduction"); (ii) acquisitions pursuant to a Permitted Bid or Competing Permitted Bid (as described below) (a "Permitted Bid Acquisition"); (iii) an acquisition of Voting Shares or Convertible Securities to which the application of the 2014 Rights Plan has been waived by the Board (an "Exempt Acquisition"); (iv) an acquisition of Voting Shares as a result of: an acquisition pursuant to a dividend reinvestment plan; a stock dividend, a stock split or other event pursuant to which a person becomes Beneficial Owner of Voting Shares on the same pro rata basis as all other holders of Voting Shares; the acquisition or exercise by such person of rights to purchase Voting Shares distributed to such person in the course of a distribution to all holders of Voting Shares pursuant to a rights offering or pursuant to a prospectus; or a distribution of Voting Shares or securities convertible into or exchangeable for Voting Shares (and the conversion or exchange of such convertible or exchangeable securities) made pursuant to a prospectus or a distribution by way of a private placement or a securities exchange take-over bid, provided that the person does not thereby acquire a greater percentage of such Voting Shares, or securities convertible into or exchangeable for Voting Shares, so offered than the person's percentage of Voting Shares Beneficially Owned immediately prior to such acquisition (each being a "Pro Rata Acquisition"); or (v) an acquisition of Common Shares upon the exercise, conversion or exchange of a Convertible Security that was received by a person pursuant to a Permitted Bid Acquisition, an Exempt Acquisition or a Pro Rata Acquisition.

Also excluded from the definition of Acquiring Person is a person (a "Grandfathered Person") who is the Beneficial Owner of 20% or more of the outstanding Voting Shares as at the Record Time or becomes the Beneficial Owner of more than 20% of the outstanding Voting Shares after the Record Time and such person's Beneficial Ownership of Voting Shares does not exceed the number of Voting Shares Beneficially Owned by such Person immediately prior to the Record Time by more than 1% of the issued and outstanding Voting Shares as at the Record Time. This exemption does not apply to a Grandfathered Person in the event that such Grandfathered Person, after the date of implementation of the 2014 Rights Plan, becomes the Beneficial Owner of more than 1% of the number of Voting Shares then outstanding in addition to those Voting Shares already held by such person, other than through an acquisition pursuant to one or more Permitted Bid Acquisitions, Exempt Acquisitions, Pro Rata Acquisitions or the issuance or exercise of stock options granted by the Company, if applicable to such person. In addition, such Grandfathered Person shall not become an Acquiring Person as a result of one or more Voting Share Reductions.

The Rights and Separation Time

The concept of "Separation Time" is fundamental to the operation of the 2014 Rights Plan. Under the 2014 Rights Plan, "Separation Time" means the close of business on the tenth trading day after the earlier of: (i) the first date of public announcement by the Company or an Acquiring Person indicating that a person has become an Acquiring Person; and (ii) the date of the commencement of or first public announcement of the intent of any person (other than the Company or any subsidiary of the Company) to commence a take-over bid (other than a Permitted Bid or Competing Permitted Bid). Notwithstanding the foregoing, the Board may determine that the Separation Time will occur at a later time.

Exercise of the Rights and Flip-in Event

Until the Separation Time, the Rights cannot be exercised. From and after the Separation Time, each Right entitles the holder to purchase one Common Share for $50.00 (the "Exercise Price"). If a transaction occurs in which a person becomes an Acquiring Person (i.e., the Beneficial Owner of 20% or more of the outstanding Voting Shares and who is not exempted from the definition of Acquiring Person as described above) (a "Flip-in Event"), then each Right will constitute, effective at the close of business on the tenth trading day business day after public announcement by the Company or an Acquiring Person that a person (or group of designated persons) has become an Acquiring Person, the right to purchase from the Company that number of Common Shares having an aggregate Market Price (on the date of the consummation or occurrence of such Flip-in Event) equal to twice the Exercise Price for an amount in cash equal to the Exercise Price. Holders of Rights who do not exercise their Rights upon the occurrence of a Flip-in Event may suffer substantial dilution. Any Rights held by an Acquiring Person will become void upon the occurrence of a Flip-in Event and may not be exercised by the Acquiring Person.

Certificates and Transferability

The Rights are not exercisable initially and certificates representing the Rights will not be sent to Shareholders. Until the Separation Time, the Rights will be evidenced only by outstanding Common Share certificates. The 2014 Rights Plan provides that, until the Separation Time, the Rights will be transferred only with the associated Common Shares. Until the Separation Time, or earlier termination or expiration of the Rights, each new share certificate issued upon transfer of existing Common Shares or the issuance of additional Common Shares, will contain a notation incorporating the terms of the 2014 Rights Plan by reference. As soon as is practicable following the Separation Time, separate certificates evidencing the Rights (the "Rights Certificates") will be mailed to the holders of record of Common Shares as of the close of business at the Separation Time, and thereafter the Rights Certificates alone will evidence the rights, which will be transferable and traded separately from the Common Shares.

Permitted Bid

The 2014 Rights Plan is not triggered if a take-over bid would allow sufficient time for the Shareholders to consider and react to the offer and allow Shareholders to decide to tender or not tender without the concern that they will be left with illiquid Voting Shares should they not tender. In that regard, the 2014 Rights Plan uses the concepts of Permitted Bids and Competing Bids which are take-over bids that are not required to be approved by the Board and may be made directly to Shareholders.

A "Permitted Bid" is a take-over bid where the bid is made by way of a take-over bid circular and: (i) is made to all holders of Voting Shares, other than the offeror, and (ii) the bid contains, and the take up and payment for securities tendered or deposited under the bid is subject to an irrevocable and unqualified provision that: (A) no Voting Shares will be taken up or paid for pursuant to the bid prior to the close of business on the 60th day following the date of the bid or if less than 50% of the Voting Shares held by Independent Shareholders have been deposited pursuant to the bid and not withdrawn; (B) Voting Shares may be deposited pursuant to such bid at any time during the 60 day period described above and that any Voting Shares deposited pursuant to the bid may be withdrawn until taken up and paid for; and (C) if more than 50% of the Voting Shares held by Independent Shareholders have been deposited pursuant to the bid and not withdrawn, the offeror will make a public announcement of that fact and the bid will remain open for deposits and tenders of Voting Shares for not less than 10 business days from the date of such public announcement.

The 2014 Rights Plan also provides for a "Competing Permitted Bid" which is a bid made while another Permitted Bid is in existence and that satisfies all of the provisions of a Permitted Bid except that the Voting Shares may be taken up or paid for on a date which is not earlier than the later of 35 days after the date of such bid or the earliest date on which Voting Shares may be taken up or paid for under any other Permitted Bid that is then in existence.

Redemption

The Rights are redeemable in certain circumstances. Subject to the prior consent of the holders of the Voting Shares or the Rights, the Board, acting in good faith may, at its option, at any time prior to the occurrence of a Flip-in Event, elect to redeem all but not less than all of the then outstanding Rights at a redemption price of $0.00001 per Right. In addition, if a person makes a Permitted Bid or a Competing Permitted Bid pursuant to which Voting Shares are taken up and paid for by such Person, then the Board shall, immediately upon the consummation of such acquisition, be deemed to have elected to redeem the Rights at the redemption price specified above on the expiry date of the Permitted Bid or Competing Permitted Bid, as the case may be.

Lastly, where a take-over bid that is not a Permitted Bid Acquisition is withdrawn or otherwise terminated after the Separation Time has occurred and prior to the occurrence of a Flip-in Event, the Board may elect to redeem all the outstanding Rights at the redemption price specified above.

Waivers

The Board may waive the application of the 2014 Rights Plan in three circumstances. First, and subject to the prior consent of the holders of the Voting Shares or Rights, the Board may, at any time prior to the occurrence of a Flip-in Event, waive the application of the 2014 Rights to a Flip-in Event that would occur by reason of an acquisition of Voting Shares otherwise than pursuant to a take-over bid made by means of a take-over bid circular to all holders of record of Voting Shares. In such event, the Board shall extend the Separation Time to a date at least ten Business Days subsequent to the meeting of shareholders called to approve such waiver.

Second, the Board may, until a Flip-in Event has occurred, waive the application of the 2014 Rights Plan to a Flip-in Event that may occur by reason of a take-over bid made by means of a take-over bid circular to all holders of record of Voting Shares. However, if the Board does so, the Board shall be deemed to have waived the application of the 2014 Rights Plan to any future Flip-in Event in respect of any other take-over bid made by means of a take-over bid circular to all holders of record of Voting Shares prior to the expiry of the take-over bid in respect of which the waiver is, or is deemed to have been granted.

Third, the Board may waive the application of the 2014 Rights Plan in respect of the occurrence of any Flip-in Event if the Board has determined that a Person became an Acquiring Person by inadvertence and without any intention to become, or knowledge that it would become, an Acquiring Person under the 2014 Rights Plan. Any such waiver will be on the condition that such person, within ten days after the determination by the Board or such earlier or later date as the Board may determine, has reduced its beneficial ownership of Voting Shares such that the person is no longer an Acquiring Person failing which the 2014 Rights Plan shall apply.

Supplement and Amendments

The 2014 Rights Plan may be amended or supplemented in certain circumstances. Without the approval of any holders of Voting Shares or Rights, the Company may make amendments or supplements to the 2014 Rights Plan to correct any clerical or typographical error or which are required to maintain the validity of the 2014 Rights Plan as a result of any change in any applicable legislation, regulations or rules thereunder.
Subject to any necessary approval of the TSX, any such amendments will be effective from the date of the resolution of the board of directors adopting such amendment until it is confirmed or rejected by the Shareholders or the holders of Rights, as applicable, or until it ceases to be effective and, where such amendment is confirmed, it continues in effect in the form so confirmed. If such amendment is rejected by the Shareholders or the holders of Rights or is not submitted to the Shareholders or holders of Rights as required, then such amendment shall cease to be effective from and after the termination of the meeting at which it was rejected or to which it should have been but was not submitted or from and after the date of the meeting of holders of Rights that should have been but was not held. In the case of rejection, no subsequent resolution of the board of directors to amend the 2014 Rights Plan to substantially the same effect shall be effective until confirmed by the Shareholders or holders of Rights as the case may be.
Except as described above, the Company may, with the prior consent of the holders of Voting Shares, at any time before the Separation Time, amend, vary, rescind, supplement any of the provisions of the 2014 Rights Plan and the Rights. Likewise, and except as described above, the Company may, with the prior consent of the holders of Rights, at any time after the Separation Time amend, vary or rescind any of the provisions of the 2014 Rights Plan and the Rights.
Appointment of Auditors
Unless otherwise directed, it is management's intention to vote the proxies in favour of an ordinary resolution to appoint the firm of Deloitte LLP, Chartered Accountants, to serve as auditors of the Company until the next annual meeting of Shareholders and to authorize the directors to fix their remuneration as such. Deloitte LLP have served as independent auditors for the Company since October 15, 1999.
The Audit Committee reviews the annual audit fees and considers the issue of auditor independence in the context of all services provided to the Company.
Certain information regarding the Company's Audit Committee, including the fees paid to the Company's auditors in the last fiscal year, that is required to be disclosed in accordance with National Instrument 52-110 of the Canadian Securities Administrators ("NI 52-110") is contained in the Company's annual information form for the year ended December 31, 2013, an electronic copy of which is available on the internet on the Company's SEDAR profile at www.sedar.com.
INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON
Management of TransGlobe is not aware of any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, of any director or nominee for director, executive officer, or anyone who has held office as such since the commencement of the last completed fiscal year of the Company, or of any associate or affiliate of any of the foregoing individuals, in any matter to be acted on at the Meeting, other than the election of directors or the appointment of auditors.

STATEMENT OF EXECUTIVE COMPENSATION
Compensation Governance
Role and Composition of the Compensation Committee
TransGlobe's executive compensation program is administered by the compensation committee (the "Compensation Committee") of the board of directors. The Compensation Committee's mandate includes reviewing and making recommendations to the board in respect of compensation matters relating to the Company's executive officers and directors, including the "named executive officers" which are identified in the "Summary Compensation Table" below.
During the year ended December 31, 2013, the Compensation Committee was comprised of Messrs. Gary S. Guidry (who resigned as a director effective March 11, 2014), Erwin L. Noyes and Fred J. Dyment. The Compensation Committee is currently comprised of Ms. Susan MacKenzie, Messrs. Fred Dyment and Geoff Chase. All these directors are "independent" for the purposes of National Instrument 58-201 - Corporate Governance Guidelines. Each of these directors has significant experience in board and senior management roles of domestic and international oil and gas exploration companies where they were responsible for designing, implementing and monitoring the effectiveness of executive compensation policies and practices of those companies. The skills and experience that enable the members of the Compensation Committee to make decisions on the suitability of the Company’s compensation policies and practices and the independence of each member is summarized in the table below:

Members of the Compensation Committee for the year-ended December 31, 2013 were:

Compensation
Committee Member	Independent	Skills and Experience Relevant to Compensation Committee

Erwin L. Noyes (1)	Yes
Mr. Noyes was initially engaged by the Company as a consultant to assess its Yemen concessions and to assist with related negotiations. Mr. Noyes was acting President November 8, 1996 to December 4, 1996, Vice President, Operations of the Company (on a part-time basis) from November 8, 1996 to April 26, 1999 and Vice President, International Operations from April 26, 1999 to his retirement on July 31, 2000. Mr. Noyes brings to the Company over 30 years of oil and gas exploration and production experience in both domestic and international operations; including as General Manager in the Republic of Yemen for Canadian Occidental Petroleum Ltd., now Nexen Inc., during which time he managed that company's oil exploration program and with several Canadian Occidental affiliates, as Production Manager in Calgary and as Gas Operations Manager for Canada Cities Service, responsible for all gas production/processing, pipeline and facilities construction.

Fred J. Dyment	Yes
Mr. Dyment brings a wealth of industry experience and contacts to the Company's board. Mr. Dyment is a Chartered Accountant with 40 years of experience in the oil and gas industry. He previously served as President and Chief Executive Officer of Maxx Petroleum Company (2000-2001). From 1978-2000 he worked for Ranger Oil Limited holding positions of increasing responsibility as Controller, Vice President Finance, President and Chief Executive Officer. Mr. Dyment also holds board positions and sits on the Compensation Committee of several private and public corporations.

Gary S. Guidry (2)	Yes
Mr. Guidry brings over 30 years of experience in the oil and gas industry to TransGlobe. He is President and CEO of Griffiths Energy International Inc. Prior thereto, he was the President and CEO of Orion Oil and Gas Corporation, which focuses on international development projects. Prior to this appointment, Mr. Guidry served as CEO of Tanganyika Oil Company Ltd; as President and CEO of Calpine Natural Gas Trust; Senior Vice President and subsequently President of Alberta Energy Company International, an entity now part of EnCana Corporation; and President and General Manager of Canadian Occidental Petroleum’s (now Nexen Inc.) Nigerian operations. He has directed E&P operations in Yemen, Syria and Egypt and has worked for oil and gas companies in the U.S., Venezuela, Argentina and Oman. Mr. Guidry is a petroleum engineer and a member of APEGGA. Mr. Guidry currently sits on Compensation Committees of other publicly traded companies.

Notes:
(1) Mr. Noyes will be retiring from TransGlobe effective the date of the Meeting and is not standing for re-election.
(2) Mr. Guidry ceased to be a director effective March 11, 2014
Effective May 5, 2014, the Compensation Committee is comprised of:

Compensation
Committee Member	Independent	Skills and Experience Relevant to Compensation Committee
Susan M. MacKenzie	Yes
Ms. MacKenzie is an independent consultant and former oil and gas industry executive with over 25 years of energy sector experience in operations and service support areas. Previous Chief Operating Officer with Oilsands Quest and prior thereto Vice President of Human Resources and Vice President of In Situ Development and operations at Petro-Canada. Ms. MacKenzie also holds board positions with other private and public corporations.

Fred J. Dyment	Yes
Mr. Dyment brings a wealth of industry experience and contacts to the Company's board. Mr. Dyment is a Chartered Accountant with 40 years of experience in the oil and gas industry. He previously served as President and Chief Executive Officer of Maxx Petroleum Company (2000-2001). From 1978-2000 he worked for Ranger Oil Limited holding positions of increasing responsibility as Controller, Vice President Finance, President and Chief Executive Officer. Mr. Dyment also holds board positions and sits on the Compensation Committee of several private and public corporations.

Geoff C. Chase	Yes
Mr. Chase is a former international oil and gas industry executive. Mr. Chase worked for Ranger Oil Limited for 28 years in numerous positions overseeing domestic and international operations. His most recent position was with Ranger Oil Limited, where he was Senior Vice-President, Business Development, responsible for identifying, assessing and negotiating international petroleum development opportunities. Mr. Chase has also served on the board of public and private companies.

Mandate of the Compensation Committee
The purpose of the Compensation Committee is to review and make recommendations to the board in respect of compensation matters relating to the Company's executive officers and directors, including the "named executive officers".
Subject to the powers and duties of the Board, the Compensation Committee is required under its charter to perform the following duties:

•	review and recommend corporate goals and objectives relevant to the incentive compensation of the Company's executive officers and employees;

•	determine the salary and benefits of the executive officers, subject to the terms of existing contractual arrangements;

•	review terms of new executive officer contracts, amendments or renewal of existing executive officer contracts and make recommendations for approval of contracts to the board of directors;

•	review the compensation of the directors in light of time commitments, competitive fees, risks and responsibilities and make recommendations for approval of directors' fees to the board of directors;

•
based on recommendations of the Chief Executive Officer, determine the general compensation structure and policies and programs for the Company such that the Company is able to award, attract and hold key personnel;

•	oversee the Company's stock option plan (the "Option Plan") and determine its use, from time to time, as a form of incentive compensation for service providers;

•	determine and recommend any other incentives/compensation plans from time to time;

•	review and make recommendations to the board of directors on issues that arise in relation to any employment contract in force from time to time;

•	review and approve severance arrangements for executive officers;

•	consider the risks associated with the Company's compensation policies; and

•	annually review the charter and propose amendments to be ratified by a simple majority of the board of directors.
The Compensation Committee, with the approval of the board of directors, has engaged an independent compensation advisory firm to review both executive and director short and long-term compensation for future periods.
Compensation Discussion and Analysis
Introduction
TransGlobe's compensation program is based on a "pay-for-performance" philosophy which supports the Company's commitment to delivering continuous strong performance for its Shareholders. The Compensation Committee sets specific performance objectives that tie to the Company's annual strategic plan in assessing the performance of the executive officers. The Company's compensation policies are founded on the principle that compensation should be aligned with Shareholders' interests, while also recognizing that TransGlobe's corporate performance is dependent on retaining highly trained, experienced and committed directors, executive officers and employees who have the necessary skill sets, education, experience and personal qualities required to manage the Company's business. TransGlobe's program also recognizes that the various components of compensation must be sufficiently flexible to adapt to unexpected developments in the oil and gas industry and the impact of internal and market-related occurrences from time to time.
Executive Compensation Principles
The main objectives of TransGlobe's executive compensation program are to attract, recruit and retain individuals of high caliber to serve as officers of the Company, to motivate them in order to achieve the Company's strategic objectives, and to align the interests of executive officers with the long-term interests of the Company's Shareholders and enhancement in share value. In approaching these key objectives, the Compensation Committee recognizes that a "pay-for-performance" philosophy should be applied in compensation-related decisions and that such objectives are designed to promote the Company's continued growth in production, reserves, funds flow from operations and earnings on an absolute and per-share basis.
Executive officer compensation consists of three principal components: (a) base salary; (b) annual performance-ranked variable-rate compensation ("PRVR Compensation"); and (c) participation in long-term incentive compensation programs. The aggregate value of these principal components and related benefits is used as a basis for assessing the overall competitiveness of TransGlobe's executive compensation package with the industry peer group. TransGlobe does not have a retirement plan. Overall compensation is designed to recognize this deficiency as compared to other companies. Each element of TransGlobe's executive compensation program is described below.
The performance of the Company, the Chief Executive Officer and other executive officers is reviewed annually by the Compensation Committee to set executive compensation packages. The factors considered by the Compensation Committee in assessing the performance of the Company and its executive officers for 2013 were: (a) production growth per share; (b) overall oil and natural gas reserves growth per share; (c) recycle ratio; (d) the annual change in operating costs per barrel of oil in the context of general inflation; (e) the annual change in general and administrative costs per barrel; (f) increase in funds flow from operations per share; (g) increase in total funds flow; and (h) increase in earnings per share. The performance of all of the above factors is ranked against the Company's internal targets. Total shareholder return ("TSR") was also ranked relative to the share price performance of the Company's peer group. TransGlobe tracked an industry peer group which consists of 15 international oil and gas development and exploration companies with daily production ranging between 1,000 and 50,000 barrels of oil equivalent.
Of the performance goals considered by the Compensation Committee in determining executive compensation packages, recycle ratio is a non-International Financial Reporting Standards ("IFRS") financial measure. Recycle ratio is defined as netback divided by finding, development and acquisition costs for proved plus probable reserves on a per barrel basis. Per barrel netback, for the purpose of calculating the recycle ratio, is defined as net sales less operating, exploration, general and administrative (excluding non-cash items), foreign exchange (gain) loss, interest and current income tax expense divided by total production volumes.

The companies that comprised TransGlobe's peer group for 2013 included:

Apco Oil & Gas International Inc.	Coastal Energy Company	Ithaca Energy
Bankers Petroleum Ltd.	Enquest Plc	Niko Resources Ltd.
Canacol Energy Ltd.	Exillon Energy	Parex Resources Inc.
Caracal Energy Inc.	Gran Tierra Energy Inc.	Salamander Energy
Chinook Energy Inc.	Heritage Oil PLC	Vaalco Energy, Inc.
These companies were chosen as TransGlobe’s peer group as they are based in Canada, the United States of America or the United Kingdom, operate in foreign jurisdictions and are in the development stage of operations. The Company is in the process of reviewing and updating the peer group for 2014.
As part of its review of the Company's compensation program, the Compensation Committee's objective was to ensure that the compensation program provided executive officers of the Company with adequate incentives to achieve both short and long term objectives without motivating them to take inappropriate or excessive risk for short-term interests. In particular, the Compensation Committee risk oversight was accomplished in the following ways:

•	the Compensation Committee sets specific performance objectives that tie to the short and long term objectives of the Company established in the strategic plan approved by the board of directors;

•
a significant portion of executive compensation is at risk (not guaranteed) and is variable year over year based on overall corporate performance. For example, the PRVR Compensation element of the executive compensation program described below is designed to reward both corporate and individual performance against targets for the last completed financial year with corporate performance against targets weighted at 80% to 90% of the PRVR Compensation, reflecting the alignment of executive compensation to overall corporate performance;

•
the Company's long-term incentive plans are designed such that stock options ("Options") have a life of at least a five year period and therefore encourages sustainable share price appreciation and reduces the risk of actions which may have short term advantages;

•	the Company's compensation program for each of its executive officers is substantially similar to the overall compensation program for the other executives of the Company; and

•	the compensation expense for Named Executive Officers ("NEOs") is not a significant percentage of the Company's revenue.
The Compensation Committee did not identify any risks arising from the Company's compensation policies and practices that are reasonably likely to have a material adverse effect on the Company.
Elements of TransGlobe's Executive Compensation Program
Base Salaries
The base salary component is intended to provide a fixed level of competitive pay that reflects each executive officer's primary duties and responsibilities. It also provides a base amount from which PRVR compensation is calculated. The Company intends to pay base salaries to its executive officers, including the Chief Executive Officer, that are competitive with those of comparable companies in the oil and gas industry. The Compensation Committee determines the base salaries of the Company's officers based on an annual industry compensation survey by an in-house survey of the public information available from the peer group companies. TransGlobe's officers' 2013 pay levels were set following a review of an in-house survey of public information available from the peer group companies. Factors considered in determining which companies to include in the peer company list are total revenue, total assets, free cash flow, total level of capital expenditures, number of employees and production levels.
Annual Performance-Ranked Variable-Rate Compensation
The Compensation Committee reviews the Company's overall performance relative to the internal growth targets and the share price performance of TransGlobe relative to peer companies in order to determine whether an annual PRVR Compensation is warranted. The PRVR Compensation element of the executive compensation program is designed to reward both corporate and individual performance against targets for the last completed financial year. Corporate performance against targets is weighted at 80% to 90% of the PRVR Compensation, reflecting the alignment of executive compensation to overall corporate performance. The amount of PRVR Compensation paid is set pursuant to a formula that compares annual corporate performance in respect of the Company's targets on a variety of operational and financial factors and the Company's share price performance relative to its peer group. Each of the corporate performance measures and each individual's job performance results in a weighted multiplication factor which is applied to a pre-determined percentage of the executive's annual salary. The resulting amount represents the PRVR Compensation for the individual for that year.
Minimum growth rates must be achieved before any PRVR Compensation can be calculated. If the Company achieves less than 5% growth over the prior year in funds flow from operations, production per share or reserves per share, those factors will rank at zero for that year. Conversely, PRVR Compensation is capped at the maximum award if production per share, reserves per share or funds flow from operations growth exceeds 25% year-over-year. Three key corporate measures are applied to determining the executive officers' annual PRVR Compensation:

1.	Financial results (35% maximum weighting): the 2013 target was a 15% increase in funds flow per share, a 15% increase in total funds flow and a 15% increase in earnings per share.

2.
Operational effectiveness (50% maximum weighting): the 2013 targets were a 15% increase in reserves and in production rates per share, a recycle ratio of 1.5 or higher and operating costs per barrel ("Bbl") and general and administrative cost per Bbl not to exceed the change in the Consumer Price Index.

3.
Total shareholder return ("TSR") (15% maximum weighting): a comparison with the share price performance of 15 peer companies, all of which are international oil and gas development and exploration companies with between 1,000 and 50,000 barrels of oil equivalent per day of production was carried out. TransGlobe's TSR needs to have a positive increase year over year and exceed the average of the peer group by 100% in order to receive the maximum 15% inclusion in the calculation of PRVR Compensation.

The total corporate performance multiplier for 2013, as calculated from the three key measures above, was 3%. This percentage was then applied to the potential PRVR Compensation for each executive for the corporate portion of performance measurement. A personal component was also assessed. The net result for 2013 is disclosed below in the Summary Compensation Table.
The same principles were applied to the senior level staff and other employees, although with a greater emphasis on the assessment of the personal component. In this way the achievement of corporate performance becomes part of the overall corporate culture within TransGlobe.
The key corporate measures, the associated targets and the relative weighting of the key corporate measures are reviewed annually by the Compensation Committee and adjusted (if deemed appropriate) to ensure alignment with the corporate strategic plan.
Long-Term Incentive Compensation – Stock Options
Individual Options are granted under the Company's Option Plan to directors, officers, employees, contractors and other service providers and are intended to align executive, employee, contractor, service provider and shareholder interests by creating a direct link between compensation and shareholder return. Options are awarded at initial employment and at the discretion of the Compensation Committee based on each individual's position and level of responsibility. Participation in the Option Plan rewards long-term TSR, as measured through the price of the Company's Common Shares. In addition, the Option Plan enables executives to develop and maintain a significant ownership position in the Company. See "Incentive Plans – Stock Option Plan".
Compensation Advisor
The Company's compensation policies have allowed the Company to attract and retain a team of motivated professionals and support staff working towards the common goal of enhancing shareholder value. In an effort to ensure that TransGlobe is maintaining a competitive compensation arrangement for its officers, directors and staff the Compensation Committee engaged the services of Hugessen Consulting Inc. ("Hugessen"), an independent compensation advisor to support the Committee in conducting a comprehensive review of TransGlobe's current compensation practices.

At no time since the most recently completed financial year of TransGlobe, has any other compensation consultant or advisor been retained by TransGlobe to assist the Board or the Compensation Committee in determining the compensation of the directors or executive of TransGlobe.

Executive and Director Compensation-Related Fees: The aggregate fees paid to Hugessen and its affiliates for executive and director compensation services provided to the Company in 2013 were $115,685.75 and in 2012 were $nil.

All Other Fees: The aggregate fees paid to Hugessen and its affiliates for all other services provided to the Company in 2013 were $nil and in 2012 were $nil.

Review of Compensation Programs and Changes Contemplated for 2014
In August 2013, the Compensation Committee began a comprehensive review of TransGlobe’s compensation programs, pay for performance framework and related governance. Supported by Hugessen, the Board’s independent compensation advisor, the Compensation committee undertook the following:

1.
a review and update of TransGlobe’s executive compensation peer group to reflect the Company’s current size and growth based on market capitalization, total enterprise value, production, and geographic location;

2.
a review of the Company’s executive compensation and director compensation including pay levels and mix relative to peer practices (and trends within the broader market) and the Company’s pay philosophy; and

3.	a review of the Company’s pay-for-performance framework in the short-term and long-term incentive plan design relative to peer practices and trends within the broader market.
The review confirmed the appropriateness of many aspects of TransGlobe’s compensation including the rigour of the Annual Performance-Ranked Variable-Rate Compensation plan, stock ownership guidelines for directors, and the high level of actual stock ownership by the CEO and COO.
Based on the outcome of this review, the Committee will continue to refine the Company’s executive compensation programs in 2014 and in the future. At this time, the Committee is considering the introduction of a performance-vested share unit long term incentive program (a “PSU plan”) for executives that may partially replace the use of Options. As well, the Committee is considering the introduction of a time vesting share unit component of director compensation (either a Restricted Share Unit "RSU" or Deferred Share Unit "DSU" plan) that may fully or partially replace the future use of Options.
Other Information Concerning Executive Compensation
TransGlobe does not have any written policies which prohibit an executive officer from purchasing financial instruments, including, for greater certainty, prepaid variable forward contracts, equity swaps, collars, or units of exchange funds, that are designed to hedge or offset a decrease in market value of equity securities granted as compensation or held, directly or indirectly, by the executive officer. However, those executive officers who are also directors must comply with the Company's share ownership policy for directors, which requires that directors hold Common Shares with a minimum aggregate market value of three (3) times the annual retainer fee that they are paid, and that the required ownership position is not hedged or otherwise sold.

Performance Graph
The following graph illustrates TransGlobe's five-year cumulative shareholder return, as measured by the closing price of the Common Shares at the end of each financial year, assuming an initial investment of C$100 on December 31, 2008, compared with the S&P/TSX Composite Index and the S&P TSX Capped Energy Index, assuming the reinvestment of dividends where applicable.

	Year ended
	2008	2009	2010	2011	2012	2013
TransGlobe Energy Corporation	100	120	542	275	318	303
S&P/TSX Composite Index	100	131	150	133	138	152
S&P/TSX Capped Energy Index	100	137	149	124	115	126
TransGlobe is an international oil and gas development and exploration company that over the last five years has increased its daily production from 7,342 Boepd to 18,284 Bbls/d. The comparison of TransGlobe's share price performance from 2008 to 2013 with the broad indices is not indicative of the Company's overall growth. TransGlobe's long-term incentive compensation (Option Plan) is directly correlated with shareholder return.

Summary Compensation Table
The following table sets forth, for the years ended December 31, 2013, 2012 and 2011, information concerning the compensation paid to TransGlobe's Chief Executive Officer ("CEO"), Chief Financial Officer ("CFO"), Chief Operating Officer ("COO"), Vice President Business Development, Vice President Engineering and Vice President Exploration (the only executive officers of the Company during the year ended December 31, 2013) (each a NEO and collectively, the NEOs).

Name and principal position	Year	Salary (C$)(5)	Option- based awards (1) (C$) (5)	Non-equity incentive plan compensation (C$)		All other compensation(3)	Total compensation (C$)(5)
				Annual Incentive Plans (2) (C$)(5)	Long-term incentive plans
Ross Clarkson, President and Chief Executive Officer	2013 2012 2011	384,800 370,000 322,000	720,190 541,674 580,414	50,000 347,000 304,000	n/a n/a n/a	n/a n/a n/a	1,154,990 1,258,674 1,206,414
Randy Neely, (7) Vice-President, Finance, Chief Financial Officer and Secretary	2013 2012	280,800 180,000	527,179 492,431	50,000 143,000	n/a n/a	n/a n/a	857,979 815,431
Lloyd Herrick, Vice-President and Chief Operating Officer	2013 2012 2011	335,920 323,000 281,000	630,886 406,256 405,853	50,000 283,000 238,000	n/a n/a n/a	n/a n/a n/a	1,016,806 1,012,256 924,853
Albert Gress, (6) Vice President Business Development	2013 2012 2011	275,600 265,000 250,276	361,113 258,423 281,961	50,000 180,000 157,000	n/a n/a n/a	n/a n/a n/a	686,713 703,423 689,237
Rob Pankiw, (8) Vice-President Engineering	2013 2012 2011	251,680 238,858 221,244	328,406 233,905 157,104	50,000 164,000 124,000	n/a n/a n/a	n/a n/a n/a	630,086 636,763 502,348
Brett Norris, (9) Vice-President Exploration	2013 2012 2011	251,680 238,858 221,244	328,406 233,905 157,104	50,000 164,000 124,000	n/a n/a n/a	n/a n/a n/a	630,086 636,763 502,348
Notes:

(1)
Reflects Options issued under the Option Plan. Based on the grant date fair value of the applicable awards. The fair value of the Options granted is estimated on the date of grant using the lattice-based trinomial option pricing model. The weighted average fair value of the Options granted during 2013 was C$2.88, based on the following assumptions: risk-free interest rate of 1.15%, five year expected life, expected volatility of 46.77%, dividend per share of nil and early exercise factors year one through five of 0%/10%/20%/30%/40%, respectively. The weighted average fair value of the Options granted during 2012 was C$4.10, based on the following assumptions: risk-free interest rate of 1.35%, five year expected life, expected volatility of 53.92%, dividend per share of nil and early exercise factors year one through five of 0%/10%/20%/30%/40%, respectively. The weighted average fair value of the Options granted during 2011 was C$4.22, based on the following assumptions: risk-free interest rate of 1.82%, five year expected life, expected volatility of 50.60%, dividend per share of nil and early exercise factors year one through five of 0%/10%/20%/30%/40%, respectively.

(2)	Reflects the cash amounts awarded to the NEO under the Company's annual PRVR Compensation in respect of the year ended December 31, 2013 but made payable in 2014.

(3)
The value of perquisites received by each of the NEOs, including property or other personal benefits provided to the NEOs that are not generally available to all employees, were not in aggregate equal to or greater than C$50,000 or 10% of the NEO's total salary for the financial year.

(4)	There were no share-based awards or pension contributions made to any of the NEOs in 2011, 2012 or 2013.

(5)	All compensation amounts are paid or awarded in Canadian dollars, except as noted in (6).

(6)
Mr. Gress was appointed Vice-President, Business Development of the Company on March 13, 2011. Prior thereto Mr. Gress was Country Manager in Egypt for the Company. Compensation amounts paid to Mr. Gress were paid in U.S. dollars as Country Manager in Egypt and have been disclosed in the table above in C$. The amounts paid prior to March 13, 2011 were converted to C$ at a rate of C$0.9891 per each US$. Mr. Gress’s option exercise price was awarded in US$. Option-based awards were converted to C$ at the average exchange rate for the year in which the income was earned (2013 - C$1.0299 per US$; 2012 - C$0.9996 per US$; 2011 - C$0.9891 per US$).

(7)	Mr. Neely was appointed Vice-President, Finance and Chief Financial Officer and Corporate Secretary on May 8, 2012.

(8)	Mr. Pankiw was appointed Vice-President, Engineering on April 9, 2012. Prior thereto, Mr. Pankiw was Manager of Engineering.

(9)	Mr. Norris was appointed Vice-President, Exploration on April 9, 2012. Prior thereto, Mr. Norris was Manager of Exploitation.

Incentive Plans
Stock Option Plan
The Company has an Option Plan which permits the granting of Options to purchase Common Shares to directors, officers, employees, consultants and other service providers ("Optionees") of the Company and its subsidiaries. The Option Plan is intended to afford persons who provide services to TransGlobe an opportunity to obtain an interest in TransGlobe by permitting them to purchase Common Shares and to aid in attracting as well as retaining and encouraging the continued involvement of such persons with TransGlobe. The Option Plan is administered by the board of directors of the Company.
The Option Plan currently limits the number of Common Shares that may be issued on exercise of Options to a number not exceeding 10% of the number of Common Shares which are outstanding from time to time. Options cancelled, terminated or expired prior to exercise of all or a portion thereof shall result in the Common Shares that were reserved for issuance thereunder being available for a subsequent grant of Options pursuant to the Option Plan. As the Option Plan is a "rolling" plan, the issuance of additional Common Shares by the Company or the exercise of Options will also give rise to additional availability under the Option Plan.
The number of Common Shares issuable pursuant to Options granted under the Option Plan or any other security-based compensation arrangements of TransGlobe: (i) to any one Optionee may not exceed 5% of the outstanding Common Shares; (ii) issuable to insiders at any time shall not exceed 10% of the issued and outstanding Common Shares; (iii) issued to insiders within any one-year period may not exceed 10% of the outstanding Common Shares; and (iv) to consultants may not exceed 2% of the outstanding Common Shares and to any one single consultant within any one year period may not exceed 1% of the outstanding Common Shares. In addition, the number of Common Shares issuable at any time pursuant to Options to directors of TransGlobe that are not officers or employees of TransGlobe shall be limited to 2% of the issued and outstanding Common Shares.
Options granted pursuant to the Option Plan have a term not exceeding ten years and vest in such manner as determined by the board of directors. In the absence of any specific determination to the contrary by the Compensation Committee, Options will vest and be exercisable as to 1/3 on each of the first, second and third anniversaries of the date of grant, subject to acceleration of vesting in the discretion of the Compensation Committee.
Options are not assignable or transferable by the Optionee, except for a limited right of assignment to allow the exercise of Options by an Optionee's legal representative in the event of death or incapacity, subject to the terms upon which the Option is granted.
The exercise price of the Options granted pursuant to the Option Plan is determined by the Compensation Committee at the time of grant, provided that the exercise price shall not be less than the five-day weighted average trading price of the Common Shares on the Toronto Stock Exchange (the "TSX") (or such stock exchange on which the Common Shares may be listed) immediately preceding the date of grant.
In the event that an Optionee ceases to be a director, officer, employee of or service provider to TransGlobe or a subsidiary of TransGlobe for any reason, including without limitation, resignation, dismissal or otherwise but excluding death and in the case of retirement, directors, the Optionee may, prior to the expiry date of the Options and within 30 days from the date of ceasing to be a director, officer, employee or service provider, exercise any Options which are vested within such period, after which time any outstanding Options shall terminate. In the event of death of the Optionee, the Optionee's legal representative may, within six (6) months from the Optionee's death and prior to the expiry date, exercise the Options which are vested within such period, after which time any remaining Options shall terminate. In the event of retirement of a director pursuant to the Company's retirement policy, all Options held by the retiring director will become vested and exercisable, to the extent not already vested and exercisable, immediately prior to retirement, and they will continue to be exercisable until their original expiration date. The Company's retirement policy for directors is that if a director either resigns or agrees not to be re‑nominated by management for election at the next annual general meeting, then so long as the director has served as director of the Company for at least two years, then such director's Options shall not terminate thirty days following the time such director ceases to be a director but, rather, shall continue until the earlier of the expiration date of the Option and one year following the time such director ceases to be a director.
The Option Plan also provides that Optionees have the right to request (the "Request") that the Company purchase each of their vested Options for a price equal to the difference, if positive, between the market price of the Common Shares on the day prior to the date of notice of exercise of the Request and the exercise price of the Option. The Company has the discretion not to accept any exercise of the Request. In addition, each Optionee that exercises the Request may purchase Common Shares with the proceeds of the exercise of the Request at the market price of the Common Shares. While the Common Shares are listed and posted for trading on the Toronto Stock Exchange, the board of directors may from time to time in its sole discretion, permit Options to be surrendered, unexercised to the Corporation in consideration of the receipt by the holder of such Options of an amount (the "Settlement Amount") equal to the excess, if any, of the aggregate fair market value of the shares (based on the five-day weighted average trading price of the Common Shares on the Toronto Stock Exchange immediately preceding the Surrender Date (as herein defined)) able to be purchased pursuant to the vested and exercisable portion of such Options on the date of surrender (the "Surrender Date"), over the aggregate Exercise Price for those Common Shares pursuant to those Options. The Settlement Amount is payable in cash, Common Shares or a combination thereof, as the Board of Directors may from time to time in its discretion determine. For greater certainty, those Common Shares underlying the unexercised Options that are the subject of retirement in consideration for a Settlement Amount, are deemed to be included in the number of total Common Shares for which Options may be granted under the Plan.
The Option Plan also provides that in the event an Unsolicited Offer (as defined below) is made for the Common Shares, all unexercised and unvested outstanding Options granted under the Option Plan shall vest and become immediately exercisable in respect of any and all Common Shares for which the holder of Options has not exercised the Options. An "Unsolicited Offer" is defined in the Option Plan as an Offer (as defined below) in respect of which neither the board of directors of the Company nor management of the Company solicited, sought out, or otherwise arranged for the offeror party to make such Offer. An "Offer" means an offer made generally to the holders of Common Shares in one or more jurisdictions to acquire, directly or indirectly, the Common Shares and which is in the nature of a "takeover bid" as defined in the Securities Act (Alberta) and, where the Common Shares are listed and posted for trading on a stock exchange, not exempt from the formal bid requirements of the Securities Act (Alberta). Any Option remaining unexercised following the earlier of the withdrawal of such Unsolicited Offer and the expiry of such Unsolicited Offer in accordance with its terms again becomes subject to the original terms of the agreement relating to the grant of Options as if the Unsolicited Offer had not been made.

The Option Plan further provides for certain anti-dilution provisions which provide that in the event of: (a) any change in the Common Shares of the Company through subdivision, consolidation, reclassification, amalgamation, merger or otherwise; or (b) any stock dividend to holders of Common Shares of the Company (other than such stock dividends issued at the option of shareholders of the Company in lieu of substantially equivalent cash dividends); or (c) that any rights are granted to holders of Common Shares to purchase Common Shares at prices substantially below fair market value; or (d) that as a result of any recapitalization, merger, consolidation or otherwise the Common Shares are converted into or exchangeable for any other shares; then in any such case the board of directors of the Company may make such adjustment in the Option Plan and in the Options granted under the Option Plan as the Board of Directors of the Company may in its sole discretion deem appropriate to prevent substantial dilution or enlargement of the rights granted to, or available for, holders of Options, and such adjustments may be included in the Options.
Without the prior approval of the Shareholders of TransGlobe, the board of directors may not: (i) make any amendment to the Option Plan to increase the percentage of Common Shares issuable on exercise of outstanding Options at any time, (ii) reduce the exercise price of any outstanding Options, (iii) extend the term of any outstanding Options beyond the original expiry date of such Option (except in accordance with an extension to include a blackout period), (iv) make any amendment to increase the maximum limit on the number of securities that may be issued to Insiders (as such term is defined in the Option Plan), (v) make any amendment to increase the maximum number of Common Shares issuable on exercise of Options to directors who are not officers or employees of the Company, (vi) make any amendment to the Option Plan that would permit an Optionee to transfer or assign Options to a new beneficial Optionee other than in the case of death of the Optionee, or (vii) amend the restrictions on amendments that are provided in the Option Plan. Subject to restrictions set out above, the board of directors may amend or discontinue the Option Plan and Options granted thereunder at any time, reduce the percentage number of Common Shares which may be issued under the Option Plan, reduce the exercise price of any outstanding Options not held by Insiders, alter the vesting provisions relating to Options, or alter the surrender rights set out in the Option Plan, without shareholder approval, provided that any amendment to the Option Plan that requires approval of any stock exchange on which the Common Shares are listed for trading may not be made without approval of such stock exchange. In addition, no amendment to the Option Plan or Options granted pursuant to the Option Plan may be made without the consent of the Optionee if it adversely alters or impairs any Option previously granted to such Optionee.
The policies of the TSX require that the unallocated Options under the Option Plan be approved every three years by the Shareholders of TransGlobe. The unallocated Options under the Option Plan were last approved by the Shareholders at the Company's annual and special meeting held on May 8, 2013.
As at May 9, 2014 the Company had 5,439,667 Options outstanding and 2,046,482 Options available for issuance under the Option Plan.
Annual Performance-Ranked Variable-Rate Compensation
The Company has established an annual performance-ranked variable-rate compensation plan for its executive officers and employees based and dependent upon, among other things, the performance of both the Company and the individual for the applicable period. The amount of any variable-rate compensation awarded is set in relation to a formula that contains factors related both to the Company's and the individual's performance (see "Elements of TransGlobe's Executive Compensation Program - Annual Performance-Ranked Variable-Rate Compensation").
Incentive Plan Awards
Outstanding Option-Based Awards and Share-Based Awards
The Company did not have any share-based awards outstanding at the end of the most recently completed financial year. No share-based awards were granted to any NEO in 2013.
Options are normally recommended by the Company's management, reviewed by the Compensation Committee upon the commencement of employment with the Company based on the level of responsibility within the Company, and if approved by the Compensation Committee, recommended for approval by the board of directors.
Additional grants may be made periodically, generally on an annual basis, to ensure that the number of Options granted to any particular individual is commensurate with the individual's level of ongoing responsibility within the Company. In considering additional Option grants, the number of Options granted is based on certain factors considered by the Compensation Committee, including base salary, responsibility in the organization, the value of the Options and previous Option grants.
The following table sets forth, for each NEO, all option-based awards outstanding at the end of the year ended December 31, 2013.

Option-based Awards
Name	Number of securities underlying unexercised options (#)	Option exercise price (C$)	Option expiration date	Value of unexercised in-the-money options(1) (C$)
Ross Clarkson
	120,000	3.40	21-Aug-2014	657,600
	147,000	7.36	14-May-2015	223,440
	133,000	13.02	17-May-2016	—
	132,000	11.65	14-May-2017	—
	250,000	9.13	14-Mar-2018	—
Randy Neely
	120,000	11.65	14-May-2017	—
	183,000	9.13	14-Mar-2018	—
Lloyd Herrick
	100,000	3.40	21-Aug-2014	548,000
	102,000	7.36	14-May-2015	155,040
	93,000	13.02	17-May-2016	—
	99,000	11.65	14-May-2017	—
	219,000	9.13	14-Mar-2018	—
Albert Gress(2)
	51,000	7.62	14-May-2015	64,260
	63,000	14.36	17-May-2016	—
	63,000	12.39	14-May-2017	—
	125,000	9.46	14-Mar-2018	—
Robert Pankiw
	42,000	7.36	14-May-2015	63,840
	36,000	13.02	17-May-2016	—
	57,000	11.65	14-May-2017	—
	114,000	9.13	14-Mar-2018	—
Brett Norris
	42,000	7.36	14-May-2015	63,840
	36,000	13.02	17-May-2016	—
	57,000	11.65	14-May-2017	—
	114,000	9.13	14-Mar-2018	—
Notes:

(1)	Calculated based on the difference between the market price of the Common Shares at December 31, 2013 and the exercise price of the Options.

(2)	Mr. Gress’s Option exercise price was awarded in US$ and converted to C$ at the December 31, 2013 rate of 1.0636.
Incentive Plan Awards – Value Vested or Earned During the Year
The following table sets forth for each NEO, the value of option-based awards which vested during the year ended December 31, 2013 and the value of non-equity incentive plan compensation earned during the year ended December 31, 2013. The Company does not have any share-based awards.

Name	Option-based awards – Value vested during the year(1) (C$)	Non-equity incentive plan compensation – Value earned during the year (2)(C$)
Ross Clarkson	36,260	50,000
Randy Neely	—	50,000
Lloyd Herrick	25,160	50,000
Albert Gress(3)	14,182	50,000
Robert Pankiw	10,360	50,000
Brett Norris	10,360	50,000
Notes:

(1)
Aggregate dollar value of the Common Shares that would have been realized if the Options had been exercised on the vesting date and calculated based on the difference between the market price of the Common Shares underlying the Options on the vesting date and the exercise price of the Options.

(2)	Reflects the annual PRVR Compensation earned by the NEO in respect of the last completed financial year.

(3)	Mr. Gress’s option exercise price was awarded in US$. The value of vested option-based awards was converted to C$ at the rate of C$1.0299 per each $US.

(4)	There were no Share-based awards issued or outstanding in 2013.
Pension Plan Benefits
The Company does not have a pension plan or similar benefit program.
Termination and Change of Control Benefits
Mr. Ross Clarkson was appointed President and Chief Executive Officer of the Company on December 4, 1996, which appointment will continue unless terminated as provided in his employment contract. Pursuant to Mr. Clarkson's employment contract effective February 14, 2008 and subsequent amendments approved by the Compensation Committee, in return for a full-time commitment to the Company, he receives a monthly salary of C$33,333 effective January 1, 2014 (2013 - C$32,067). Mr. Clarkson is entitled to annual performance-based variable-rate compensation in such amount as may be determined by the Compensation Committee.
Mr. Lloyd Herrick was appointed Vice-President and Chief Operating Officer of the Company on April 28, 1999, which appointment will continue unless terminated as provided in his employment contract. Pursuant to Mr. Herrick's employment contract effective February 14, 2008 and subsequent amendments approved by the Compensation Committee, in return for a full-time commitment to the Company, he receives a monthly salary of C$29,083 effective January 1, 2014 (2013 - C$27,993). Mr. Herrick is entitled to annual performance-based variable-rate compensation in such amount as may be determined by the Compensation Committee.
Mr. Randy Neely was appointed Vice-President, Finance, Chief Financial Officer and Secretary of the Company on May 8, 2012, which appointment will continue unless terminated as provided in his employment contract. Pursuant to Mr. Neely's employment contract effective May 8, 2012 and subsequent amendments approved by the Compensation Committee, in return for a full-time commitment to the Company, he receives a monthly salary of C$24,333 effective January 1, 2014 (2013 - C$23,400). Mr. Neely is entitled to annual performance-based variable-rate compensation in such amount as may be determined by the Compensation Committee.
Mr. Albert Gress was appointed Vice-President, Business Development of the Company, which appointment will continue unless terminated as provided in his employment contract. Pursuant to Mr. Gress’s employment contract effective March 13, 2011 and subsequent amendments approved by the Compensation Committee, in return for a full-time commitment to the Company, he receives a monthly salary of C$23,917 effective January 1, 2014 (2013 - C$22,967). Mr. Gress is entitled to annual performance-based variable-rate compensation in such amount as may be determined by the Compensation Committee.
Mr. Robert Pankiw was appointed Vice-President, Engineering of the Company, which appointment will continue unless terminated as provided in his employment contract. Pursuant to Mr. Pankiw's employment contract effective April 9, 2012 and subsequent amendments approved by the Compensation Committee, in return for a full-time commitment to the Company, he receives a monthly salary of C$21,833 effective January 1, 2014 (2013 - C$20,973). Mr. Pankiw is entitled to annual performance-based variable-rate compensation in such amount as may be determined by the Compensation Committee.
Mr. Brett Norris was appointed Vice-President, Exploration of the Company, which appointment will continue unless terminated as provided in his employment contract. Pursuant to Mr. Norris's employment contract effective April 9, 2012 and subsequent amendments approved by the Compensation Committee, in return for a full-time commitment to the Company, he receives a monthly salary of C$21,833 effective January 1, 2014 (2013 - C$20,973). Mr. Norris is entitled to annual performance-based variable-rate compensation in such amount as may be determined by the Compensation Committee.
Each of the employment contracts may be terminated by the executive officer on 60 days' written notice. In addition, if there is a change of control (as defined in the contract) of the Company, Messrs. Clarkson, Herrick, Neely, Gress, Pankiw and Norris may, within 90 days after that event, elect to terminate the contract and his employment, and the Company will pay to him a retirement allowance in an amount equal to 24 months of his then current salary (other than for Messrs. Gress, Pankiw and Norris, whose retirement allowance is an amount equal to 18 months of his then current salary), the sum total of the PRVR Compensation of the two financial years completed immediately preceding the termination date of employment and an amount of 10% of the above amount in lieu of benefits. If the executive officer should die during the term of the contract, the Company is required to pay his estate an amount equal to six months of his then current salary. The employment contracts also provide for the customary medical, dental and life insurance benefits and vacation entitlement.

In addition, in accordance with the Company's Option agreements, in the event of a change of control (as defined in the Option agreement), all of the Options may be exercised on or before the earlier of the expiration time of the Options and 4:00 p.m. (Calgary time) on that date which is 60 days after the date of notice to the Optionee of such change of control.
If each of Messrs. Clarkson, Herrick, Neely, Gress, Pankiw and Norris were terminated on December 31, 2013, or in the event of a change of control on December 31, 2013, the estimated aggregate payments they would be entitled to receive are as follows:

•
Mr. Clarkson would receive C$952,364 assuming his employment was terminated at December 31, 2013. Mr. Clarkson would receive an additional amount of C$397,000 assuming a change of control as at December 31, 2013;

•
Mr. Herrick would receive C$766,798 assuming his employment was terminated at December 31, 2013. Mr. Herrick would receive an additional amount of C$288,000 assuming a change of control as at December 31, 2013;

•
Mr. Neely would receive C$655,014 assuming his employment was terminated at December 31, 2013. Mr. Neely would receive an additional amount of C$193,000 assuming a change of control as at December 31, 2013;

•
Mr. Gress would receive C$471,167 assuming his employment was terminated at December 31, 2013. Mr. Gress would receive an additional amount of C$172,500 assuming a change of control as at December 31, 2013;

•
Mr. Pankiw would receive C$431,725 assuming his employment was terminated at December 31, 2013. Mr. Pankiw would receive an additional amount of C$160,500 assuming a change of control as at December 31, 2013; and

•
Mr. Norris would receive C$428,338 assuming his employment was terminated at December 31, 2013. Mr. Norris would receive an additional amount of C$160,500 assuming a change of control as at December 31, 2013.

Director Compensation
The Company periodically grants to its directors Options (see "Statement of Executive Compensation - Incentive Stock Options").
The Compensation Committee determines the level of director compensation based on annual compensation survey of the public information of similar sized companies.
In fiscal 2013, the board of directors paid independent directors C$71,000 for the year and the Chairman of the board C$86,000 for the year; any member of a committee (all of TransGlobe's board committees are composed entirely of independent directors) was entitled to an additional C$5,000 per year; the audit committee chair was entitled to an additional C$12,500 per year; the reserves committee chair was entitled to an additional C$7,500 per year; and other committee chairs were entitled to an additional C$6,000 per year. During 2013, this payment was made quarterly on March 31, June 30, September 30 and December 31.
TransGlobe does not pay any meeting fees to its Board members.
Directors' Summary Compensation Table
The following table sets forth for the year ended December 31, 2013, information concerning the compensation paid to our directors other than directors who are also Named Executive Officers. All fees earned are based on the compensation schedule for the Company's independent directors, which schedule is reviewed annually by the full board of directors. Options are awarded based on the principles outlined above under "Long-Term Incentive Compensation – Stock Options".

Name	Fees Earned (C$)	Share- based Awards (C$)	Option-based Awards (1) (C$)	Non-equity Incentive plan Compensation (C$)	Pension Value (C$)	All other Compensation (C$)	Total (C$)
Geoffrey C. Chase(4)	83,500	n/a	72,019	n/a	n/a	—	155,519
Fred J. Dyment(5)	91,743	n/a	77,780	n/a	n/a	—	169,523
Gary S. Guidry (6)	82,000	n/a	72,019	n/a	n/a	—	154,019
Robert B. Jennings (7)	91,728	n/a	72,019	n/a	n/a	—	163,747
Erwin L. Noyes(3)	84,243	n/a	69,138	n/a	n/a	—	153,381
Robert A. Halpin(2)	33,739	n/a	—	n/a	n/a	—	33,739
Notes:

(1)
Reflects Options issued under the Option Plan based on the grant date fair value of the applicable awards. The fair value of the Options granted is estimated on the date of grant using the lattice-based trinomial option pricing model. The weighted average fair value of the Options granted during 2013 was C$2.88, based on the following assumptions: risk-free interest rate of 1.15%, five year expected life, expected volatility of 46.77%, dividend per share of nil and early exercise factors year one through five of 0%/10%/20%/30%/40%, respectively.

(2)
The breakdown of Mr. Halpin's compensation is as follows: $30,225 board chairman's fee; $1,757 reserves committee membership fee; and $1,757 governance and nominating committee fee. Mr. Halpin ceased to be a director on May 8, 2013.

(3)
The breakdown of Mr. Noyes' compensation is as follows: $71,000 director's fee; $5,000 governance and nominating committee fee; $5,000 Compensation Committee fee; and $3,243 reserves committee membership fee. Mr. Noyes will be retiring and cease to be a director effective the date of the Meeting.

(4)	The breakdown of Mr. Chase's compensation is as follows: $71,000 director's fee; $7,500 reserves committee chair fee; and $5,000 audit committee membership fee.

(5)
The breakdown of Mr. Dyment's compensation is as follows: $71,000 director's fee; $12,500 audit committee chair fee; $5,000 Compensation Committee membership fee; and $3,243 governance and nominating committee membership fee.

(6)
The breakdown of Mr. Guidry's compensation is as follows: $71,000 director's fee; $6,000 Compensation Committee chair fee; and $5,000 reserves committee membership fee. Mr. Guidry ceased to be a director effective March 11, 2014.

(7)
The breakdown of Mr. Jennings’s compensation is as follows: $55,775 board chairman's fee; $24,953 director's fee; $5,000 audit committee membership fee; and $6,000 governance and nominating committee membership fee.

(8)	All compensation amounts are paid or awarded in Canadian dollars.

(9)	Prior to May 8, 2013, the committees were comprised of the following directors:

◦	Audit committee - Mr. Dyment (chair), Mr. Chase and Mr. Jennings

◦	Reserves committee - Mr. Chase (chair), Mr. Halpin and Mr. Guidry

◦	Compensation committee - Mr. Guidry (chair), Mr. Dyment and Mr. Noyes

◦	Governance and nominating committee - Mr. Jennings (chair), Mr. Halpin and Mr. Noyes

After May 8, 2013 and until December 31, 2013, the committees were comprised of the following directors:

◦	Audit committee - Mr. Dyment (chair), Mr. Chase and Mr. Jennings

◦	Reserves committee - Mr. Chase (chair), Mr. Guidry and Mr. Noyes

◦	Compensation committee - Mr. Guidry (chair), Mr. Dyment and Mr. Noyes

◦	Governance and nominating committee - Mr. Jennings (chair), Mr. Noyes, Mr. Dyment
Directors' Outstanding Option-Based Awards and Share-Based Awards
The following table sets forth, for each of our directors other than directors who are also NEOs, all option-based awards outstanding at the end of the year ended December 31, 2013. Options are awarded to the Company's independent directors to ensure alignment with Shareholders interests, in recognition of the board members' stewardship and to ensure they are retained and continue to add value based on their extensive experience and in-depth knowledge of the international oil and gas business. The Company does not have any outstanding share-based awards.

Option-based Awards
Name	Number of securities underlying unexercised options (#)	Option exercise price (C$)	Option expiration date	Value of unexercised in-the-money options(1)(2)(3) (C$)
Robert G. Jennings
	100,000	9.53	12-Sep-2016	—
	19,500	11.65	14-May-2017	—
	25,000	9.13	14-Mar-2018	—
Robert A. Halpin (4)
	14,000	7.36	08-May-2014	21,280
	8,800	13.02	08-May-2014	—
Erwin L. Noyes (4)
	40,000	3.40	21-Aug-2014	219,200
	15,000	7.36	14-May-2015	22,800
	21,000	13.02	17-May-2016	—
	19,200	11.65	14-May-2017	—
	24,000	9.13	14-Mar-2018	—
Geoffrey C. Chase
	30,000	3.40	21-Aug-2014	164,400
	15,000	7.36	14-May-2015	22,800
	21,000	13.02	17-May-2016	—
	19,800	11.65	14-May-2017	—
	25,000	9.13	14-Mar-2018	—
Fred J. Dyment
	26,667	3.40	21-Aug-2014	146,135
	18,000	7.36	14-May-2015	27,360
	24,000	13.02	17-May-2016	—
	21,000	11.65	14-May-2017	—
	27,000	9.13	14-Mar-2018	—
Gary S. Guidry (4)
	80,000	3.77	05-Oct-2014	408,800
	15,000	7.36	14-May-2015	22,800
	21,000	13.02	17-May-2016	—
	19,500	11.65	14-May-2017	—
	25,000	9.13	14-Mar-2018	—
Notes:

(1)	Calculated based on the difference between the market price of the Common Shares underlying the Options at December 31, 2013 and the exercise price of the Options.

(2)	All compensation amounts are paid or awarded in Canadian dollars.

(3)	There were no share-based awards issued to any director or outstanding in 2013.

(4)
Mr. Halpin ceased to be a director due to retirement on May 8, 2013. Mr. Guidry ceased to be a director effective March 11, 2014 and Mr. Noyes will cease to be a director effective the date of the Meeting.

Directors' Incentive Plan Awards – Value Vested or Earned During the Year
The following table sets forth for each of our directors, other than directors who are also NEOs, the value of option-based awards which vested during the year ended December 31, 2013 and the value of non-equity incentive plan compensation earned during the year ended December 31, 2013. The Company does not have any share-based awards.

Name	Option-based awards – Value vested during the year (1)(2)(3) (C$)	Non-equity incentive plan compensation – Value earned during the year (C$)
Robert A. Halpin (4)	—	n/a
Erwin L. Noyes (4)	3,700	n/a
Geoffrey C. Chase	3,700	n/a
Fred J. Dyment	4,440	n/a
Gary S. Guidry (4)	3,700	n/a
Robert G. Jennings	—	n/a
Note:

(1)
Aggregate dollar value of the Common Shares that would have been realized if the Options had been exercised on the vesting date and calculated based on the difference between the market price of the Common Shares underlying the Options on the vesting date and the exercise price of the Options on the vesting date.

(2)	There were no share-based awards issued to any director or outstanding in 2013.

(3)	All compensation amounts are paid or awarded in Canadian dollars.

(4)
Mr. Halpin retired on May 8, 2013 and ceased to be a director on that date. Mr. Guidry ceased to be a director effective March 11, 2014 and Mr. Noyes will cease to be a director effective the date of the Meeting.

Securities Authorized for Issuance Under Equity Compensation Plans
The following sets forth information in respect of securities authorized for issuance under our equity compensation plans as at December 31, 2013:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by securityholders (1)	5,870,867	C$9.51	1,589,072
Equity compensation plans not approved by securityholders	n/a	n/a	n/a
Total	5,870,867	C$9.51	1,589,072
Note:

(1)
The Company's Option Plan authorizes the issuance of Options entitling the holders to acquire, in the aggregate, up to 10% of its Common Shares from time to time. See "Statement of Executive Compensation - Incentive Plans - Stock Option Plan".

Compensation Review
In an effort to ensure that TransGlobe is maintaining a competitive compensation arrangement for its officers, directors and staff the Compensation Committee has engaged the services of an independent compensation advisor to compare TransGlobe's compensation practices with other companies in the oil and natural gas industry and ensure that TransGlobe's compensation practices are consistent with the performance of the Company. The independent compensation advisor reviewed both short and long-term compensation practices and has provided recommendations regarding the Company's compensation packages. The Company may change certain aspects of the current compensation packages in 2014 based on the advisor's recommendations.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS
As at the date hereof there is no indebtedness outstanding by directors, executive officers or employees or former directors, executive officers or employees of the Company to the Company or any of its subsidiaries.
CORPORATE GOVERNANCE DISCLOSURE
National Instrument 58-101 entitled "Disclosure of Corporate Governance Practices" ("NI 58-101") requires that, if management of an issuer solicits proxies from its security holders for the purpose of electing directors, certain prescribed disclosure respecting corporate governance matters be included in its management information circular. The TSX also requires listed companies to provide, on an annual basis, the corporate governance disclosure which is prescribed by NI 58-101.
The prescribed corporate governance disclosure for the Company is that contained in Form 58-101F1 which is attached to NI 58-101 ("Form 58-101F1 Disclosure").
Set out below is a description of the Company's current corporate governance practices, relative to the Form 58-101F1 Disclosure (which is set out below in italics).
Board of Directors
The board of directors is comprised of the following seven individuals: Ross G. Clarkson, President and Chief Executive Officer of the Company; Lloyd W. Herrick, Vice President and Chief Operating Officer of the Company; Robert G. Jennings, Chairman of the Company; Geoffrey C. Chase; Fred J. Dyment; Susan M. MacKenzie and Erwin L. Noyes.
Mr. Noyes will be retiring from TransGlobe effective as of the date of the Meeting, and he is not standing for re-election.
Disclose the identity of directors who are independent.
NI 52-110 provides that a member is "independent" if the member has no direct or indirect material relationship with the issuer - a "material relationship" being one which could, in the view of the issuer's board of directors, reasonably interfere with the exercise of a member's independent judgment. NI 52-110 also specifically prescribes certain relationships that are considered to be material.
Based on the foregoing, the board of directors of TransGlobe has determined that the following individuals are independent within the meaning of NI 52-110:
Robert G. Jennings    –    Independent director
Erwin L. Noyes    –    Independent director
Geoffrey C. Chase    –    Independent director
Fred J. Dyment    –    Independent director
Susan M. MacKenzie –    Independent director
Disclose the identity of directors who are not independent, and describe the basis for that determination.
The board of directors of TransGlobe has determined that the following individuals are not independent based on the guidelines set forth in NI 52-110:
Ross G. Clarkson    –    Not independent, President and Chief Executive Officer of TransGlobe
Lloyd W. Herrick    –    Not independent, Vice President and Chief Operating Officer of TransGlobe
Disclose whether or not a majority of directors are independent. If a majority of directors are not independent, describe what the board of directors does to facilitate its exercise of independent judgment in carrying out its responsibilities.
The majority of the members of the board of directors of TransGlobe are independent.
If a director is presently a director of any other issuer that is a reporting issuer (or the equivalent) in a jurisdiction or a foreign jurisdiction, identify both the director and the other issuer.

The following directors are presently a director of other issuers that are reporting issuers (or the equivalent):

Name	Name of Reporting Issuer	Position

Fred J. Dyment	ARC Energy Corporation	Director
	Tesco Corporation	Director
	WesternZagros Resources Ltd.	Chairman
	Major Drilling Group International Inc.	Director
Robert G. Jennings	Northern Spirit Resources Inc.	Director
Susan M. MacKenzie	Enerplus Corporation	Director
Disclose whether or not the independent directors hold regularly scheduled meetings at which non-independent directors and members of management are not in attendance. If the independent directors hold such meetings, disclose the number of meetings held since the beginning of the issuer's most recently completed financial year. If the independent directors do not hold such meetings, describe what the board does to facilitate open and candid discussion among its independent directors.
The independent directors of TransGlobe hold meetings at which non-independent directors and members of management are not in attendance, as required, and in conjunction with the regularly scheduled meeting of the board of directors of TransGlobe. Seven of such meetings were held since the beginning of the Company's most recently completed financial year. The audit committee also meets regularly without any non-independent directors present; five such meetings were held in the most recently completed financial year.
The governance and nominating committee has the responsibility to take initiatives to ensure that the board of directors can function independently of management, including, without limitation, recommending to the board of directors mechanisms, including the appointment of a committee of directors independent of management, to allow directors who are independent of management an opportunity to discuss the Company's affairs in the absence of management.
Disclose whether or not the chair of the board is an independent director. If the board has a chair or lead director who is an independent director, disclose the identity of the independent chair or lead director, and describe his or her role and responsibilities. If the board has neither a chair that is independent nor a lead director that is independent, describe what the board does to provide leadership for its independent directors.
The Chairman of the board is Robert Jennings who is an independent director. The Chairman of the board is an independent director with the primary role of managing the board and ensuring the board is organized properly and functions effectively to meet its obligations and responsibilities. In addition, the Chairman of the board works with the Chief Executive Officer of the Company to ensure effective relations with board members, Shareholders, other stakeholders and the public. Interaction with all senior officers is required of the Chairman of the board, but not expected to be frequent with the exception of the Corporate Secretary, with whom the board Chairman will work with on all board affairs, including communications.
The board of directors has developed terms of reference for the Chairman of the board, and they include the following general duties and responsibilities:

•	managing the board and ensuring that the board is organized properly and functions effectively to meet its obligations and responsibilities;

•	working with the Chief Executive Officer to ensure management strategies, plans and performance are appropriately represented to the board;

•	working with the Chief Executive Officer to ensure effective relations with board members, Shareholders, other stakeholders and the public;

•	working with the Corporate Secretary on all board affairs, including communications; and

•	maintaining relations with Shareholders, other stakeholders and the public.
Disclose the attendance record of each director for all board meetings held since the beginning of the issuer's most recently completed financial year.
The attendance record for each director of TransGlobe during the most recently completed financial year is as follows:

•	Robert A. Halpin retired effective May 8, 2013 and attended 5 out of 5 meetings in person during that time;

•	Robert G. Jennings attended 10 out of 10 meetings in person;

•	Ross G. Clarkson attended 10 out of 10 meetings in person;

•	Lloyd W. Herrick attended 10 out of 10 meetings in person;

•	Erwin L. Noyes attended 9 out of 10 meetings, 8 in person and 1 via telephone;

•	Geoffrey C. Chase attended 10 out of 10 meetings in person;

•	Fred J. Dyment attended 10 out of 10 meetings in person; and

•	Gary S. Guidry attended 8 out of 10 meetings, 7 in person; and 1 via telephone.

Committee attendance (independent directors only)

Governance and
		Compensation	Nominating	Reserves
Name	Audit Committee	Committee	Committee	Committee
Robert G. Jennings	5 of 5 in person	N/A	4 of 4 in person	N/A
Erwin L. Noyes	N/A	4 of 5 in person	3 of 4 in person	N/A
Geoffrey C. Chase	5 of 5 in person	N/A	N/A	4 of 4 in person
Fred J. Dyment (1)	5 of 5 in person	5 of 5 in person	2 of 4 in person	N/A
Gary S. Guidry	N/A	5 of 5 in person	N/A	2 of 4 in person 1 of 4 via phone
Robert A. Halpin (2)	N/A	N/A	1 of 1 in person	1 of 1 in person
Notes:

(1)	Fred Dyment was a member of the Governance and Nominating Committee for the period June - December 2013 and attended the two meetings held during that time in person.

(2)
Robert Halpin was a member of the Governance and Nominating Committee for the period January 1, 2013 to May 8, 2013. He retired effective May 8, 2013 and attended the one meeting of the Governance and Nominating Committee during that time.

Board Mandate
Disclose the text of the board's written mandate. If the board does not have a written mandate, describe how the board delineates its role and responsibilities.
The Company has a Charter of Board of Directors Governance, which is attached as Schedule "A" hereto.
The board of directors of the Company has also adopted a mandatory retirement policy. The Company's directors are not permitted to stand for re-election to the board of directors of the Company once they have attained the age of 75. The board of directors reserves the right to deviate from the policy under extenuating circumstances, which include providing for a proper succession following implementation of the policy. The Governance and Nominating Committee will have the responsibility to evaluate annually the qualification of each director standing for re-election in the current year.
In addition, the board of directors of the Company has adopted a mandatory share ownership policy for directors. Directors are required to acquire and hold Common Shares with a minimum aggregate market value of three (3) times the annual retainer fee that they are paid. Directors will have a period of five (5) years from the date of the implementation of the policy on February 13, 2013, or from the date of their appointment as a director of the Company, whichever is later, to acquire the value required. Non-compliance with this policy as a result of share price volatility will be dealt with on an exceptional basis. Directors will be required to confirm annually, for the Company's Information Circular, their beneficial Common Share ownership position and that the required ownership is not hedged or otherwise sold.
Responsibilities and duties of the board of directors, which are more fully outlined in the Charter of Board of Directors Governance, include the following:

•	review and adopt the Company's strategic business plan, corporate objectives, financial plans and budgets and review against corporate performance;

•	identify and review the business risks of the Company and ensure that systems are in place to monitor and manage such risks;

•	approve the hiring of senior officers and monitor the performance of senior officers; and

•	ensure the Company maintains appropriate internal controls and management information systems.
Position Descriptions
Disclose whether or not the board has developed written position descriptions for the chair and the chair of each board committee. If the board has not developed written position descriptions for the chair and/or the chair of each board committee, briefly describe how the board delineates the role and responsibilities of each such position.
The board has developed written position descriptions or terms of reference for the Chair of the board, the Chair of each committee of the board (which include terms of reference for the Chair for each of the audit committee, the governance and nominating committee, the Compensation Committee, and the reserves committee) and for individual directors. The board has also developed charters for each committee of the board.
The terms of reference for the Chair of the audit committee include the following general roles and responsibilities:

•	managing the affairs of the committee, including ensuring the committee is organized properly, functions effectively and meets its obligations and responsibilities;

•	working with the Chief Financial Officer to ensure effective relations with committee members; and

•	maintaining ongoing communications with the Chief Financial Officer and the Company's external auditors.
The terms of reference for the Chair of the governance and nominating committee include the following general roles and responsibilities:

•	managing the affairs of the committee, including ensuring the committee is organized properly, functions effectively and meets its obligations and responsibilities;

•	working with the Corporate Secretary and Chief Financial Officer to ensure effective relations with committee members;

•	maintaining on-going communications with the Corporate Secretary and Chief Financial Officer;

•	overseeing management's formulation of and compliance with corporate governance policies and procedures; and

•
preparing the Company's public disclosure relating to its corporate governance policies and procedures, and generally relating to compliance with corporate governance related legal and regulatory requirements.

The terms of reference for the Chair of the reserves committee include the following general roles and responsibilities:

•	managing the affairs of the committee, including ensuring the committee is organized properly, functions effectively and meets its obligations and responsibilities;

•	working with the Vice President and Chief Operating Officer;

•	working with the corporation's independent petroleum consultants, including ongoing communications; and

•	leading the committee in overseeing the work of the Company's reserve data management team and the independent petroleum consultants.
The terms of reference for the Chair of the Compensation Committee include the following general roles and responsibilities:

•	managing the affairs of the committee, including ensuring the committee is organized properly, functions effectively and meets its obligations and responsibilities;

•	working with the Chief Executive Officer to ensure effective relations with committee members;

•	working with the Company's independent compensation consultants;

•	maintaining on-going communications with the Chief Executive Officer; and

•	leading the committee in overseeing management's formulation of human resource and compensation policies and procedures.
The terms of reference for individual directors establish a number of standards for directors, including the following:

•	fulfilling legal requirements of directors, including a comprehensive understanding of the statutory and fiduciary roles;

•	preparing for each meeting and maintaining an excellent attendance record;

•	participating fully and frankly in the deliberations and discussions of the board;

•	participating on committees and understanding the process of committee work; and

•	being generally knowledgeable about the business of the Company and its industry as well as the regulatory, legislative, business, social and political environments within which the Company operates.
Disclose whether or not the board and Chief Executive Officer have developed a written position description for the Chief Executive Officer. If the board and the Chief Executive Officer have not developed such a position description, briefly describe how the board delineates the role and responsibilities of the Chief Executive Officer.
The board and the Chief Executive Officer have developed a written position description for the Chief Executive Officer.
The Chief Executive Officer's primary responsibilities include the following:

•	providing overall leadership and vision in developing, in concert with the board of directors, the Company's strategic direction;

•
providing overall leadership (including recommendations for appointment of, and changes to, executive and other officers) and vision in developing the tactics and business plans necessary to realize the Company's objectives;

•
managing the overall business to ensure strategic and business plans are effectively implemented, the results are monitored and reported to the board, and financial and operational objectives are attained; and

•	managing the overall business to act with a view to the best interests of the Company, growing value and maximizing return to Shareholders.
Orientation and Continuing Education
Briefly describe what measures the board takes to orient new directors regarding:

(i)	the role of the board, its committees and its directors; and

(ii)	the nature and operation of the issuer's business.
The governance and nominating committee is responsible for the orientation and education of new recruits to the board of directors. New directors are provided with the opportunity to meet with management, tour properties and receive reports relating to the Company's business and affairs. The Company also pays for the cost of relevant courses for the directors.
In addition, the board of directors of the Company has adopted an orientation policy for new directors. Under the policy, a senior member of management (the Chief Executive Officer, Chief Operating Officer or Chief Financial Officer) will organize an orientation program for newly elected directors of the Company. The initial orientation will include a detailed briefing on all significant areas of the Company's operations by members of senior management. New directors will be provided with a comprehensive board manual which will contain a record of historical information about the Company, the charters of the board and its committees and other relevant business information relating to the Company. All new directors, within 24 months of becoming a director, will be invited to visit the Company's main operations. In addition, all directors will receive an extensive package of materials prior to each board meeting. These materials will provide a comprehensive summary of each agenda item to be discussed. Similarly, committee members will also be provided with a comprehensive summary on each agenda item to be discussed at committee meetings. Senior management will be available to discuss each agenda item at the meetings.
Briefly describe what measures, if any, the board takes to provide continuing education for its directors. If the board does not provide continuing education, describe how the board ensures that its directors maintain the skill and knowledge necessary to meet their obligations as directors.
The Company pays for the cost of relevant courses for the directors. Messrs. Ross Clarkson and Lloyd Herrick graduated from the Institute of Corporate Directors during 2008 and Mr. Geoffrey Chase during 2010. All received certification.
In addition, the board of directors of the Company has adopted a continuing education and development policy for directors. Under the policy, continuing education is to be provided to directors through regular presentations by senior management on the main areas of the Company's business. On an annual basis, directors will attend a strategy meeting with senior management of the Company that will provide for a comprehensive review of the Company's operations and include an in-depth discussion of the strategic plans of the Company for the coming year. In addition, the Company will regularly schedule reviews of various governance topics relevant to the Company, with experts. These reviews may include, for example, best practices in corporate governance, human resources, risk management including hedging, credit and information technology and a review of major environmental and geopolitical issues. Each director of the Company will be expected to maintain the level of expertise necessary to perform his or her responsibilities as a director. The Company will provide a reasonable allowance for outside board education for each director on an annual basis. On an annual basis, the Company will also canvas the directors to determine whether there are additional topics that they would like to see addressed in the forthcoming year.
Ethical Business Conduct
Disclose whether or not the board has adopted a written code for the directors, officers and employees. If the board has adopted a written code:

(i)	disclose how a person or company may obtain a copy of the code;

(ii)	describe how the board monitors compliance with its code, or if the board does not monitor compliance, explain whether and how the board satisfies itself regarding compliance with its code; and

(iii)
provide a cross-reference to any material change report filed since the beginning of the issuer's most recently completed financial year that pertains to any conduct of a director or executive officer that constitutes a departure from the code.

The Company has adopted a corporate code of conduct which is applicable to the Company, its employees and contractors (the "Corporate Code of Conduct"). A copy of the Corporate Code of Conduct has been posted to SEDAR at www.sedar.com and to EDGAR at www.sec.gov. The Company has also developed a specific code of conduct for its directors and officers (the "Code") (which is also available on SEDAR and EDGAR).
The Corporate Code of Conduct for the Company is intended to guide employees' and contractors' activities to enhance value and to minimize situations where a conflict of interest could arise and where harm to the Company and its employees could occur. The Corporate Code of Conduct addresses responsibilities and values, insider trading, business relationships, entertainment, gifts and favours, compliance and monitoring. Adherence to the policy is monitored by management through routine supervisory practices and an annual Corporate Code of Conduct disclosure and sign-off process. When an investigation results in a finding that the Corporate Code of Conduct has been breached, the employee or contractor who has breached the Corporate Code of Conduct may, depending upon the seriousness of the breach, be subject to discipline up to and including termination of employment.
The Code provides generally that each individual being considered for nomination as a director must disclose to the governance and nominating committee all interest in relationships of which the director is aware at the time of consideration which will or may give rise to a conflict of interest. If such an interest or relationship should arise while the individual is a director, there is a positive onus on the director to make disclosure of the same to the Corporate Secretary or the board Chair. Each director is also required by the Code to report any known or suspected breach of the Code to the board Chair, and is annually required to review, sign and deliver to the board Chair an executed copy of the Code.
TransGlobe has not experienced any known conduct of a director or executive officer that constitutes a departure from the Code requiring the filing of a material change report since the beginning of the Company's most recently completed financial year.
Describe any steps the board takes to ensure directors exercise independent judgment in considering transactions and agreements in respect of which a director or executive officer has a material interest.
Pursuant to the Company's Code of Conduct and Conflict of Interest Guidelines for Directors and Officers, all directors have agreed to the following guidelines respecting conflicts of interest:

•
directors shall avoid situations that may result in a conflict or perceived conflict between their personal interests and the interest of the Company and situations where their actions as directors are influenced or perceived to be influenced by their personal interests;

•
each director must at all times comply fully with applicable law and should avoid any situation which could be perceived as improper, unethical or indicative of a casual attitude towards compliance with the law;

•
no director may hold a significant financial interest, either directly or through a relative or associate, or hold or accept a position as an officer or director in an organization in a relationship with the Company, where, by virtue of his or her position with the Company, the director could in any way benefit the other organization by influencing the purchasing, selling or other decisions of the Company, unless that interest has been fully disclosed in writing to the board; and

•	a "significant financial interest" in this context is any interest substantial enough that decisions of the Company could result in gain for the director.
In addition, each individual being considered for nomination as a director of the Company must disclose to the governance and nominating committee all interests and relationships of which the director is aware of at the time of consideration which will or may give rise to a conflict of interest. If such an interest or relationship should arise while the individual is a director, the individual shall make immediate disclosure of all relevant facts to the Corporate Secretary or the board Chair.
Last, in accordance with the Business Corporations Act (Alberta), directors who are a party to or are a director or an officer of a party to a material contract or material transaction, are required to disclose the nature and extent of their interest and are not permitted to vote on any resolution to approve the contract or transaction.
Describe any other steps the board takes to encourage and promote a culture of ethical business conduct.
The board provides leadership, supervision and support for the employees of the Company to uphold the principles articulated in the Corporate Code of Conduct.

Nomination of Directors
Describe the process by which the board identifies new candidates for board nomination.
The governance and nominating committee of the board, working with the Corporate Secretary, engages an outside consultant to assist in identifying qualified candidates. The nominees for directors are initially considered and recommended by the governance and nominating committee of the board, approved by the entire board and appointed by the Company.
Disclose whether or not the board has a nominating committee composed entirely of independent directors. If the board does not have a nominating committee composed entirely of independent directors, describe what steps the board takes to encourage an objective nomination process.
The board's governance and nominating committee is comprised entirely of independent directors. The members of the committee were Messrs. Jennings, Noyes and Dyment during 2013.
If the board has a nominating committee, describe the responsibilities, powers and operation of the nominating committee.
The board has a governance and nominating committee with roles and duties which include the following:

•	identify, review the qualifications of, and recommend to the board of directors possible nominees for the board of directors;

•	assess directors on an ongoing basis and oversee the effective functioning of the board of directors, including the orientation and education of new recruits to the board of directors;

•	assess the board's committee structure on an ongoing basis and recommend changes where appropriate;

•	oversee the relationship between management and the board of directors and to recommend improvements to such relationship;

•	review the size and composition of the board of directors and committee structure;

•	review the appropriateness of the terms of the mandate and responsibilities of the board of directors and the charters, mandates and responsibilities of each of the committees;

•	undertake such other initiatives as are needed to assist the board of directors in providing efficient and effective corporate governance for the benefit of Shareholders.
Compensation
Describe the process by which the board determines the compensation for the issuer's directors and officers.
The Compensation Committee has the responsibility to assist the board in establishing and reviewing compensation arrangements for the Company's executive officers and directors. In order to fulfill this responsibility and make recommendations to the board regarding compensation for directors and officers, the Compensation Committee reviews an analysis of publicly available compensation information released by peer companies on an annual basis in order to benchmark TransGlobe's compensation policies against its peers. The Company engaged an independent compensation consultant in 2013 to perform a review of short and long-term compensation packages for TransGlobe's executives and directors.
Disclose whether or not the board has a compensation committee composed entirely of independent directors. If the board does not have a compensation committee composed entirely of independent directors, describe what steps the board takes to ensure an objective process for determining such compensation.
The Company has a Compensation Committee comprised of three independent members. From January 2013 - March 11, 2014 the Committee was comprised of Messrs. Noyes, Dyment and Guidry, all of whom are independent directors. Effective May 5, 2014 the Committee is comprised of Ms. MacKenzie as well as Messrs. Dyment and Noyes.
If the board has a compensation committee, describe the responsibilities, powers and operation of the compensation committee.
The duties and responsibilities of the Compensation Committee are further described in this Information Circular under the heading "Statement of Executive Compensation – Compensation Governance".
Other Board Committees
If the board has standing committees other than the audit, compensation and nominating committees, identify the committees and describe their function.
In addition to the committees set out above, the board of directors has established a reserves committee to assist the board in monitoring the integrity of the oil and gas reserves of the Company, compliance by the Company with legal and regulatory requirements related to reserves, qualifications, independence and performance of the Company's independent reserve evaluators, and the performance of the Company's procedures for providing information to the independent reserve evaluators. During 2013, the reserves committee was comprised of three members, Messrs. Chase, Noyes, and Guidry, all of whom were independent directors. The Reserves Committee is currently comprised of Messrs. Chase, Noyes , Dyment and Ms. MacKenzie.
The charter for the reserves committee includes the following responsibilities:

•	reporting committee actions to the board of directors with such recommendations as the committee may deem appropriate,

•	providing a report of management and directors on oil and gas disclosure for the Company's annual information circular as prescribed in Form 51-101F3 of National Instrument 51-101;

•	annually engage the independent reserve evaluators and evaluate the performance of the independent reserve evaluators;

•	ensuring no restrictions are placed by management on the scope of the reserve evaluators' review and examination of the Company's information;

•
ensuring that no officer, director or employee attempts to fraudulently influence, coerce, manipulate or mislead any evaluator engaged in the preparation of the Company's oil and gas reserves statements; and

•	reviewing process and results in relation to the completion of the reserve evaluations.

Assessments
Disclose whether or not the board, its committees and individual directors are regularly assessed with respect to their effectiveness and contribution. If assessments are regularly conducted, describe the process used for the assessments. If assessments are not regularly conducted, describe how the board satisfies itself that the board, its committees, and its individual directors are performing effectively.
The governance and nominating committee evaluates regularly the effectiveness and contribution of the board, the board Chair and the chair of each committee and the effectiveness and contribution of individual directors, having regard for the mandate of the board and position descriptions, attendance at board and committee meetings, overall contribution and, in the case of individual directors, the competencies and skills the individual director is expected to bring to the board. The board has adopted an annual board questionnaire to assist in the assessment of the functioning of the board of directors as a whole, and through an annual self-assessment which are all submitted to the governance and nominating committee Chair. The results of the board questionnaires are summarized and reviewed with the whole board. Also, all independent board members confirm their continued independence annually by completing a corresponding questionnaire.
INTERESTS OF INFORMED PERSONS IN MATERIAL TRANSACTIONS
Other than as contained herein, there were no material interests, direct or indirect, of directors or executive officers of the Company, any shareholder who beneficially owns, directly or indirectly, or exercises control or direction over more than 10% of the outstanding Common Shares, any other Informed Person (as defined in National Instrument 51-102), any proposed director of the Company or any known associate or affiliate of such persons, in any transaction since the commencement of the last completed financial year of the Company or in any proposed transaction which has materially affected or would materially affect the Company or any of its subsidiaries.
OTHER MATTERS COMING BEFORE THE MEETING
Management of the Company knows of no other matter to come before the Meeting other than as set forth above and in the Notice of Meeting. Should any other matters properly come before the Meeting, the Common Shares represented by the proxies solicited hereby will be voted on such matters in accordance with the best judgment of the person voting by proxy.
ANNUAL INFORMATION FORM
A copy of the Company's Annual Information Form, filed with the securities commissions or regulatory authorities in each of the Provinces of Canada and the U.S. Securities and Exchange Commission, may be obtained without charge by writing to the Company at the address listed below, or from SEDAR, the Canadian electronic securities filing system, at www.sedar.com or EDGAR at www.sec.gov.
ADDITIONAL INFORMATION
Additional information respecting the Company is available on SEDAR at www.sedar.com and on EDGAR at www.sec.gov. Financial information respecting the Company is provided in the Company's comparative annual consolidated financial statements and management's discussion and analysis for its most recently completed financial year. Securityholders can access this information on SEDAR at www.sedar.com, EDGAR at www.sec.gov or by request to the Corporate Secretary of the Company at the following address:
TransGlobe Energy Corporation
Suite 2300, 250-5th Street SW
Calgary, Alberta T2P 0R4
Phone: (403) 264-9888
Facsimile: (403) 770-8855

SCHEDULE "A"
CHARTER OF BOARD OF DIRECTOR GOVERNANCE
TransGlobe's Charter of Director Governance outlines the specific roles and duties of the Company's directors.
GENERAL BOARD RESPONSIBILITIES
It is the responsibility of the board of directors to diligently oversee the direction and management of the Company while adhering to the highest ethical standards. Specific responsibilities are as follows:
Strategic Planning & Budgets
Meet at least annually in a strategy session to review and adopt the Company’s strategic business plan.
Review and adopt the Company’s corporate objectives, financial plans and budgets.
Review corporate performance against strategic plans, corporate objectives, financial plans and budgets.
Risk Management
Identify and review the business risks of the Company and ensure that systems are in place to monitor and manage such risks.
Ensure that the risks are appropriate, thoroughly understood and studied and are in line with achieving our corporate goals.
Communication Review
Review annually the Company's Corporate Disclosure Policy and ensure that it is being followed.
Executive Personnel
Approve the hiring of senior officers.
Establish, and review annually, job descriptions for executive officers.
Monitor and measure senior officers’ performances.
Ensure all executive officers have current employment, non-competition and confidentiality agreements.
Review major Company organizational and staffing issues.
Succession planning for the CEO and other key officers.
Systems Integrity
Ensure that the Company maintains appropriate internal controls and management information systems.
Ensure that the Company, its executives and employees conduct themselves in an ethical manner and in compliance with laws, regulations, audit and accounting principles and the Company’s own governing policies.
Ensure that the Board of Directors has free and full access to management regarding all matters of compliance and performance.
Ensure that Company has adopted a code of ethics for the company’s principal executive officer, senior financial officers and all employees. Review the Company code of ethics annually and approve amendments by a simple majority of the Board of Directors.
Material Transactions
Review and approve any material transactions outside of the corporate budget, including but not limited to long term contracts, licenses or obligations which will outlive an individual's relationship with the Company.
Whistleblower Mechanism
Adopt and review annually a mechanism through which employees and others can directly and anonymously contact the Board with concerns about conduct which the employee reasonably believes constitutes fraud or some other violation of law. The mechanism must include procedures for responding to, and keeping of records of, any such expressions of concern.

BOARD STRUCTURE AND FUNCTION
Composition of the Board of Directors
Ensure that the majority of Directors are "independent" as defined by the Company's governing regulatory bodies.
Annual Disclosure of Directors
Publicly disclose conclusions as to the independence of the directors as defined by the Company's governing regulatory bodies.
Nominating and Assessing Directors
Appoint a Governance and Nominating Committee to nominate new board members as required and assess current directors’ performances.
Review promptly the continued Board membership of any director whose employment or professional status has materially changed.
Position of Chairman of the Board
Ensure the Chairman of the board is an independent director.
Board Evaluation
Review and assess its own performance in fulfilling its duties outlined in this charter and any other duties charged to the Board, including the performance of individual directors.
Examination of Size of Board
Annually review the size of the Board and the impact of that size on the effectiveness of the Board.
Consider whether it is appropriate to reduce or increase the size of the Board.
Compensation of Directors
Annually review the adequacy and form of all compensation paid Directors.
Consider that compensation should reflect responsibilities and risk.
Composition of Board Committees
Consider that Board committees should generally consist of outside directors.
Ensure that the directors on all committees be independent and unrelated directors.
Review the independence of all directors with respect to various regulatory requirements and ability to serve on any Committee.
Governance and Nominating Committee
Assign general responsibility for governance to the Governance and Nominating Committee.
General Board to review annually the Governance and Nominating Committee Charter and, when necessary, suggest changes to its Charter, to be ratified by the entire Board.
Ensure proper orientation for new directors.
Audit Committee
Assign general responsibility to the Audit Committee to oversee (1) the integrity of the Company’s financial statements and its financial reporting and disclosure practices, (2) the soundness of the Company’s systems of internal controls regarding finance and accounting compliance, and (3) the appointment, compensation, independence and performance of the Company’s auditors.
Ensure that all committee members are independent.
General Board to review the Audit Committee Charter annually and, when necessary, suggest changes to its Charter, to be ratified by the entire Board.
Nominate a Financial Expert to the Board of Directors and appoint to the Audit Committee.
Reserves Committee
Assign general responsibility to the Reserves Committee to oversee (1) the integrity of the oil and gas reserves of the Company, (2) compliance by the Company with legal and regulatory requirements related to reserves, and (3) qualifications, independence and performance of the Company’s independent Reserves evaluators, and performance of the Company’s procedures for providing information to the independent Reserves evaluator.
General Board to review the Reserves Committee Charter annually and, when necessary, suggest changes to its Charter, to be ratified by the entire Board.

Compensation Committee
Assign general responsibility for senior executive compensation to the Compensation Committee, including a review of compensation and performance in relation to Corporate Objectives.
Produce annually a report on executive compensation for inclusion in Company’s annual management information circular.
General Board to review the Compensation Committee Charter annually and, when necessary, suggest changes to its Charter, to be endorsed by the entire Board.
Review annually the Company's incentive stock option plan.
Approve all grants under the Company's incentive stock option plan.
Outside Advisors for Directors
Ensure that individual directors are permitted to engage outside advisors at the Company's expense.
General
Perform such other functions as prescribed by law and in the Company's By-laws.
Amendments to Charter of Director Governance and Expectations
Annually review this Charter and propose amendments to be ratified by a simple majority of the Board of Directors.

SCHEDULE B

BY-LAW NUMBER 2

TRANSGLOBE ENERGY CORPORATION

(Adopted by the Board of Directors with immediate effect on March 11, 2014)

ARTICLE 1
NOMINATION OF DIRECTORS

Section 1.1 Eligibility for Election

Only persons who are nominated in accordance with the procedures set out in this Article 1 shall be eligible for election as directors to the board of directors (the "Board") of TransGlobe Energy Corporation (the "Corporation"). Nominations of persons for election to the Board may only be made at an annual meeting of shareholders, or at a special meeting of shareholders called for any purpose which includes the election of directors to the Board, as follows:

(a)	by or at the direction of the Board or an authorized officer of the Corporation, including pursuant to a notice of meeting;

(b)
by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the provisions of Section 136(1) of the Business Corporations Act (Alberta) (the "Act") or a requisition of shareholders made in accordance with the provisions of Section 142(1) the Act; or

(c)	by any person entitled to vote at such meeting (a "Nominating Shareholder"), who:

(i)
is, at the close of business on the date of giving notice provided for in Section 1.3 below and at the close of business on the record date for notice of such meeting, is entered in the securities register of the Corporation as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting and provides evidence of such beneficial ownership to the Corporation; and

(ii)	has given timely notice in proper written form as set forth in this Article 1.

Section 1.2 Nominations for Election

For the avoidance of doubt, the foregoing Section 1.1 shall be the exclusive means for any person to bring nominations for election to the Board before any annual or special meeting of shareholders of the Corporation.

Section 1.3 Notice of Nomination

For a nomination made by a Nominating Shareholder to be timely notice (a "Timely Notice"), the Nominating Shareholder's notice must be received by the Corporate Secretary of the Corporation at the principal executive offices of the Corporation:

(a)
in the case of an annual meeting of shareholders, not later than the close of business on the 30th day and not earlier than the opening of business on the 65th day before the date of the meeting: provided, however, if the first public announcement made by the Corporation of the date of the annual meeting is less than 50 days prior to the meeting date, not later than the close of business on the 10th day following the day on which the first public announcement of the date of such annual meeting is made by the Corporation; and

(b)
in the case of a special meeting (which is not also an annual meeting) of shareholders called for any purpose which includes the election of directors to the Board, not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting is made by the Corporation.

Section 1.4 Adjournments or Postponements

The time periods for giving of a Timely Notice shall in all cases be determined based on the original date of the annual meeting or the first public announcement of the annual or special meeting, as applicable. In no event shall an adjournment or postponement of an annual meeting or special meeting of shareholders or any announcement thereof commence a new time period for the giving of a Timely Notice.

Section 1.5 Written Form of Nomination

To be in proper written form, a Nominating Shareholder's notice to the Corporate Secretary must comply with all the provisions of this Section 1.5 and:

(a)	disclose or include, as applicable, as to each person whom the Nominating Shareholder proposes to nominate for election as a director (a "Proposed Nominee"):

(i)	their name, age, business and residential address, principal occupation or employment for the past five years, status as a "resident Canadian" (as such term is defined in the Act);

(ii)
their direct or indirect beneficial ownership in, or control or direction over, any class or series of securities of the Corporation, including the number or principal amount and the date (s) on which such securities were acquired;

Schedule B -1

(iii)
(iii) any relationships, agreements or arrangements, including financial, compensation and indemnity related relationships, agreements or arrangements, between the Proposed Nominee or any affiliates or associates of, or any person or entity acting jointly or in concert with, the Proposed Nominee or the Nominating Shareholder;

(iv)
(iv) any other information that would be required to be disclosed in a dissident proxy circular or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to the Act or applicable securities law; and

(v)
(v) a duly completed personal information form in respect of the Proposed Nominee in the form prescribed by the principal stock exchange on which the securities of the Corporation are then listed for trading; and

(b)	disclose or include, as applicable, as to each Nominating Shareholder giving the notice and each beneficial owner, if any, on whose behalf the nomination is made:

(i)
their name, business and residential address, direct or indirect beneficial ownership in, or control or direction over, any class or series of securities of the Corporation, including the number or principal amount and the date(s) on which such securities were acquired;

(ii)
their interests in, or rights or obligations associated with, an agreement, arrangement or understanding, the purpose or effect of which is to alter, directly or indirectly, the person's economic interest in a security of the Corporation or the person's economic exposure to the Corporation;

(iii)
any proxy, contract, arrangement, agreement or understanding pursuant to which such person, or any of its affiliates or associates, or any person acting jointly or in concert with such person, has any interests, rights or obligations relating to the voting of any securities of the Corporation or the nomination of directors to the Board;

(iv)	any direct or indirect interest of such person in any contract with the Corporation or with any of the Corporation's affiliates or principal competitors;

(v)
a representation that the Nominating Shareholder is a holder of record of securities of the Corporation, or a beneficial owner, entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to propose such nomination;

(vi)
a representation as to whether such person intends to deliver a proxy circular and/or form of proxy to any shareholder of the Corporation in connection with such nomination or otherwise solicit proxies or votes from shareholders of the Corporation in support of such nomination; and

(vii)
any other information relating to such person that would be required to be included in a dissident proxy circular or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Act or as required by applicable securities law; and

(c)
be accompanied by a questionnaire, representation and agreement as required by Section 1.6 below, duly completed and signed, and a written consent duly signed by each Proposed Nominee to being named as a nominee and to serve as a director of the Corporation, if elected.

Section 1.6 Questionnaire

A completed questionnaire as required by Section 1.5(c) shall be in the form provided by the Corporate Secretary of the Corporation (upon written request of the Nominating Shareholder), and shall include:

(a)	information regarding the background, independence and qualification of each Proposed Nominee and the background of each Nominating Shareholder; and

(b)
a written representation and agreement (in the form provided by the Corporate Secretary of the Corporation upon written request of the Nominating Shareholder) confirming, among other things, that such Proposed Nominee is not and will not become a party to any agreement, arrangement or understanding with, or has not given any commitment or assurance to, any person, as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question, or with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation, that has not been disclosed to the Corporation.

Section 1.7 Information in Timely Notice

All information to be provided in a Timely Notice pursuant to this Article 1 shall be provided as of the date of such notice. If requested by the Corporation, the Nominating Shareholder shall update such information forthwith so that it is true and correct in all material respects as of the date that is ten (10) business days prior to the date of the meeting, or any adjournment or postponement thereof.

Section 1.8 Additional Information

If requested by the Corporation, a Proposed Nominee shall furnish any other information as may reasonably be required by the Corporation to determine the eligibility of such Proposed Nominee to serve as a director of the Corporation or a member of any committee of the Board, with respect to independence or any other relevant criteria for eligibility, or that could be material to a shareholder's understanding of the independence or eligibility, or lack thereof, of such Proposed Nominee.

Section 1.9 Delivery of Timely Notice and Additional Information

Schedule B -2

Any notice, or other document or information required to be given to the Corporate Secretary of the Corporation pursuant to this Article 1 may only be given by personal delivery, facsimile transmission or by email (at such email address as may be stipulated from time to time by the Corporate Secretary for purposes of this notice), and shall be deemed to have been given and made only at the time it is served by personal delivery to the Corporate Secretary at the address of the principal executive offices of the Corporation, email (at the address as aforesaid) or sent by facsimile transmission (provided that receipt of confirmation of such transmission has been received); provided that if such delivery or electronic communication is made on a day which is a not a business day or later than 5:00 p.m. (Calgary time) on a day which is a business day, then such delivery or electronic communication shall be deemed to have been made on the next following day that is a business day.

Section 1.10 Additional Matters

(1)
The chair of any meeting of shareholders of the Corporation shall have the power to determine whether any proposed nomination is made in accordance with the provisions of this Article 1, and if any proposed nomination is not in compliance with such provisions, must declare that such defective nomination shall not be considered at any meeting of shareholders.

(2)
Despite any other provision of this Article 1, if the Nominating Shareholder (or a qualified representative of the shareholder) does not appear at the meeting of shareholders of the Corporation (in person or by proxy) to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

(3)
Nothing in this Article 1 shall obligate the Corporation or the Board to include in any proxy statement or other shareholder communication distributed by or on behalf of the Corporation or Board any information with respect to any proposed nomination or any Nominating Shareholder or Proposed Nominee.

(4)	The Board may, in its sole discretion, waive any requirement of this Article 1.

(5)
For the purposes of this Article 1, "public announcement" means disclosure in a news release disseminated by the Corporation through a national news service in Canada, or in a document filed by the Corporation for public access under its profile on the System of Electronic Document Analysis and Retrieval at www.sedar.com.

(6)
This Article 1 is subject to, and should be read in conjunction with, the Act and the articles of the Corporation. If there is any conflict or inconsistency between any provision of the Act or the articles and any provision of this Article 1, the provision of the Act or the articles will govern.

(7)	This by-law shall be interpreted and enforced in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable in that province.

(8)
This by-law was approved and adopted by the Board on March 11, 2014 (the "Effective Date") and is and shall be effective and in full force and effect in accordance with its terms and conditions from and after such date. Notwithstanding the foregoing, if this by-law is not approved by ordinary resolution of shareholders of the Corporation present in person or voting by proxy at the next meeting of those shareholders validly held following the Effective Date, then this by-law shall terminate and be void and of no further force and effect following the termination of such meeting of shareholders.

ARTICLE 2
ANNUAL OR SPECIAL MEETINGS OF SHAREHOLDERS

Section 2.1 Business to be Discussed

No business may be transacted at an annual or special meeting of shareholders other than business that is either: (i) specified in the Corporation's notice of meeting (or any supplement thereto) given by or at the direction of the Board; (ii) otherwise properly brought before the meeting by or at the direction of the Board; or (iii) otherwise properly brought before the meeting by any shareholder of the Corporation who complies with the proposal procedures set forth in Section 2.2 below.

Section 2.2 New Business

For business to be properly brought before a meeting by a shareholder of the Corporation, such shareholder must submit a proposal to the Corporation for inclusion in the Corporation's management proxy circular in accordance with the requirements of the Act; provided that any proposal that includes nominations for the election of directors shall also comply with the requirements of Article 1.

This by-law was approved and adopted by the Board on March 11, 2014.

/s/ Randy Neely                                 Authorized Signatory

This by-law was confirmed by ordinary resolution of the shareholders on ____________________, 2014.

________________
Authorized Signatory

Schedule B -3

SCHEDULE "C"

SHAREHOLDER PROTECTION RIGHTS PLAN AGREEMENT
MADE AS OF
March 13, 2008
AND AMENDED AND RESTATED AS OF
March 15, 2011 and June 10, 2014
BETWEEN
TRANSGLOBE ENERGY CORPORATION
AND
OLYMPIA TRUST COMPANY

Schedule C 1

TABLE OF CONTENTS
Article 1 INTERPRETATION     3

1.1	Certain Definitions 10

1.2	Currency 10

1.3	Headings 10

1.4	References to Agreement 10

1.5	Grandfathered Person 10

1.6	Calculation of Number and Percentage of Beneficial Ownership of Outstanding Voting Shares 10

1.7	Acting Jointly or in Concert 11

1.8	Generally Accepted Accounting Principles 11

Article 2 THE RIGHTS	11

2.1	Legend on Common Share Certificates 11

2.2	Initial Exercise Price; Exercise of Rights; Detachment of Rights 11

2.3	Adjustments to Exercise Price; Number of Rights 13

2.4	Date on Which Exercise is Effective 15

2.5	Execution, Authentication, Delivery and Dating of Rights Certificates 15

2.6	Registration, Registration of Transfer and Exchange 15

2.7	Mutilated, Destroyed, Lost and Stolen Rights Certificates 16

2.8	Persons Deemed Owners 16

2.9	Delivery and Cancellation of Certificates 16

2.10	Agreement of Rights Holders 16

2.11	Rights Certificate Holder not Deemed a Shareholder 17

Article 3 ADJUSTMENTS TO THE RIGHTS IN THE EVENT OF CERTAIN TRANSACTIONS	17

3.1	Flip‑in Event 17

3.2	Fiduciary Duties of the Board of Directors of the Corporation 18

Article 4 THE RIGHTS AGENT	18

4.1	General 18

4.2	Merger or Amalgamation or Change of Name of Rights Agent 18

4.3	Duties of Rights Agent 19

4.4	Change of Rights Agent 19

Article 5 MISCELLANEOUS	20

5.1	Redemption 20

5.2	Waiver 20

5.3	Expiration 21

5.4	Issuance of New Rights Certificates 21

5.5	Supplements and Amendments 21

5.6	Fractional Rights and Fractional Shares 21

5.7	Rights of Action 22

5.8	Regulatory Approvals 22

5.9	Unlawful Distributions 22

5.10	Notices 22

5.11	Costs of Enforcement 23

5.12	Successors 23

5.13	Benefits of this Agreement 23

5.14	Governing Law 23

5.15	Severability 23

5.16	Effective Date 23

5.17	Confirmation and Reconfirmation 23

5.18	Determinations and Actions by the Board of Directors 23

5.19	Time of the Essence 24

5.20	Execution in Counterparts 24

5.21	Language 24

EXHIBIT A
Form of Rights Certificate

Schedule C 2

THIS SHAREHOLDER PROTECTION RIGHTS AGREEMENT made as of March 13, 2008 and amended and restated as of March 15, 2011 and June 10, 2014.
BETWEEN:
TRANSGLOBE ENERGY CORPORATION, a corporation incorporated under the Business Corporation Act (Alberta) (hereinafter referred to as the "Corporation")
OF THE FIRST PART
AND
OLYMPIA TRUST COMPANY, a trust company existing under the laws of Canada (hereinafter referred to as the "Rights Agent")
OF THE SECOND PART
WHEREAS the Corporation and the Rights Agent entered into a shareholder protection rights plan agreement made as of March 13, 2008 respecting a shareholder protection rights plan (the "Original Plan") that was effective until the termination of the annual meeting of the shareholders of the Corporation to be held in 2011.
AND WHEREAS the Original Plan was amended and restated pursuant to an amended and restated shareholder protection rights plan agreement between the Corporation and the Rights Agent made as of March 15, 2011 (the "2011 Plan") that was effective until the termination of the annual meeting of the shareholders of the Corporation to be held in 2014.
AND WHEREAS the Board of Directors (as hereinafter defined), in the exercise of its fiduciary duties to the Corporation, has determined that it is advisable and in the best interests of the Corporation to continue to have a shareholder protection rights plan for the Corporation by adopting an amended and restated shareholder protection rights plan as provided herein (the "Rights Plan") to take effect on the approval by the Independent Shareholders (as hereinafter defined) at the Shareholder Meeting (as hereinafter defined), to ensure, to the extent possible, that all shareholders of the Corporation are treated equally and fairly in connection with any take-over offer or bid for the Corporation, and to ensure that the Board of Directors is provided with sufficient time to evaluate unsolicited take-over bids and to explore and develop alternatives to maximize shareholder value.
AND WHEREAS, in order to continue the Rights Plan, as amended and restated herein, the Board of Directors has:

(a)
confirmed the issuance of one Right (as hereinafter defined) effective at the Record Time (as hereinafter defined) in respect of each Common Share (as hereinafter defined) outstanding at the Record Time;

(b)
confirmed the issuance of one Right in respect of each Common Share issued after the Record Time and prior to the earlier of the Separation Time (as hereinafter defined) and the Expiration Time (as hereinafter defined); and

(c)	confirmed the issuance of Rights Certificates (as hereinafter defined) to holders of Rights pursuant to the terms and subject to the conditions set forth herein.

AND WHEREAS each Right entitles the holder thereof, after the Separation Time, to purchase securities of the Corporation pursuant to the terms and subject to the conditions set forth herein.
AND WHEREAS the Corporation desires to confirm the appointment of the Rights Agent to continue to act on behalf of the Corporation and holders of Rights, and the Rights Agent is willing to so act, in connection with the issuance, transfer, exchange and replacement of Rights Certificates (as hereinafter defined), the exercise of Rights and other matters referred to herein.
NOW THEREFORE, in consideration of the foregoing premises and the respective covenants and agreements set forth herein, the parties hereby agree as follows:
ARTICLE 1

INTERPRETATION

1.	Certain Definitions

In this Agreement:

(a)
"Acquiring Person" means, subject to Section 1.5, any Person who is the Beneficial Owner of 20% or more of the outstanding Voting Shares; provided, however, that the term "Acquiring Person" shall not include:

(i)	the Corporation or any Subsidiary of the Corporation;

(ii)	any Person who becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares as a result of any one or any combination of:

Schedule C 3

(A)	Voting Share Reductions;

(B)	Permitted Bid Acquisitions;

(C)	Exempt Acquisitions;

(D)	Pro Rata Acquisitions; or

(E)	Convertible Security Acquisitions;

provided that if a Person shall become the Beneficial Owner of 20% or more of the outstanding Voting Shares by reason of any one or any combination of Voting Share Reductions, Permitted Bid Acquisitions, Exempt Acquisitions, Pro Rata Acquisitions or Convertible Security Acquisitions, if thereafter, such Person, while such Person is the Beneficial Owner of 20% or more of the outstanding Voting Shares, becomes the Beneficial Owner of additional Voting Shares which result in an increase of such Person's Beneficial Ownership of Voting Shares by more than 1% of the number of such Voting Shares outstanding as at the time of acquisition (other than pursuant to one or any combination of Voting Share Reduction, Permitted Bid Acquisitions, Exempt Acquisitions, Pro Rata Acquisitions or Convertible Security Acquisitions), then, as of the date such Person becomes the Beneficial Owner of such additional outstanding Voting Shares, such Person shall be an "Acquiring Person"; or

(iii)
for the period of ten days after the Disqualification Date (as hereinafter defined), any Person who becomes the Beneficial Owner of 20% or more of the outstanding voting shares as a result of such Person becoming disqualified from relying on Sections 1.1(e)(v), 1.1(e)(vi) or 1.1(e)(vii) hereof because such Person makes or announces an intention to make a Take-over Bid (as hereinafter defined) alone or by acting jointly or in concert with any other Person and, for this purpose, "Disqualification Date" means the first date of public announcement that such person is making or intends to make a Take-over Bid; or

(iv)
an underwriter or members of a banking or selling group that becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares in connection with a distribution of securities pursuant to a prospectus or by way of private placement;

(b)
"Affiliate", when used to indicate a relationship with a specified Person, means a Person that, directly or indirectly (including through one or more intermediaries), controls, is controlled by or is under common control with, such specified Person;

(c)
"Agreement" means this shareholder protection rights plan agreement made as of March 13, 2008 and amended and restated as of March 15, 2011 and June 10, 2014 between the Corporation and the Rights Agent, as the same may be further amended or supplemented from time to time;

(d)	"Associate", when used to indicate a relationship with a specified Person, means:

(i)
a spouse of such specified Person or any Person of the same or opposite sex with whom such specified Person is living in a conjugal relationship outside marriage or a child of such specified Person; and

(ii)	any relative of such specified Person or of a spouse or other Person mentioned in Section 1.1(d)(i), if that relative has the same residence as such specified Person;

(e)	A Person shall be deemed the "Beneficial Owner" of, and to have "Beneficial Ownership" of, and to "Beneficially Own":

(i)	any securities as to which such Person, or any of such Person's Affiliates or Associates is the direct or indirect owner at law or in equity;

(ii)
any securities as to which such Person or any of such Person's Affiliates or Associates has the right to become the owner at law or equity (where such right is exercisable within 60 days of the date of determination of Beneficial Ownership and whether or not on condition or the occurrence of any contingency) pursuant to any agreement, arrangement, pledge or understanding (whether or not in writing) (other than customary agreements with and between underwriters and/or banking group members and/or selling group members with respect to a distribution of securities pursuant to a prospectus or by way of private placement and other than pledges of securities in the ordinary course of business) or upon the exercise of any conversion exercise or exchange or purchase of a right attaching to a Convertible Security, other security, warrant or option (other than the Rights) to purchase a Voting Share; and

(iii)
any securities which are Beneficially Owned within the meaning of paragraphs (i) or (ii) of this definition by any other Person with which such Person, or any of such Person's Affiliates, is acting jointly or in concert;

provided, however, that a Person shall not be deemed the "Beneficial Owner" or to have "Beneficial Ownership" of, or to "Beneficially Own", any security:

(iv)	because either:

(A)
the holder of such security has agreed pursuant to a Permitted Lock-up Agreement to deposit or tender such security to a Take-over Bid made by such Person, any of such Person's Affiliates or Associates or any other Person referred to in Section (iii) of this definition; or

(B)
such security has been deposited or tendered pursuant to any Take-over Bid made by such Person or by any of such Person's Affiliates or Associates or any other Person referred to in paragraph (iii) of this definition, in either case until such deposited or tendered security has been unconditionally accepted for payment or exchange or taken up and paid for, whichever shall first occur;

Schedule C 4

(v)	because such Person, any of such Person's Affiliates or Associates or any other Person referred to in paragraph (iii) of this definition holds such security provided that:

(A)
the ordinary business of such Person (the "Investment Manager") includes the management of investment funds for others (which others, for greater certainty, may include and be limited to one or more employee benefit plans or pension plans) and such security is held in the ordinary course of such business in the performance of the duties of the Investment Manager for the account of any other Person (the "Client") including non‑discretionary accounts held on behalf of a Client by a broker or dealer appropriately registered under applicable law;

(B)
such Person is (1) the manager or trustee (the "Fund Manager") of a mutual fund (a "Mutual Fund") that is registered or qualified to issue its securities to investors under the securities laws of any province of Canada or the securities laws of the United States and such security is held in the ordinary course of business in the performance of the Fund Manager's duties with respect to the Mutual Fund, or (2) a Mutual Fund

(C)
such Person (the "Trust Company") is licensed to carry on the business of a trust company under applicable law and, as such, acts as trustee or administrator or in a similar capacity in relation to the estates of deceased or incompetent Persons (each an "Estate Account") or in relation to other accounts (each an "Other Account") and holds such security in the ordinary course of such duties for the estate of any such deceased or incompetent Person or for such other accounts;

(D)	such Person is a Crown agent or agency (in this definition, the "Crown Agency");

(E)
the Person is established by statute for purposes that include, and the ordinary business or activity of such Person (in this definition, a "Statutory Body") includes, the management of investment funds for employee benefit plans, pension plans, insurance plans of various public bodies and the Statutory Body holds such security for the purposes of its activities as such; or

(F)
the person (in this definition, an "Administrator") is the administrator or trustee of one or more pension funds or plans (each, in this definition, a "Plan") registered under the laws of Canada or any province thereof or the corresponding laws of the jurisdiction by which such Plan is governed or is such a Plan and the Administrator or Plan holds such security for the purposes of its activities as such;

but only if the Investment Manager, the Fund Manager, the Mutual Fund, the Trust Company, the Crown Agent, the Statutory Body, the Administrator of the Plan, as the case may be, is not then making and has not announced a current intention to make a Take‑over Bid, other than an Offer to Acquire Common Shares or other securities pursuant to a distribution by the Corporation or by means of ordinary market transactions (including prearranged trades entered into in the ordinary course of business of such Person) executed through the facilities of a stock exchange or an organized over‑the‑counter market, alone or by acting jointly or in concert with any other Person;

(vi)	because such Person:

(A)	is a Client of the same Investment Manager as another Person on whose account the Investment Manager holds such security;

(B)	has an Estate Account or an Other Account with the same Trust Company as another Person on whose account the Trust Company holds such security; or

(C)	is a Plan with the same Administrator as another Plan on whose account the Administrator holds such security,

(vii)	because such Person:

(A)	is a Client of an Investment Manager and such security is owned at law or in equity by the Investment Manager;

(B)	has an Estate Account or an Other Account with a Trust Company and such security is owned at law or in equity by the Trust Company; or

(C)	is a Plan and such security is owned at law or in equity by the Administrator of the Plan,

(viii)	because such Person is the registered holder of such securities as a result of carrying on the business of, or acting as nominee for, a securities depositary.

(f)	"Board of Directors" means the board of directors of the Corporation or any duly constituted and empowered committee thereof;

(g)
"Business Corporations Act (Alberta)" means Business Corporations Act (Alberta), as amended from time to time, and the regulations made thereunder, as in effect on the date of this Agreement or as the same may be amended, re-enacted or replaced by any comparable or successor laws or regulations thereto;

(h)	"Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in Calgary, Alberta are authorized or obligated by law to close;

(i)
"Canadian Dollar Equivalent" of any amount which is expressed in United States dollars means, on any date, the Canadian dollar equivalent of such amount determined by multiplying such amount by the U.S. - Canadian Exchange Rate on such date;

(j)
"close of business" on any given date means the time on such date (or, if such date is not a Business Day, the time on the next succeeding Business Day) at which the Calgary office of the principal transfer agent for the Common Shares (or, after the Separation Time, the Calgary office of the Rights Agent) is closed to the public;

Schedule C 5

(k)
"Common Shares" means the common shares without nominal or par value in the capital of the Corporation and any other shares in the capital of the Corporation into which such shares may be subdivided, consolidated, reclassified or changed; provided, however, that "common shares", when used with reference to any Person other than the Corporation, shall mean the class or classes of shares (or similar equity interest) with the greatest per share voting power entitled to vote generally in the election of all directors of such other Person;

(l)
"Competing Permitted Bid" means a Take-over Bid made while another Permitted Bid is in existence and that satisfies all of the provisions of a Permitted Bid except that the condition set forth in Section 1.1(hh)(ii)(A)(I) may provide that the Voting Shares may be taken up or paid for on a date which is not earlier than the later of 35 days after the date of such Take-over Bid or the earliest date on which Voting Shares may be taken up or paid for under any other Permitted Bid that is then in existence for the Voting Shares;

(m)	"controlled": a corporation is "controlled" by another Person if:

(i)
securities entitled to vote in the election of directors carrying more than 50 percent of the votes for the election of directors are held, directly or indirectly, by or on behalf of the other Person or two or more Persons acting jointly or in concert; and

(ii)	the votes carried by such securities are entitled, if exercised, to elect a majority of the Board of Directors of such corporation, and "control", "controls" and "controlling" shall be interpreted accordingly;

(n)
"Convertible Security" means a security convertible, exercisable or exchangeable into a Common Share and a "Convertible Security Acquisition" shall mean an acquisition by a Person of Common Shares upon the exercise, conversion or exchange of a Convertible Security received by a Person pursuant to a Permitted Bid Acquisition, an Exempt Acquisition or a Pro Rata Acquisition;

(o)	"Co-Rights Agent" has the meaning ascribed thereto in Section 4.1(a);

(p)	"Dividend Reinvestment Acquisition" means an acquisition of Voting Shares pursuant to a Dividend Reinvestment Plan;

(q)
"Dividend Reinvestment Plan" means a regular dividend reinvestment or other plan of the Corporation made available by the Corporation to holders of its securities where such plan permits the holder to direct that some or all of:

(i)	dividends paid in respect of shares of any class of the Corporation;

(ii)	proceeds of redemption of shares of the Corporation;

(iii)	interest paid on evidences of indebtedness of the Corporation; or

(iv)	optional cash payments;

be applied to the purchase from the Corporation of Voting Shares;

(r)	"Election to Exercise" has the meaning ascribed thereto in Section 2.2(d);

(s)
"Exempt Acquisition" means an acquisition of Voting Shares or Convertible Securities (i) in respect of which the Board of Directors has waived the application of Section 3.1 pursuant to the provisions of Section 5.2, (ii) pursuant to a distribution of Common Shares or Convertible Securities (and the exercise, conversion or exchange of those Convertible Securities) made by the Corporation pursuant to a prospectus or private placement provided that the Person does not acquire a greater percentage of the securities offered in the distribution than the percentage of Common Shares Beneficially Owned by that Person immediately prior to the distribution, or (iii) pursuant to an amalgamation, merger, plan of arrangement or other statutory procedure having similar effect requiring approval of the holders of Voting Shares;

(t)
"Exercise Price" means the price at which a holder may purchase the securities issuable upon exercise of one whole Right and, until adjustment thereof in accordance with the terms hereof, the Exercise Price shall be equal to Fifty ($50.00) dollars;

(u)	"Expansion Factor" has the meaning ascribed thereto in Section 2.3(a)(iv)(A)(I);

(v)	"Expiration Time" means the earlier of:

(i)	the Termination Time; or

(ii)	the close of business on the date of termination of this Agreement pursuant to Section 5.17;

(w)	"Flip-in Event" means a transaction in or pursuant to which any Person becomes an Acquiring Person;

(x)	"holder" has the meaning ascribed thereto in Section 2.8;

(y)	"Independent Shareholders" means holders of Voting Shares other than:

(i)	any Acquiring Person;

(ii)	any Offeror;

(iii)	any Associate or Affiliate of any Acquiring Person or Offeror;

Schedule C 6

(iv)	any Person acting jointly or in concert with any Acquiring Person or any Offeror; and

(v)
any employee benefit plan, deferred profit sharing plan, stock participation plan and any other similar plan or trust for the benefit of employees of the Corporation or any Subsidiary of the Corporation but excluding in any event a plan or trust in respect of which the employee directs the manner in which the Voting Shares are to be voted or withheld from voting or directs whether the Voting Shares be tendered to a Take-over Bid;

(z)
"Market Price" per share of any securities on any date of determination shall mean the average of the daily closing prices per share of such securities (determined as described below) on each of the 20 consecutive Trading Days through and including the Trading Day immediately preceding such date; provided, however, that if an event of a type analogous to any of the events described in Section 2.3 shall have caused the closing price in respect of any Trading Day used to determine the Market Price not to be fully comparable with the closing price on such date of determination or, if the date of determination is not a Trading Day, on the immediately preceding Trading Day, each such closing price so used shall be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 in order to make it fully comparable with the closing price on such date of determination or, if the date of determination is not a Trading Day, on the immediately preceding Trading Day. The closing price per share of any securities on any date shall be:

(i)
the closing board lot sale price or, if no such sale takes place on such date, the average of the closing bid and ask prices, as reported by the principal Canadian stock exchange on which such securities are listed or admitted to trading; or

(ii)
if for any reason none of such prices is available on such day or the securities are not listed or admitted to trading on a Canadian stock exchange, the closing board lot sale price or, if no such sale takes place on such date, the average of the closing bid and ask prices, as reported by the principal national United States securities exchange on which such securities are listed or admitted to trading; or

(iii)
if for any reason none of such prices is available on such day or the securities are not listed or admitted to trading on a Canadian stock exchange or a national United States securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low ask prices for each share of such securities in the over‑the‑counter market, as reported by any reporting system then in use; or

(iv)
if for any reason none of such prices is available on such day or the securities are not listed or admitted to trading on a Canadian stock exchange or a national United States securities exchange or quoted by any such reporting system, the average of the closing bid and ask prices as furnished by a professional market maker making a market in the securities;

provided, however, that if for any reason none of such prices is available on any such date, the closing price per share of such securities on such date shall mean the fair value per share of such securities on such date as determined by a nationally or internationally recognized Canadian investment dealer or investment banker with respect to the fair value per share of such securities. The Market Price shall be expressed in Canadian dollars and, if initially determined in respect of any day forming part of the 20 consecutive Trading Day period in United States dollars, such amount shall be translated into Canadian dollars at the Canadian Dollar Equivalent thereof on the relevant Trading Day;

(aa)
"1933 Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations thereunder, as in effect on the date of this Agreement or as the same may be amended, re‑enacted or replaced by any comparable or successor laws or regulations thereto;

(bb)
"1934 Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as in effect on the date of this Agreement or as the same may be amended, re‑enacted or replaced by any comparable or successor laws or regulations thereto;

(cc)	"Nominee" has the meaning ascribed thereto in Section 2.2(c);

(dd)	"Offer to Acquire" shall include:

(i)	an offer to purchase, or a solicitation of an offer to sell, Voting Shares, and

(ii)	an acceptance of an offer to sell Voting Shares, whether or not such offer to sell has been solicited,

or any combination thereof, and the Person accepting an offer to sell shall be deemed to be making an Offer to Acquire to the Person that made the offer to sell;

(ee)
"Offeror" means a Person who has announced an intention to make or who has made, a Take-over Bid (including a Permitted Bid or Competing Permitted Bid, but excluding an Offer to Acquire made by an Investment Manager, Trust Company, Fund Manager, Crown Agency, Statutory Body, Administrator or Plan referred to in Section 1.1(e)(v) of the definition of Beneficial Owner pursuant to a distribution by the Corporation or by means of ordinary market transactions (including pre-arranged trades entered into in the ordinary course of business of such Person) in the circumstances contemplated in Section 1.1(e)(v), but only so long as the Take-over Bid so announced or made has not been withdrawn or terminated or has not expired;

(ff)    "Offeror's Securities" means the Voting Shares Beneficially Owned by an Offeror on the date of an Offer to Acquire;

(gg)    "ordinary course dividends" means cash dividends paid in any fiscal year of the Corporation to the extent that such cash dividends, in the aggregate, do not exceed the greatest of:

i.	200% of the aggregate amount of cash dividends declared payable by the Corporation on its Common Shares in its immediately preceding fiscal year;

Schedule C 7

ii.	300% of the arithmetic mean of the aggregate amounts of cash dividends declared payable by the Corporation on its Common Shares in its three immediately preceding fiscal years; and

iii.	100% of the aggregate consolidated net income of the Corporation, before extraordinary items, for its immediately preceding fiscal year;

(hh)    "Permitted Bid" means a Take‑over Bid made by an Offeror by way of a Take-over bid circular which also complies with the following additional provisions:

i.	the Take‑over Bid is made to all holders of record of Voting Shares wherever resident as registered on the books of the Corporation, other than the Offeror;

ii.	the Take‑over Bid contains, and the take up and payment for securities tendered or deposited thereunder shall be subject to, an irrevocable and unqualified provision that:

(A)    no Voting Shares will be taken up or paid for pursuant to the Take‑over Bid:

(I)    prior to the close of business on the 60th day following the date of the Take‑over Bid; and

(II)    if less than 50% of the Voting Shares held by Independent Shareholders have been deposited pursuant to the Take‑over Bid and not withdrawn;

(B)    Voting Shares may be deposited pursuant to such Take‑over Bid at any time during the period described in paragraph
(ii)(A)(I)of this definition and that any Voting Shares deposited pursuant to the Take‑over Bid may be withdrawn until taken up and paid for; and

(C)
if the condition set forth in paragraph (ii)(A)(II) of this definition is satisfied, the Offeror will make a public announcement of that fact and the Take‑over Bid will remain open for deposits and tenders of Voting Shares for not less than ten Business Days from the date of such public announcement;

provided that if a Take-over Bid constitutes a Competing Permitted Bid, the term "Permitted Bid" shall also mean the Competing Permitted Bid;
(ii)    "Permitted Bid Acquisition" means an acquisition made pursuant to a Permitted Bid or a Competing Permitted Bid;

(jj)
"Permitted Lock-up Agreement" means an agreement between a Person and one or more holders of Voting Shares (each a "Locked‑up Person") the terms of which are publicly disclosed and a copy of which is made available to the public not later than (i) the date the Lock‑up Bid (as defined below) is publicly announced or, (ii) if the Lock‑up Bid has been made prior to the date on which such agreement is entered into forthwith and in any event not later than the date following the date of such agreement, pursuant to which each Locked‑up Person agrees to deposit or tender Voting Shares to a Take‑over Bid (the "Lock‑up Bid") to be made or made by the Person or any of such Person's Affiliates or Associates or any other Person referred to in Clause (iii) of the definition of Beneficial Owner and which provides:

i.
that any agreement to deposit or tender to, or to not withdraw Voting Shares from, the Lock‑up Bid is terminable at the option of the Locked‑up Person in order to tender or deposit such Voting Shares to another Take‑over Bid or support another transaction:

(A)	where the price or value per Voting Share offered under such other Take‑over Bid or transaction is higher than the price or value per Voting Share offered under the Lock‑up Bid; or

(B)	if:

(I)
the price or value per Voting Share offered under the other Take‑over Bid or transaction exceeds the price or value per Voting Share offered or proposed to be offered under the Lock‑up Bid by an amount that is equal to or greater than the lesser of (x) any amount specified in the agreement and (y) 7%; or

(II)
the number of Voting Shares to be purchased under the other Take‑over Bid or transaction exceeds the number of Voting Shares offered to be purchased under the Lock‑up Bid by an amount that is equal to or greater than the lesser of (x) any amount specified in the agreement and (y) 7%, at a price or value per Voting Shares, as applicable, that is not less than the price or value per Voting Shares offered under the Lock‑up Bid;

and the agreement may contain a right of first refusal or require a period of delay to give such Person an opportunity to match a higher price or value in another Take‑over Bid or transaction or other similar limitation on a Locked‑up Person's right to withdraw Voting Shares from the agreement, so long as the limitation does not preclude the exercise by the Locked‑up Person of the right to withdraw Voting Shares during the period of the other Take‑over Bid or transaction; and

ii.	no "break‑up " fees, "top‑up" fees, penalties, expenses or other amounts that exceed in the aggregate the greater of:

(A)	the cash equivalent of 2.5% of the price or value payable under the Lock‑up Bid to a Locked‑up Person; and

(B)
50% of the amount by which the price or value payable under another Take‑over Bid or transaction to a Locked‑up Person exceeds the price or value of the consideration that such Locked‑up Person would have received under the Lock‑up Bid,

Schedule C 8

shall be payable by a Locked‑up Person pursuant to the agreement in the event a Locked‑up Person fails to deposit or tender Voting Shares to the Lock‑up Bid or withdraw Voting Shares previously tendered thereto in order to tender to another Take‑over Bid or support another transaction;

(kk)
"Person" shall include any individual, firm, partnership, association, trust, trustee, executor, administrator, legal personal representative, body corporate, corporation, unincorporated organization, syndicate or other entity;

(ll)
"Pro Rata Acquisition" means an acquisition by a Person of Beneficial Ownership of Voting Shares as a result of: a Dividend Reinvestment Acquisition; a stock dividend, a stock split or other event pursuant to which a Person becomes Beneficial Owner of Voting Shares on the same pro rata basis as all other holders of Voting Shares; the acquisition or exercise by such Person of rights to purchase Voting Shares distributed to such Person in the course of a distribution to all holders of Voting Shares pursuant to a rights offering or pursuant to a prospectus; or a distribution of Voting Shares or securities convertible into or exchangeable for Voting Shares (and the conversion or exchange of such convertible or exchangeable securities), made pursuant to a prospectus or a distribution by way of a private placement or securities exchange take over bid; provided that the Person does not thereby acquire a greater percentage of such Voting Shares, or securities convertible into or exchangeable for Voting Shares, so offered than the Person's percentage of Voting Shares Beneficially Owned immediately prior to such acquisition;

(mm)    "Record Time" means 5:00 p.m. (Calgary time) on April 15, 2008;

(nn)    "Redemption Price" has the meaning ascribed thereto in Section 5.1(a);

(oo)    "Right" means a right to purchase a Common Share, upon the terms and subject to the conditions set forth in this Agreement;

(pp)	"Rights Certificate" has the meaning ascribed thereto in Section 2.2(c)(ii)(A) and shall be in substantially the form of Exhibit A to this Agreement;

(qq)    "Rights Register" has the meaning ascribed thereto in Section 2.6(a);

(rr)
"Securities Act (Alberta)" shall mean the Securities Act, R.S.A. 2000, c. S‑4, as amended, and the regulations thereunder, as in effect on the date of this Agreement or as the same may be amended, re‑enacted or replaced by any comparable or successor laws or regulations thereto;

(ss)
"Securities Act (Ontario)" shall mean the Securities Act, R.S.O. 1990, c. S.5, as amended, and the regulations thereunder, as in effect on the date of this Agreement or as the same may be amended, re‑enacted or replaced by any comparable or successor laws or regulations thereto;

(tt)    "Separation Time" means the close of business on the tenth Trading Day after the earlier of:

i.	the Stock Acquisition Date; and

ii.
the date of the commencement of or first public announcement of the intent of any Person (other than the Corporation or any Subsidiary of the Corporation) to commence a Take‑over Bid (other than a Permitted Bid or Competing Permitted Bid);

or such later time as may be determined by the Board of Directors, provided that:
(A)    if any Take‑over Bid referred to in Section (ii) of this definition expires, or is cancelled, terminated or otherwise withdrawn prior to the Separation Time, such Take‑over Bid shall be deemed, for the purposes of this definition, never to have been made; and

(B)    if the Board of Directors determines pursuant to Section 5.2 to waive the application of Section 3.1 to a Flip‑in Event, the Separation Time in respect of such Flip‑in Event shall be deemed never to have occurred;

(uu)
"Shareholders" means at any time in respect of the Voting Shares, the Persons shown at that time on the register or registers of holders of Voting Shares maintained by or on behalf of the Corporation as registered holders of Voting Shares;

(vv)	"Shareholders' Meeting" means annual and special meeting of Shareholders to be held on June 10, 2014 or any adjournment or adjournments thereof;

(ww)
"Stock Acquisition Date" means the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to the provisions of Section 5.3 of Multilateral Instrument 62-104, Section 102 of the Securities Act (Ontario) or Section 13(d) of the 1934 Exchange Act) by the Corporation or an Acquiring Person indicating that a Person has become an Acquiring Person;

(xx)    "Subsidiary": a Person is a Subsidiary of another Person if:

i.	it is controlled by:

1.	that other Person; or

2.	that other Person and one or more Persons each of which is controlled by that other Person; or

3.	two or more Persons each of which is controlled by that other; or

Schedule C 9

ii.	it is a Subsidiary of a Person that is that other's Subsidiary;

(yy)
"Take‑over Bid" means an Offer to Acquire Voting Shares or other securities if, assuming the Voting Shares or other securities subject to the Offer to Acquire are acquired and are Beneficially Owned at the date of the Offer to Acquire by the Person making the Offer to Acquire, such Voting Shares (including all Voting Shares that may be acquired upon exercise of all rights of conversion, exchange or purchase attaching to the other securities) together with the Offeror's Securities would constitute in the aggregate 20% or more of the outstanding Voting Shares at the date of the Offer to Acquire;

(zz)	"Termination Time" means the time at which the right to exercise Rights shall terminate pursuant to this Agreement

(aaa)
"Trading Day", when used with respect to any securities, means a day on which the principal stock or securities exchange on which such securities are listed or admitted to trading is open for the transaction of business or, if the securities are not listed or admitted to trading on any stock or securities exchange, a Business Day;

(bbb)	"U.S. - Canadian Exchange Rate" means, on any date:

i.	if on such date the Bank of Canada sets an average noon spot rate of exchange for the conversion of one United States dollar into Canadian dollars, such rate, and

ii.
in any other case, the rate for such date for the conversion of one United States dollar into Canadian dollars which is calculated in the manner which shall be determined by the Board of Directors from time to time acting in good faith;

(ccc)	"Voting Shares" means the Common Shares and any other shares of capital stock or voting interests of the Corporation entitled to vote generally in the election of all directors; and

(ddd)
"Voting Share Reduction" means an acquisition or redemption by the Corporation or a Subsidiary of the Corporation of Voting Shares which, by reducing the number of Voting Shares outstanding or which may be voted, increases the proportionate number of Voting Shares Beneficially Owned by any Person.

1.2	Currency

All sums of money which are referred to in this Agreement are expressed in lawful money of Canada, unless otherwise specified.
1.3        Headings
The division of this Agreement into Articles, Sections and paragraphs and the insertion of headings, subheadings and a table of contents are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.
1.4        References to Agreement
References to "this Agreement", "hereto", "herein", "hereby", "hereunder", "hereof" and similar expressions refer to this Agreement, as amended or supplemented from time to time, and not to any particular Article, Section, paragraph, or other provision hereof and include any and every instrument supplemental or ancillary hereto. Unless the context otherwise requires, references in this Agreement to an Article, Section, paragraph, or Exhibit by number, letter or otherwise refer to the Article, Section, paragraph, or Exhibit, respectively, bearing that designation in this Agreement.
1.5        Grandfathered Person
For the purposes of determining whether a Person is an Acquiring Person and interpreting the definition of "Acquiring Person", a Person shall not be and shall not be deemed to be an Acquiring Person if such Person (a "Grandfathered Person"):
(a)    is the Beneficial Owner of more than 20% of the outstanding Voting Shares determined as at the Record Time; or

(b)
becomes the Beneficial Owner of more than 20% of the outstanding Voting Shares after the Record Time and such Person's Beneficial Ownership of Voting Shares does not exceed the number of Voting Shares Beneficially Owned by such Person immediately prior to the Record Time by more than 1% of the issued and outstanding Voting Shares as at the Record Time, provided:
(c)    the Grandfathered Person has complied with all legal disclosure requirements;

(d)
that this exception shall not be, and shall cease to be, applicable to a Grandfathered Person in the event that such Grandfathered Person shall after the Record Time become the Beneficial Owner of additional Voting Shares constituting more than 1% of the outstanding Voting Shares otherwise than pursuant to one or more Permitted Bid Acquisitions, Exempt Acquisitions, Pro Rata Acquisitions or the issuance or exercise of stock options granted by the Corporation, if applicable to such Person,

(e)    that such Grandfathered Person shall not become an Acquiring Person as a result of one or more Voting Share Reductions; and

(f)
that, if this exception shall cease to be applicable to a Grandfathered Person as aforesaid, such a Grandfathered Person shall be and shall be deemed to be an Acquiring Person as at and from the time that this exception shall not be so applicable.

1.6        Calculation of Number and Percentage of Beneficial Ownership of Outstanding Voting Shares

For purposes of this Agreement:

Schedule C 10

a.
in determining the percentage of outstanding Voting Shares Beneficially Owned by any Person, all unissued Voting Shares as to which     such Person is deemed the Beneficial Owner shall be deemed to be outstanding; and

b.	the percentage of outstanding Voting Shares Beneficially Owned by any Person shall be and be deemed to be the product (expressed as a percentage) determined by the formula:

100 x    A
B
where:

A =	the number of votes for the election of all directors generally attaching to the outstanding Voting Shares Beneficially Owned by such Person; and

B =	the number of votes for the election of all directors generally attaching to all outstanding Voting Shares.
1.7        Acting Jointly or in Concert

For purposes of this Agreement, a Person is acting jointly or in concert with every other Person who is a party to any agreement, commitment or understanding, whether formal or informal and whether or not in writing, with the first mentioned Person for the purpose of acquiring or offering to acquire Voting Shares (other than pursuant to an agreement contemplated by Section 1.1(e)(iv) hereof, or customary agreements with and between underwriters and/or banking group and/or selling group members with respect to a distribution of securities pursuant to a prospectus or by way of private placement and other than pursuant to pledges of securities in the ordinary course of business).
1.8        Generally Accepted Accounting Principles
Wherever in this Agreement reference is made to generally accepted accounting principles, such reference shall be deemed to be the recommendations at the relevant time of the Canadian Institute of Chartered Accountants, or any successor institute, applicable on a consolidated basis (unless otherwise specifically provided herein to be applicable on an unconsolidated basis) as at the date on which a calculation is made or required to be made in accordance with generally accepted accounting principles. Where the character or amount of any asset or liability or item of revenue or expense is required to be determined, or any consolidation or other accounting computation is required to be made for the purpose of this Agreement or any document, such determination or calculation shall, to the extent applicable and except as otherwise specified herein or as otherwise agreed in writing by the parties, be made in accordance with generally accepted accounting principles applied on a consistent basis.
ARTICLE 2
THE RIGHTS
2.1        Legend on Common Share Certificates
Certificates representing Common Shares issued after the Record Time but prior to the earlier of the Separation Time and the Expiration Time shall evidence, in addition to the Common Shares, one Right for each Common Share evidenced thereby and shall have impressed on, printed on, written on or otherwise affixed to them the following legend:
Until the Separation Time (as defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Shareholder Protection Rights Agreement made as of March 15, 2011, as amended and restated on June 10, 2014 (the "Rights Agreement"), between TransGlobe Energy Corporation (the "Corporation") and Olympia Trust Company, as rights agent, as amended from time to time, the terms of which are hereby incorporated herein by reference and a copy of which may be inspected during normal business hours at the principal office of the Corporation. Under certain circumstances, as set out in the Rights Agreement, the Rights may be amended, redeemed, may expire, may become null and void or may be evidenced by separate certificates and no longer evidenced by this certificate. The Corporation will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge as soon as practicable after the receipt of a written request therefor.
Certificates representing Common Shares that are issued and outstanding at the Record Time shall also evidence one Right for each Common Share evidenced thereby, notwithstanding the absence of the foregoing legend, until the earlier of the Separation Time and the Expiration Time.
2.2        Initial Exercise Price; Exercise of Rights; Detachment of Rights

a.
Subject to adjustment as herein set forth, each Right will entitle the holder thereof, from and after the Separation Time and prior to the Expiration Time, to purchase, for the Exercise Price, one Common Share. Notwithstanding any other provision of this Agreement, any Rights held by the Corporation or any of its Subsidiaries shall be void.

b.	Until the Separation Time:

i.	the Rights shall not be exercisable and no Right may be exercised; and

ii.	each Right will be evidenced by the certificate for the associated Common Share and will be transferable only together with, and will be transferred by a transfer of, such associated Common Share.

c.	From and after the Separation Time and prior to the Expiration Time:

i.	the Rights shall be exercisable; and

Schedule C 11

ii.	the registration and transfer of the Rights shall be separate from and independent of Common Shares.

Promptly following the Separation Time, the Corporation will prepare and the Rights Agent will mail or arrange to be mailed to each holder of record of Rights as of the Separation Time (other than an Acquiring Person and, in respect of any Rights Beneficially Owned by such Acquiring Person which are not held of record by such Acquiring Person, the holder of record of such Rights (a "Nominee")), at such holder's address as shown by the records of the Corporation (the Corporation hereby agreeing to furnish copies of such records to the Rights Agent for this purpose):

A.
a rights certificate ("Rights Certificate") representing the number of Rights held by such holder at the Separation Time and having such markers of identification or designation and such legends, summaries or endorsements printed thereon as the Corporation may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law, rule, regulation or judicial or administrative order or with any rule or regulation of any self-regulatory organization, stock exchange or quotation system on which the Rights may from time to time be listed or traded, or to conform to usage; and

B.	a disclosure statement describing the Rights;

provided that a Nominee shall be sent the materials provided for in paragraphs (A) and (B) above in respect of all Common Shares held of record by it which are not Beneficially Owned by an Acquiring Person. In order for the Corporation to determine whether any Person is holding Voting Shares which are Beneficially Owned by another Person, the Corporation may require such first-mentioned Person to furnish such information and documentation as the Corporation deems necessary or appropriate to make such determination.

d.
Rights may be exercised in whole or in part on any Business Day after the Separation Time and prior to the Expiration Time by submitting to the Rights Agent at its principal office in the city of Calgary the Rights Certificate evidencing such Rights together with:

i.
an election to exercise such Rights (an "Election to Exercise") substantially in the form attached to the Rights Certificate duly completed and executed by the holder or his executors or administrators or other personal representatives or his or their legal attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Rights Agent; and

ii.
payment by certified cheque, banker's draft or money order payable to the order of the Rights Agent, of a sum equal to the Exercise Price multiplied by the number of Rights being exercised and a sum sufficient to cover any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for Common Shares in a name other than that of the holder of the Rights being exercised.

e.
Upon receipt of a Rights Certificate, which is accompanied by a completed Election to Exercise that does not indicate that such Right is null and void as provided by Section 3.1(b) and payment as set forth in Section 2.2(d)(ii), the Rights Agent (unless otherwise instructed by the Corporation if the Corporation is of the opinion that the Rights cannot be exercised in accordance with this Agreement) will thereupon promptly:

i.
requisition from the transfer agent for the Common Shares certificates representing the number of such Common Shares to be purchased (the Corporation hereby irrevocably authorizing its transfer agent to comply with all such requisitions),

ii.	after receipt of such certificate, deliver the same to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder,

iii.	when appropriate, requisition from the Corporation the amount of cash to be paid in lieu of issuing fractional Common Shares,

iv.	when appropriate, after receipt of such cash, deliver the same to or to the order of the registered holder of the Rights Certificate, and

v.	tender to the Corporation all payments received on exercise of the Rights.

f.
If the holder of any Rights shall exercise less than all the Rights evidenced by such holder's Rights Certificate, a new Rights Certificate evidencing the Rights remaining unexercised (subject to Section 5.6) will be issued by the Rights Agent to such holder or to such holder's duly authorized assigns.

g.	The Corporation covenants and agrees that it will:

i.
take all such action as may be necessary and within its power to ensure that all securities delivered upon exercise of Rights shall, at the time of delivery of the certificates for such securities (subject to payment of the Exercise Price), be duly and validly authorized, executed, issued and delivered as fully paid and non‑assessable;

ii.
take all such action as may be necessary and within its power to comply with any applicable requirements of Business Corporations Act (Alberta), the Securities Act (Alberta), the Securities Act (Ontario) and any other applicable laws in connection with the issuance and delivery of the Rights, the Rights Certificates and the issuance of any securities upon exercise of Rights;

iii.
use reasonable efforts to cause all securities issued upon exercise of Rights to be listed on the stock exchanges on which the Common Shares were traded immediately prior to the Stock Acquisition Date;

iv.
cause to be reserved and kept available out of its authorized and unissued classes of securities, the number of securities that, as provided in this Agreement, will from time to time be sufficient to permit the exercise in full of all outstanding Rights;

Schedule C 12

v.
pay when due and payable any and all Canadian and, if applicable, United States, federal, provincial and state transfer taxes and charges (not including any income or capital taxes of the holder or exercising holder or any liability of the Corporation to withhold tax) which may be payable in respect of the original issuance or delivery of the Rights Certificates or certificates for Common Shares issued upon exercise of any Rights, provided that the Corporation shall not be required to pay any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for securities in a name other than that of the holder of the Rights being transferred or exercised; and

vi.
after the Separation Time, except as permitted under Sections 5.1 and 5.2, not take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

2.3	Adjustments to Exercise Price; Number of Rights

The Exercise Price, the number and kind of securities subject to purchase upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 2.3.

(a)	If the Corporation shall at any time after the Record Time and prior to the Expiration Time:

i.
declare or pay a dividend on its Common Shares payable in Common Shares (or other securities exchangeable for or convertible into or giving a right to acquire Common Shares) other than pursuant to any optional stock dividend program;

ii.	subdivide or change the outstanding Common Shares into a greater number of Common Shares;

iii.	combine or change the outstanding Common Shares into a smaller number of Common Shares; or

iv.	issue any Common Shares (or other securities exchangeable for or convertible into or giving a right to acquire Common Shares) in respect of, in lieu of or in exchange for existing Common Shares;

v.
except as otherwise provided in this Section 2.3, the Exercise Price and the number of Rights outstanding, or, if the payment or effective date therefor shall occur after the Separation Time, the securities purchasable upon exercise of Rights shall be adjusted as of the payment or effective date such that:

(A)	if the Exercise Price and number of Rights outstanding are to be adjusted;

(I)
the Exercise Price in effect after such adjustment will be equal to the Exercise Price in effect immediately prior to such adjustment divided by the number of Common Shares (or other capital stock) (the "Expansion Factor") that a holder of one Common Share immediately prior to such dividend, subdivision, change, combination or issuance would hold thereafter as a result thereof; and

(II)	each Right held prior to such adjustment will become that number of Rights equal to the Expansion Factor;

and the adjusted number of Rights will be deemed to be distributed among the Common Shares with respect to which the original Rights were associated (if they remain outstanding) and the shares issued in respect of such dividend, subdivision, change, combination or issuance, so that each such Common Share (or other capital stock) will have exactly one Right associated with it; and

(B)
if the securities purchasable upon exercise of Rights are to be adjusted, the securities purchasable upon exercise of each Right after such adjustment will be the securities that a holder of the securities purchasable upon exercise of one Right immediately prior to such dividend, subdivision, change, combination or issuance would hold thereafter as a result thereof.

If after the Record Time and prior to the Expiration Time the Corporation shall issue any securities other than Common Shares in a transaction of a type described in Section 2.3(a)(i) or 2.3(a)(iv), such securities shall be treated herein as nearly equivalent to Common Shares as may be practicable and appropriate under the circumstances and the Corporation and the Rights Agent agree to amend this Agreement in order to effect such treatment.

(b)
If the Corporation shall at any time after the Record Time and prior to the Separation Time fix a record date for the issuance of rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for or carrying a right to purchase Common Shares) at a price per Common Share (or, if a security convertible into or exchangeable for or carrying a right to purchase or subscribe for Common Shares having a conversion, exchange or exercise price, including the price required to be paid to purchase such convertible or exchangeable security or right per share) less than the Market Price per Common Share on such record date, the Exercise Price to be in effect after such record date shall be adjusted to that price determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction:

i.
the numerator of which shall be the number of Common Shares outstanding on such record date, plus the number of Common Shares that the aggregate offering price of the total number of Common Shares so to be offered (and/or the aggregate initial conversion, exchange or exercise price of the convertible or exchangeable securities or rights so to be offered, including the price required to be paid to purchase such convertible or exchangeable securities or rights) would purchase at such Market Price per Common Share; and

Schedule C 13

ii.
the denominator of which shall be the number of Common Shares outstanding on such record date, plus the number of additional Common Shares to be offered for subscription or purchase (or into which the convertible or exchangeable securities or rights so to be offered are initially convertible, exchangeable or exercisable).

If such subscription price may be paid by delivery of consideration, part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, or if issued, are not exercised prior to the expiration thereof, the Exercise Price shall be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed or to the Exercise Price which would be in effect based upon the number of Common Shares (or Convertible Securities) actually issued upon the conversion exercise or exchange of such Convertible Securities or upon exercise of such rights, options or warrants, as the case may be.
For purposes of this Agreement, the granting of the right to purchase Common Shares (whether from treasury shares or otherwise) pursuant to any Dividend Reinvestment Plan and/or any Common Share purchase plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and/or the investment of periodic optional payments and/or employee benefit, stock option or similar plans (so long as such right to purchase is in no case evidenced by the delivery of rights or warrants) shall not be deemed to constitute an issue of rights or warrants by the Corporation; provided, however, that, in the case of any Dividend Reinvestment Plan, the right to purchase Common Shares is at a price per share of not less than 90 percent of the Market Price of the Common Shares.

(c)
If the Corporation shall at any time after the Record Time and prior to the Separation Time fix a record date for a distribution to all holders of Common Shares (including any such distribution made in connection with a merger or amalgamation in which the Corporation is the continuing corporation) of evidences of indebtedness, cash (other than an ordinary course dividend or a dividend referred to in Section 2.3(a)(i), assets or rights or warrants (excluding those referred to in Section 2.3(b), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction:

(i)
the numerator of which shall be the Market Price per Common Share on such record date, less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of Rights), on a per share basis, of the portion of the cash, assets, evidences of indebtedness, rights, options or warrants so to be distributed; and

(ii)	the denominator of which shall be such Market Price per Common Share.

Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such a distribution is not so made, the Exercise Price shall be adjusted to be the Exercise Price which would have been in effect if such record date had not been fixed.
(d)    Each adjustment made pursuant to this Section 2.3 shall be made as of

(i)	the payment or effective date for the applicable dividend, subdivision, change, combination or issuance, in the case of an adjustment made pursuant to paragraph (a) above; and

(ii)
the record date for the applicable distribution, in the case of an adjustment made pursuant to paragraph (b) or (c) above, subject to readjustment to reverse the same if such distribution shall not be made.

(e)
Notwithstanding anything herein to the contrary, no adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one percent in the Exercise Price; provided, however, that any adjustments which by reason of this Section 2.3(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 2.3 shall be made to the nearest cent or to the nearest hundredth of a share. Notwithstanding the first sentence of this Section 2.3(e), any adjustment required by this Section 2.3 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment and (ii) the Termination Date. Whenever an adjustment to the Exercise Price is made pursuant to this Section 2.3, the Corporation shall:

i.	promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment,

ii.
promptly file with the Rights Agent and with each transfer agent for the Common Shares a copy of such certificate, mail a brief summary thereof to each holder of Rights, and issue a press release advising of the relevant adjustment.

(f)
If the Corporation shall at any time after the Record Time and prior to the Separation Time issue any shares of capital stock (other than Common Shares), or rights or warrants to subscribe for or purchase any such capital stock, or securities convertible into or exchangeable for any such capital stock, in a transaction referred to in Section 2.3(a)(i) or 2.3(a)(iv) above, if the Board of Directors acting in good faith determines that the adjustments contemplated by paragraphs (a), (b) and (c) above in connection with such transaction will not appropriately protect the interests of the holders of Rights, the Board of Directors may determine what other adjustments to the Exercise Price, number of Rights and/or securities purchasable upon exercise of Rights would be appropriate and, notwithstanding paragraphs (a), (b) and (c) above, but subject to the prior consent of the holders of Common Shares or Rights obtained in accordance with Section 5.5, such adjustments, rather than the adjustments contemplated by paragraphs (a), (b) and (c) above, shall be made. The Corporation and the Rights Agent shall amend this Agreement as appropriate to provide for such adjustments.

(g)
Each Right originally issued by the Corporation subsequent to any adjustment made to the Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the number of Common Shares purchasable from time to time hereunder upon exercise of a Right, all subject to further adjustment as provided herein.

Schedule C 14

(h)
Irrespective of any adjustment or change in the Exercise Price or the number of Common Shares issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Exercise Price per Common Share and the number of Common Shares which were expressed in the initial Rights Certificates issued hereunder.

(i)
In any case in which this Section 2.3 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Corporation may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of Common Shares and other securities of the Corporation, if any, issuable upon such exercise over and above the number of Common Shares and other securities of the Corporation, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

(j)
Notwithstanding anything in this Section 2.3 to the contrary, the Corporation shall be entitled to make such reductions in the Exercise Price, in addition to those adjustments expressly required by this Section 2.3, as and to the extent that the Board of Directors shall in good faith determine to be advisable in order that any (i) consolidation or subdivision of the Common Shares, (ii) issuance wholly or in part for cash or Common Shares or securities that by their terms are convertible into or exchangeable for Common Shares, (iii) stock dividends or (iv) issuance of rights, options or warrants referred to in this Section 2.3, hereafter made by the Corporation to holders of its Common Shares shall not be taxable to such shareholders.

(k)
The Corporation covenants and agrees that, after the Separation Time, it will not, except as permitted by Section 5.1, 5.2 or 5.5, take (or permit any Subsidiary of the Corporation to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

(l)
If an event occurs which would require an adjustment under both this Section 2.3 and Section 3.1, the adjustment provided for in this Section 2.3 shall be in addition to and shall be made prior to, any adjustment required pursuant to Section 3.1.

(m)
If the Corporation shall at any time after the Record Time and prior to the earlier of the Separation Time and the Expiration Time issue any Common Shares otherwise than in a transaction referred to in Section 2.3(a) each such Common Share so issued shall automatically have one new Right associated with it, which Right shall be evidenced by the certificate representing such share.

2.4        Date on Which Exercise is Effective

Each Person in whose name any certificate for Common Shares or other securities, property or assets, if applicable, is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Shares or other securities, property or assets, if applicable, represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered (together with a duly completed Election to Exercise) and payment of the Exercise Price for such Rights (and any applicable transfer taxes and other governmental charges payable by the exercising holder hereunder) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Share transfer books of the Corporation are closed, such Person shall be deemed to have become the record holder of such Common Shares or other securities, property or assets on, and such certificate shall be dated, the next succeeding Business Day on which the Common Share transfer books of the Corporation are open.
2.5    Execution, Authentication, Delivery and Dating of Rights Certificates

(a)
The Rights Certificates shall be executed on behalf of the Corporation by any two of its Chairman, President, Vice Presidents or Corporate Secretary. The signature of any of these officers on the Rights Certificates may be manual or facsimile. Rights Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Corporation shall bind the Corporation notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature and delivery of such Rights Certificates.

(b)
Promptly after the Corporation learns of the Separation Time, the Corporation will notify the Rights Agent in writing of such Separation Time and will deliver Rights Certificates executed by the Corporation to the Rights Agent for countersignature, and disclosure statements describing the Rights, and the Rights Agent shall countersign (manually or by facsimile signature in a manner satisfactory to the Corporation) and send such Rights Certificates to the holders of the Rights pursuant to Section 2.2(c). No Rights Certificate shall be valid for any purpose until countersigned by the Rights Agent as aforesaid.

(c)	Each Rights Certificate shall be dated the date of countersignature thereof.

2.6        Registration, Registration of Transfer and Exchange

(a)
After the Separation Time, the Corporation will cause to be kept a register (the "Rights Register") in which, subject to such reasonable regulations as it may prescribe, the Corporation will provide for the registration and transfer of Rights. The Rights Agent is hereby appointed registrar for the Rights (the "Rights Registrar") for the purpose of maintaining the Rights Register for the Corporation and registering Rights and transfers of Rights as herein provided and the Rights Agent hereby accepts such appointment. If the Rights Agent shall cease to be the Rights Registrar, the Rights Agent will have the right to examine the Rights Register at all reasonable times.

(b)
After the Separation Time and prior to the Expiration Time, upon surrender for registration of transfer or exchange of any Rights Certificate, and subject to the provisions of Sections 2.6(d)and 3.1(b), the Corporation will execute, and the Rights Agent will countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder's instructions, one or more new Rights Certificates evidencing the same aggregate number of Rights as did the Rights Certificates so surrendered.

(c)
All Rights issued upon any registration of transfer or exchange of Rights Certificates shall be the valid obligations of the Corporation, and such Rights shall be entitled to the same benefits under this Agreement as the Rights surrendered upon such registration of transfer or exchange.

Schedule C 15

(d)
Every Rights Certificate surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Corporation or the Rights Agent, as the case may be, duly executed by the holder thereof or such holder's attorney duly authorized in writing. As a condition to the issuance of any new Rights Certificate under this Section 2.6, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) connected therewith.

(e)	The Corporation shall not be required to register the transfer of Rights after the Rights have been terminated pursuant to the provisions of this Agreement.

2.7        Mutilated, Destroyed, Lost and Stolen Rights Certificates

(a)
If any mutilated Rights Certificate is surrendered to the Rights Agent prior to the Expiration Time, the Corporation shall execute and the Rights Agent shall countersign and deliver in exchange therefor a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so surrendered.

(b)	If there shall be delivered to the Corporation and the Rights Agent prior to the Expiration Time:

i.	evidence to their reasonable satisfaction of the destruction, loss or theft of any Rights Certificate; and

ii.	such security or indemnity as may be reasonably required by each of them in their sole discretion to save each of them and any of their agents harmless,

then, in the absence of notice to the Corporation or the Rights Agent that such Rights Certificate has been acquired by a bona fide purchaser, the Corporation shall execute and upon the Corporation's request the Rights Agent shall countersign and deliver, in lieu of any such destroyed, lost or stolen Rights Certificate, a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so destroyed, lost or stolen.

(c)
As a condition to the issuance of any new Rights Certificate under this Section 2.7, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) connected therewith.

(d)
Every new Rights Certificate issued pursuant to this Section 2.7 in lieu of any destroyed, lost or stolen Rights Certificate shall evidence the contractual obligation of the Corporation, whether or not the destroyed, lost or stolen Rights Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Rights duly issued by the Corporation.

2.8        Persons Deemed Owners

The Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the Person in whose name a Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) is registered as the absolute owner thereof and the Rights evidenced thereby for all purposes whatsoever. As used in this Agreement, unless the context otherwise requires, the term "holder" of any Rights shall mean the registered holder of such Rights (or, prior to the Separation Time, the associated Common Shares).
2.9        Delivery and Cancellation of Certificates

All Rights Certificates surrendered upon exercise or for redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Rights Agent, be delivered to the Rights Agent and, in any case, shall be promptly cancelled by the Rights Agent. The Corporation may at any time deliver to the Rights Agent for cancellation any Rights Certificates previously countersigned and delivered hereunder which the Corporation may have acquired in any manner whatsoever, and all Rights Certificates so delivered shall be promptly cancelled by the Rights Agent. No Rights Certificate shall be countersigned in lieu of or in exchange for any Rights Certificates cancelled as provided in this Section 2.9, except as expressly permitted by this Agreement. The Rights Agent shall destroy all cancelled Rights Certificates and deliver a certificate of destruction to the Corporation on request.
2.10        Agreement of Rights Holders

Every holder of Rights, by accepting the same, consents and agrees with the Corporation and the Rights Agent and with every other holder of Rights:

(a)	to be bound by and subject to the provisions of this Agreement, as amended from time to time in accordance with the terms hereof, in respect of all Rights held;

(b)	that, prior to the Separation Time, each Right will be transferable only together with, and will be transferred by a transfer of, the associated Common Share;

(c)	that after the Separation Time, the Rights Certificate will be transferable only upon registration of the transfer on the Rights Register as provided herein;

(d)
that, prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) for registration of transfer, the Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the person in whose name the Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on such Rights

Schedule C 16

Certificate or the associated Common Share certificate made by anyone other than the Corporation or the Rights Agent) for all purposes whatsoever, and neither the Corporation nor the Rights Agent shall be affected by any notice to the contrary;

(e)	that such holder of Rights has waived his right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided herein);

(f)
that, in accordance with the provisions of Section 5.5, without the approval of any holder of Rights or Voting Shares and upon the sole authority of the Board of Directors acting in good faith, this Agreement may be supplemented or amended from time to time pursuant to and as provided herein; and

(g)
that notwithstanding anything in this Agreement to the contrary, neither the Corporation nor the Rights Agent shall have any liability to any holder of a Right or any other Person as a result of its inability to perform any of its obligations under this Agreement by reasons of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation.

2.11        Rights Certificate Holder not Deemed a Shareholder

No holder, as such, of any Rights or Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose whatsoever the holder of any Common Share or any other share or security of the Corporation which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed or deemed or confer upon the holder of any Right or Rights Certificate, as such, any of the rights, titles, benefits or privileges of a holder of Common Shares or any other shares or securities of the Corporation or any right to vote at any meeting of shareholders of the Corporation whether for the election of directors or otherwise or upon any matter submitted to holders of shares of the Corporation at any meeting thereof, or to give or withhold consent to any action of the Corporation, or to receive notice of any meeting or other action affecting any holder of Common Shares or any other shares or securities of the Corporation except as expressly provided herein, or to receive dividends, distributions or subscription rights, or otherwise, until the Right or Rights evidenced by Rights Certificates shall have been duly exercised in accordance with the terms and provisions hereof.
ARTICLE 3
ADJUSTMENTS TO THE RIGHTS IN THE EVENT OF CERTAIN TRANSACTIONS

3.1        Flip‑in Event

a.
Subject to Sections 3.1(b) and 5.2, if prior to the Expiration Time a Flip‑in Event occurs, each Right shall constitute, effective at the close of business on the tenth Trading Day after the Stock Acquisition Date, the right to purchase from the Corporation, upon payment of the Exercise Price and otherwise exercising such Right in accordance with the terms hereof, that number of Common Shares having an aggregate Market Price on the date of consummation or occurrence of such Flip‑in Event equal to twice the Exercise Price for an amount in cash equal to the Exercise Price (such Right to be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 in event that after the Stock Acquisition Date an event of a type analogous to any of the events described in Section 2.3 has occurred).

b.
Notwithstanding anything in this Agreement to the contrary, upon the occurrence of any Flip‑in Event, any Rights that are or were Beneficially Owned on or after the earlier of the Separation Time and the Stock Acquisition Date by:

(i)	an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or any Associate or Affiliate of an Acquiring Person); or

(ii)
a transferee of Rights, direct or indirect, of an Acquiring Person (or of any Affiliate or Associate of an Acquiring Person or of any Person acting jointly or in concert with an Acquiring Person or any Associate or Affiliate of an Acquiring Person) who becomes a transferee in a transfer that the Board of Directors has determined is part of a plan, arrangement or scheme of an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or any Associate or Affiliate of an Acquiring Person), that has the purpose or effect of avoiding Section 3.1(b)(i);

shall become null and void without any further action, and any holder of such Rights (including any transferee of, or other successor to, such Rights, whether directly or indirectly) shall not have any right whatsoever to exercise such Rights under any provision of this Agreement and shall not have thereafter any right whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The holder of any Rights represented by a Rights Certificate which is submitted to the Rights Agent upon exercise or for registration of transfer or exchange which does not contain the necessary certifications set forth in the Rights Certificate establishing that such Rights are not void under this Section 3.1(b) shall be deemed to be an Acquiring Person for the purposes of this Section 3.1(b) and such Rights shall become null and void.

c.
Any Rights Certificate that represents Rights Beneficially Owned by a Person described in either Section 3.1(b)(i) or (ii) or transferred to any Nominee of any such Person, and any Rights Certificate issued upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain the following legend:

The Rights represented by this Rights Certificate were Beneficially Owned by a Person who was an Acquiring Person or an Affiliate or an Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) or a Person acting jointly or in concert with any of them. This Rights Certificate and the Rights represented hereby are void in the circumstances specified in Section 3.1(b) of the Rights Agreement.
provided that the Rights Agent shall not be under any responsibility to ascertain the existence of facts that would require the imposition of such legend but shall be required to impose such legend only if instructed to do so in writing by the Corporation or if a holder fails to

Schedule C 17

certify upon transfer or exchange in the space provided on the Rights Certificate that such holder is not a Person described in either Section 3.1(b)(i) or (ii).

d.
From and after the Separation Time, the Corporation shall do all such acts and things as shall be necessary and within its power to ensure compliance with the provisions of this Section 3.1, including without limitation, all such acts and things as may be required to satisfy the requirements of the Business Corporations Act (Alberta) and the Securities Act (Alberta) and any other applicable laws in respect of the issue of Common Shares upon the exercise of Rights in accordance with this Agreement.

3.2        Fiduciary Duties of the Board of Directors of the Corporation

For clarification it is understood that nothing contained in this Article 3 shall be considered to affect the obligations of the Board of Directors to exercise its fiduciary duties. Without limiting the generality of the foregoing, nothing contained herein shall be construed to suggest or imply that the Board of Directors shall not be entitled to recommend that holders of the Voting Shares reject or accept any Take‑over Bid or take any other action (including, without limitation, the commencement, prosecution, defence or settlement of any litigation and the submission of additional or alternative Take‑over Bids or other proposals to the shareholders of the Corporation with respect to any Take‑over Bid or otherwise that the Board of Directors believes is necessary or appropriate in the exercise of its fiduciary duties).
ARTICLE 4
THE RIGHTS AGENT

4.1        General

(a)
The Corporation hereby appoints the Rights Agent to act as agent for the Corporation in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Corporation may from time to time appoint such co‑Rights Agents ("Co‑Rights Agents") as it may deem necessary or desirable, subject to the approval of the Rights Agent. In the event the Corporation appoints one or more Co‑Rights Agents, the respective duties of the Rights Agents and the Co-Rights Agents shall be as the Corporation may determine with the approval of the Rights Agent and the Co-Rights Agent. The Corporation agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder, including the reasonable fees and disbursements of any expert retained by the Rights Agent. The Corporation also agrees to indemnify the Rights Agent, its officers, directors, employees and agents for, and to hold them harmless against, any loss, liability, costs, claims, actions, damages or expenses, incurred without gross negligence, fraud or wilful misconduct on the part of the Rights Agent, for anything done or suffered or omitted by the Rights Agent in connection with the acceptance, execution and administration of this Agreement and the performance of its duties hereunder, including the costs and expenses of defending against any claim of liability, which right to indemnification will survive the termination of this Agreement or the resignation or removal of the Rights Agent.

(b)
The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its acceptance, execution and administration of this Agreement in reliance upon any certificate for Voting Shares or Common Shares, or any Rights Certificate or certificate for other securities of the Corporation, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

(c)
The Corporation shall inform the Rights Agent in a reasonably timely manner of events which may materially affect the administration of this Agreement by the Rights Agent and at any time upon request, shall provide to the Rights Agent an incumbency certificate with respect to the then current directors of the Corporation, provided that failure to inform the Rights Agent of any such event, or any defect therein, shall not affect the validity of any action taken hereunder in relation to such events.

4.2        Merger or Amalgamation or Change of Name of Rights Agent

a.
Any corporation into which the Rights Agent or any successor Rights Agent may be merged or amalgamated or with which it may be consolidated, or any corporation resulting from any merger, amalgamation, statutory arrangement or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any corporation succeeding to the shareholder or stockholder services business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 4.4. In case at the time each successor Rights Agent succeeds to the agency created by this Agreement any of the Rights Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this Agreement.

b.
If at any time the name of the Rights Agent is changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificate shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

Schedule C 18

4.3        Duties of Rights Agent

The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Corporation and the holders of Right Certificates, by their acceptance thereof, shall be bound:

(a)
the Rights Agent may retain, at the expense of the Corporation, and consult with legal counsel (who may be legal counsel for the Corporation) and the opinion of such counsel will be full and complete authorization and protection to the Rights Agent as to any action taken, suffered or omitted by it in good faith and in accordance with such opinion; the Rights Agent may also, with the approval of the Corporation (such approval not to be unreasonably withheld), consult with such other experts as the Rights Agent shall consider necessary or appropriate to properly carry out the duties and obligations imposed under this Agreement and the Rights Agent shall be entitled to act and rely in good faith on the advice of any such expert;

(b)
whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Corporation prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by a Person believed by the Rights Agent to be the Chairman of the Board, the President, any Vice President or the Corporate Secretary of the Corporation and delivered to the Rights Agent; and such certificate will be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate;

(c)	the Rights Agent will be liable hereunder only for its own gross negligence, fraud or wilful misconduct;

(d)
the Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the certificates for Voting Shares or Common Shares or the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and will be deemed to have been made by the Corporation only;

(e)
the Rights Agent will not be under any responsibility in respect of the validity of this Agreement or the authorization, execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Common Share certificate or Rights Certificate (except its countersignature thereof); nor will it be responsible for any breach by the Corporation of any covenant or condition contained in this Agreement or in any Rights Certificate; nor will it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 3.1(b)) or any adjustment required under the provisions of Section 2.3 or be responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights after receipt of the certificate contemplated by Section 2.3 describing any such adjustment); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization of any Common Shares to be issued pursuant to this Agreement or any Rights or as to whether any Common Shares will, when issued, be duly and validly authorized, executed, issued and delivered and fully paid and non‑assessable;

(f)
the Corporation agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement;

(g)
the Rights Agent is hereby authorized and directed to accept written instructions with respect to the performance of its duties hereunder from any person believed by the Rights Agent to be the Chairman of the Board, the President, any Vice President or the Corporate Secretary of the Corporation, and to apply to such individual for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in reliance upon instructions of any such individual;

(h)
the Rights Agent and any shareholder or stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in Common Shares, Rights or other securities of the Corporation or become pecuniarily interested in any transaction in which the Corporation may be interested, or contract with or lend money to the Corporation or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Corporation or for any other legal entity; and

(i)
the Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Corporation resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

4.4        Change of Rights Agent

The Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice (or such lesser notice as is acceptable to the Corporation) in writing delivered or mailed to the Corporation and to each transfer agent of Common Shares by registered or certified mail in accordance with Section 5.10 at the expense of the Corporation. The Corporation may remove the Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent and to each transfer agent of the Common Shares by registered or certified mail in accordance with Section 5.10. If the Rights Agent should resign or be removed or otherwise become incapable of acting, the Corporation will appoint a successor to the Rights Agent. If the Corporation fails to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent then the resigning Rights Agent (at the Corporation's expense) or the holder of any Rights may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Corporation or by such a court, shall be a corporation incorporated under the laws of Canada or a province thereof authorized to carry on the business of a trust company. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but upon payment of its outstanding fees and expenses the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Corporation will file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares

Schedule C 19

and give notice thereof to the holders of the Rights in accordance with Section 5.10. Failure to give any notice provided for in this Section 4.4, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

ARTICLE 5
MISCELLANEOUS
5.1        Redemption

(a)
Subject to the prior consent of the holders of the Voting Shares or the Rights as set forth in Section 5.5(d) or 5.5(e), the Board of Directors, acting in good faith may, at its option, at any time prior to the occurrence of a Flip-in Event, elect to redeem all but not less than all of the then outstanding Rights at a redemption price of $0.00001 per Right appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 if an event of the type analogous to any of the events described in Section 2.3 shall have occurred (such redemption price being herein referred to as the "Redemption Price").

(b)
If a Person makes a Permitted Bid or a Competing Permitted Bid pursuant to which Voting Shares are taken up and paid for by such Person, then the Board of Directors shall, immediately upon the consummation of such acquisition, without further formality, be deemed to have elected to redeem the Rights at the Redemption Price on the expiry date of the Permitted Bid or Competing Permitted Bid, as the case may be.

(c)
Where a Take-over Bid that is not a Permitted Bid Acquisition is withdrawn or otherwise terminated after the Separation Time has occurred and prior to the occurrence of a Flip-in Event, the Board of Directors may elect to redeem all the outstanding Rights at the Redemption Price.

(d)
Upon the Rights being redeemed pursuant to Section 5.1(c), all the provisions of this Agreement shall continue to apply as if the Separation Time had not occurred and Rights Certificates representing the number of Rights held by each holder of record of Common Shares as of the Separation Time had not been mailed to each such holder and for all purposes of this Agreement the Separation Time shall be deemed not to have occurred.

(e)
If the Board of Directors elects or is deemed to have elected to redeem the Rights, the right to exercise the Rights will thereupon, without further action and without notice, terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price.

(f)
Within ten days after the Board of Directors electing or having been deemed to have elected to redeem the Rights, the Corporation shall give notice of redemption to the holders of the Rights in accordance with Section 5.10. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. The Corporation may not redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 5.1 or other than in connection with the purchase of Common Shares prior to the Separation Time.

5.2        Waiver

a.
Subject to the prior consent of the holders of the Voting Shares or Rights obtained as set forth in Section 5.5(d) or (e), the Board of Directors may, at any time prior to the occurrence of a Flip-in Event as to which the application of Section 3.1 hereof has not been waived pursuant to this Section 5.2, if such Flip-in Event would occur by reason of an acquisition of Voting Shares otherwise than pursuant to a Take-over Bid made by means of a Take-over Bid circular to all holders of record of Voting Shares and otherwise than in the circumstances set forth in Section 5.2(c) hereof, waive the application of Section 3.1 hereof to such Flip-in Event. In such event, the Board of Directors shall extend the Separation Time to a date at least ten Business Days subsequent to the meeting of shareholders called to approve such waiver.

b.
The Board of Directors may, until a Flip-in Event shall occur, upon written notice delivered to the Rights Agent, determine to waive the application of Section  3.1 to a Flip-in Event that may occur by reason of a Take-over Bid made by means of a Take-over Bid circular to all holders of record of Voting Shares; provided that if the Board of Directors waives the application of Section 3.1 to a particular Flip-in Event pursuant to this Section 5.2(b), the Board of Directors shall be deemed to have waived the application of Section 3.1 to any future Flip-in Event in respect of any other Take-over Bid made by means of a Take-over Bid circular to all holders of record of Voting Shares prior to the expiry of the Take-over Bid in respect of which the waiver is, or is deemed to have been granted under this Section 5.2(b).

c.
The Board of Directors may waive the application of Section 3.1 in respect of the occurrence of any Flip-in Event if the Board of Directors has determined within eight Trading Days following a Stock Acquisition Date that a Person became an Acquiring Person by inadvertence and without any intention to become, or knowledge that it would become, an Acquiring Person under this Agreement and, in the event that such a waiver is granted by the Board of Directors, such Stock Acquisition Date shall be deemed not to have occurred. Any such waiver pursuant to this Section 5.2(c) must be on the condition that such Person, within ten days after the foregoing determination by the Board of Directors or such earlier or later date as the Board of Directors may determine (the "Disposition Date"), has reduced its Beneficial ownership of Voting Shares such that the Person is no longer an Acquiring Person. If the Person remains an Acquiring Person at the close of business on the Disposition Date, the Disposition Date shall be deemed to be the date of occurrence of a further Stock Acquisition Date and Section 3.1 shall apply thereto.

Schedule C 20

5.3        Expiration

No Person shall have any rights whatsoever pursuant to or arising out of this Agreement or in respect of any Right after the Expiration Time, except the Rights Agent as specified in Sections 4.1(a) and (b).
5.4        Issuance of New Rights Certificates

Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Corporation may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board of Directors to reflect any adjustment or change in the number or kind or class of shares purchasable upon exercise of Rights made in accordance with the provisions of this Agreement.
5.5        Supplements and Amendments

(a)
Without the approval of any holders of Voting Shares or Rights, the Corporation may make amendments or supplements to this Agreement to correct any clerical or typographical error or which are required to maintain the validity of the Agreement as a result of any change in any applicable legislation, regulations or rules thereunder. Notwithstanding anything in this Section 5.5 to the contrary, no supplement or amendment shall be made to the provisions of Article 4 except with the written concurrence of the Rights Agent to such change, supplement or amendment.

(b)
Subject to Section 5.5(a), the Corporation may, with the prior consent of the holders of Voting Shares obtained as set forth below, at any time before the Separation Time, amend, vary, rescind, supplement any of the provisions of this Agreement and the Rights.

(c)
Subject to Section 5.5(a), the Corporation may, with the prior consent of the holders of Rights obtained as set forth below, at any time after the Separation Time amend, vary or rescind any of the provisions of this Agreement and the Rights (whether or not such action would materially adversely affect the interests of the holders of Rights generally), provided that no such amendment, variation or deletion shall be made to the provisions of Article 4 except with the written concurrence of the Rights Agent thereto.

(d)
Any approval of the holders of Voting Shares required under this Agreement will be deemed to have been given if the action requiring such approval is approved by (i) affirmative votes of the holders of Voting Shares present or represented in person or by proxy and entitled to vote at a meeting of those holders duly held in accordance with applicable laws and the by-laws of the Corporation and representing a majority of the votes cast in respect of that action or (ii) a written instrument signed by holders of over 50% of the outstanding Voting Shares that are held by Independent Shareholders.

(e)
Any approval of the holders of Rights shall be deemed to have been given if the action requiring such approval is authorized by the affirmative votes of the holders of Rights present or represented and entitled to vote at a meeting of the holders of Rights and representing a majority of the votes cast in respect thereof. For the purposes hereof, each outstanding Right (other than Rights which are void pursuant to the provisions hereof) shall be entitled to one vote, and the procedures for the calling, holding and conduct of the meeting shall be those, as nearly as may be, which are provided in the Corporation's by-laws and the Business Corporations Act (Alberta) with respect to meetings of shareholders of the Corporation.

(f)
Any amendments or supplements made by the Corporation to this Agreement pursuant to Section 5.5(a) which are required to maintain the validity of the Agreement as a result of any change in any applicable legislation, regulations or rules thereunder shall:

(i)
if made before the Separation Time, be submitted to the shareholders of the Corporation at the next meeting of Shareholders and the Shareholders may, by the majority referred to in Section 5.5(d) confirm or reject such amendment; and

(ii)
if made after the Separation Time, be submitted to the holders of Rights at a meeting to be called for on a date not later than immediately following the next meeting of shareholders of the Corporation and the holders of Rights may, by resolution passed by the majority referred to in Section 5.5(e) confirm or reject such amendment.

Any such amendment shall be effective from the date of the resolution of the Board of Directors adopting such amendment, until it is confirmed or rejected or until it ceases to be effective (as described in the next sentence) and, where such amendment is confirmed, it continues in effect in the form so confirmed. If such amendment is rejected by the Shareholders or the holders of Rights or is not submitted to the Shareholders or holders of Rights as required, then such amendment shall cease to be effective from and after the termination of the meeting at which it was rejected or to which it should have been but was not submitted or from and after the date of the meeting of holders of Rights that should have been but was not held, and no subsequent resolution of the Board of Directors to amend this Agreement to substantially the same effect shall be effective until confirmed by the Shareholders or holders of Rights as the case may be.

(g)
The Corporation shall be required to provide the Rights Agent with notice in writing of any such amendment, variation or rescission to this Agreement and/or the Rights as referred to in this Section 5.5 within five days of effecting such amendment, variation or rescission.

5.6        Fractional Rights and Fractional Shares

a.
The Corporation shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the Market Price of a whole Right determined on the date on which such fractional Right would otherwise be issuable.

b.
The Corporation shall not be required to issue fractions of Common Shares upon exercise of the Rights or to distribute certificates which evidence fractional Common Shares. Fractions of Common Shares may, at the election of the Corporation, be evidenced by scrip certificates or in lieu of issuing fractional Common Shares, the Corporation shall pay to the registered holders of Rights Certificates, at the time such

Schedule C 21

Rights are exercised as herein provided, an amount in cash equal to the same fraction of the Market Price of one Common Share at the date of such exercise.

c.
The Rights Agent shall have no obligation to make any payments in lieu of issuing fractions of Rights or Common Shares pursuant to paragraph (a) or (b), respectively, unless and until the Corporation shall have provided to the Rights Agent the amount of cash to be paid in lieu of issuing such fractional Rights or Common Shares, as the case may be.

5.7        Rights of Action

Subject to the terms of this Agreement, all rights of action in respect of this Agreement, other than rights of action vested solely in the Rights Agent, are vested in the respective registered holders of the Rights; and any registered holder of any Rights, without the consent of the Rights Agent or of the registered holder of any other Rights, may, on such holder's own behalf and for such holder's own benefit and the benefit of other holders of Rights, enforce, and may institute and maintain any suit, action or proceeding against the Corporation to enforce such holder's right to exercise such holder's Rights in the manner provided in such holder's Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any person subject to, this Agreement.
5.8        Regulatory Approvals

Any obligation of the Corporation or action or event contemplated by this Agreement shall be subject to the receipt of any requisite approval or consent from any governmental or regulatory authority, and, without limitation, necessary approval of the Toronto Stock Exchange while any securities of the Corporation are listed and admitted to trading thereon.
5.9        Unlawful Distributions

If in the opinion of the Board of Directors (who may rely upon the advice of counsel) any action or event contemplated by this Agreement would require compliance by the Corporation with the securities laws or comparable legislation of a jurisdiction outside Canada or the United States, the Board of Directors acting in good faith shall take such actions as it may deem appropriate to ensure that such compliance is not required, including, without limitation, establishing procedures for the issuance to a Canadian or the United States resident trustee of Rights or securities issuable on exercise of Rights, the holding thereof in trust for the Persons entitled thereto (but reserving to the trustee or to the trustee and the Corporation, as the Corporation may determine, absolute investment discretion with respect thereto) and the sale thereof and remittance of proceeds of such sale, if any, to the Persons entitled thereto. In no event shall the Corporation or the Rights Agent be required to issue or deliver Rights or securities issuable on exercise of Rights to Persons who are citizens, residents or nationals of any jurisdiction other than Canada or the United States, in which such issue or delivery would be unlawful without registration of the relevant Persons or securities for such purposes. Notwithstanding the foregoing, to the extent that the issuance or delivery of the Rights or securities issuable on exercise of Rights to Persons who are citizens, residents or nationals of any such jurisdiction in which such issue or delivery would be so unlawful, such Rights or securities shall be issued and delivered to such Persons to the extent the same may be so issued and delivered in reliance upon applicable exemptions from registration requirements in such jurisdictions.
5.10        Notices
Any notice or demand authorized or required by this Agreement to be given or made by the Rights Agent or by the holder of any Rights to or on the Corporation shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:
TransGlobe Energy Corporation
2300, 250 - 5th Street SW
Calgary, Alberta
T2P 0R4

Fax: (403) 264-9898
Attention: Chief Financial Officer

Any such notice or demand shall be deemed to have been received if delivered, on the date of delivery, or if sent by prepaid first class mail, on the fifth Business Day after mailing thereof, except in the case of interruption of regular mail service, in which case such notice shall be delivered.
Any notice or demand authorized or required by this Agreement to be given or made by the Corporation or by the holder of any Rights to or on the Rights Agent shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Corporation) as follows:

Schedule C 22

Olympia Trust Company
2300, 125 - 9th Avenue S.E.
Calgary, Alberta
T2G 0P6
Fax: (403) 668-1849
Attention: Manager, Client Services
Any such notice or demand shall be deemed to have been received if delivered, on the date of delivery, or if sent by prepaid first class mail, on the fifth Business Day after mailing thereof, except in the case of interruption of regular mail service, in which case such notice shall be delivered.
Any notice or demand authorized or required by this Agreement to be given or made by the Corporation or the Rights Agent to or on the holder of any Rights shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as it appears upon the register of the Rights Agent or, prior to the Separation Time, on the register of the Corporation for its Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. In the event of any interruption of mail service, such notice required or permitted to be given hereunder will be deemed to be sufficiently given by advertisement of such notice in daily newspapers published in each of the cities of Calgary and Toronto.
5.11        Costs of Enforcement

The Corporation agrees that if the Corporation or any other Person the securities of which are purchasable upon exercise of Rights fails to fulfil any of its obligations pursuant to this Agreement, then the Corporation or such Person will reimburse the holder of any Rights for the costs and expenses (including legal fees) incurred by such holder in actions to enforce his rights pursuant to any Rights or this Agreement.
5.12        Successors

All the covenants and provisions of this Agreement by or for the benefit of the Corporation or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.
5.13        Benefits of this Agreement

Nothing in this Agreement shall be construed to give to any Person other than the Corporation, the Rights Agent and the holders of the Rights any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Corporation, the Rights Agent and the holders of the Rights.
5.14        Governing Law

This Agreement and each Right issued hereunder shall be deemed to be a contract made under the laws of the Province of Alberta and for all purposes shall be governed by and construed in accordance with the laws of such province applicable to contracts to be made and performed entirely within such province.
5.15        Severability

If any Article, Section or paragraph or other provision hereof or the application hereof to any circumstances or any right hereunder shall, in any jurisdiction and to any extent, be invalid or unenforceable, such Article, Section or paragraph or other provision or such right shall be ineffective only as to such jurisdiction and to the extent of such invalidity or unenforceability in such jurisdiction without invalidating or rendering unenforceable or ineffective the remaining Articles, Sections or paragraphs and other provisions hereof or rights hereunder in such jurisdiction or the application of such Article, Section or paragraph or other provision or rights hereunder in any other jurisdiction or to circumstances other than those as to which it is specifically held invalid or unenforceable.
5.16        Effective Date

Notwithstanding its amendment and restatement as of the date hereof, this Agreement is effective from and after the Record Time.
5.17        Confirmation and Reconfirmation

Assuming this Agreement is approved and confirmed by a resolution passed by Shareholders at the Shareholders' Meeting, if this Agreement is not subsequently reconfirmed by a resolution passed by Shareholders at every third annual meeting of the Shareholders following the Shareholder’s Meeting, or if this Agreement is not presented for reconfirmation prior to such dates, this Agreement and all outstanding Rights shall terminate and be void and of no further force and effect on and after the date of termination of such applicable meeting of Shareholders; provided that termination shall not occur if a Flip-in Event has occurred (other than a Flip-in Event which has been waived pursuant to Sections 5.1 hereof), prior to the date upon which this Agreement would otherwise terminate pursuant to this Section 5.17.
5.18        Determinations and Actions by the Board of Directors

All actions, calculations and determinations (including all omissions with respect to the foregoing) which are done or made by the Board of Directors in good faith, shall not subject the Board of Directors to any liability to the holders of the Rights.

Schedule C 23

5.19        Time of the Essence
Time shall be of the essence in this Agreement.
5.20        Execution in Counterparts
This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.
5.21        Language
Les parties aux présentes ont exigé que la présente convention ainsi que tous les documents et avis qui s'y rattachent et/ou que en découlent soient redigés en langue anglaise. The parties hereto have required that this Agreement and all documents and notices related thereto and/or resulting therefrom be drawn up in English.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
TRANSGLOBE ENERGY CORPORATION
By:    ___________________________
By:    ___________________________
OLYMPIA TRUST COMPANY
By:    ___________________________
By:    ___________________________

Schedule C 24

EXHIBIT A
[Form of Rights Certificate]
Certificate No.    ________ Rights
THE RIGHTS ARE SUBJECT TO TERMINATION ON THE TERMS SET FORTH IN THE SHAREHOLDER PROTECTION RIGHTS PLAN AGREEMENT. UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN SECTION 3.1(b) OF THE SHAREHOLDER PROTECTION RIGHTS PLAN AGREEMENT), RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR TRANSFEREES OF AN ACQUIRING PERSON OR ITS AFFILIATES OR ASSOCIATES (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR ANY PERSON ACTING JOINTLY OR IN CONCERT WITH ANY OF THEM MAY BECOME VOID.
Rights Certificate
This certifies that _______________________________________, or its registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms, provisions and conditions of the Shareholder Protection Rights Plan Agreement dated as of March 13, 2008 and amended and restated as of March 15, 2011 and June 10, 2014 (the "Rights Agreement") between TransGlobe Energy Corporation, a corporation incorporated under the Business Corporations Act (Alberta) (the "Corporation") and Olympia Trust Company, a trust company, as rights agent (the "Rights Agent") (which term shall include any successor Rights Agent under the Rights Agreement), to purchase from the Corporation at any time after the Separation Time (as such term is defined in the Rights Agreement) and prior to the Expiration Time (as such term is defined in the Rights Agreement), one fully paid common share of the Corporation (a "Common Share") at the Exercise Price referred to below, upon presentation and surrender of this Rights Certificate together with the Form of Election to Exercise duly executed and submitted to the Rights Agent at its principal office in the city of Toronto. Until adjustment thereof in certain events as provided in the Rights Agreement, the Exercise Price is Fifty ($50.00) dollars.
In certain circumstances described in the Rights Agreement, each Right evidenced hereby may entitle the registered holder thereof to purchase or receive securities of an entity other than the Corporation, assets, debt, equity or other securities or property or assets of the Corporation, or more or less than one Common Share (or a combination thereof), all as provided in the Rights Agreement.
The Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement which terms, provisions and conditions are hereby incorporated herein by reference and made a part thereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Rights Agent, the Corporation and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the principal office of the Corporation and are available upon written request.
The Rights Certificate, with or without other Rights Certificates, upon surrender at any of the offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and the date evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificates surrendered. If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights now exercised. No fractional Common Shares will be issued upon the exercise of any Rights evidenced hereby, but in lieu thereof a cash payment will be made as provided in the Rights Agreement.
Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Corporation at a redemption price of $0.00001 per Right, subject to adjustment in certain events, under certain circumstances at its option.
No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Shares or of any other securities which may at any time be issuable upon the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.
The Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

Schedule C 25

WITNESS the facsimile signature of the proper officers of the Corporation and its corporate seal.
DATE: _____________________________            TRANSGLOBE ENERGY CORPORATION
By:    _______________________________________
By:    _______________________________________
Countersigned:
OLYMPIA TRUST COMPANY

By:	_______________________________________
Authorized Signature

Schedule C 26

FORM OF ASSIGNMENT
(To be executed by the registered holder if such holder desires to transfer the Rights Certificates)
FOR VALUE RECEIVED ________________________ hereby sells, assigns and transfers unto

(please print name and address of transferee)
the Rights represented by this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ______________________________________ attorney, to transfer the within Rights Certificate on the books of the within-named Corporation, with full power of substitution.
Date:
Signature
Signature Guarantee:    (Signature must correspond to name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever)

Note: Signature must be guaranteed by a major Canadian trust company, a Schedule I Canadian chartered bank, or a member of a recognized Medallion Guarantee program.
(To be completed by the assignor if true)

The undersigned hereby represents, for the benefit of all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof or by any Person acting jointly or in concert therewith. Capitalized terms shall have the meaning ascribed thereto in the Rights Agreement.

Signature

(please print name of Signatory)

Schedule C 27

(To be attached to each Rights Certificate)
FORM OF ELECTION TO EXERCISE
TO: OLYMPIA TRUST COMPANY
RE: TRANSGLOBE ENERGY CORPORATION.
The undersigned hereby irrevocably elects to exercise ___________________________________ whole Rights represented by the Rights Certificate to purchase the Common Shares issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

Address

Social Insurance, Social Security or Other Taxpayer Identification Number
If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Address

Social Insurance, Social Security or Other Taxpayer Identification Number
Date:
Signature

Signature Guaranteed:	(Signature must correspond to name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever)

Note: Signature must be guaranteed by a major Canadian trust company, a Schedule I Canadian chartered bank, or a member of a recognized Medallion Guarantee program.

(To be completed by exercisor if true)

The undersigned hereby represents, for the benefit of all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof or by any Person acting jointly or in concert therewith. Capitalized terms shall have the meaning ascribed thereto in the Rights Agreement.

Signature

(please print name of Signatory)

NOTICE
In the event the Certificate set forth above in the applicable Forms of Assignment or Election is not completed, the Corporation will deem the Beneficial Owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof and, in the case of an Assignment, will affix a legend to that effect on any Rights Certificates issued in exchange for this Rights Certificate. Capitalized terms shall have the meaning ascribed thereto in the Rights Agreement.

Schedule C 28